SEVENTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT

THIS SEVENTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of May 1, 2026 (this “Amendment”), to the Existing Credit Agreement (capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Article I) is among SIXTH STREET SPECIALTY LENDING, INC., a Delaware corporation (the “Borrower”), the LENDERS and ISSUING BANKS party hereto, solely with respect to Section 5.8 herein, SIXTH STREET SL HOLDING, LLC, TC LENDING, LLC and SIXTH STREET SL SPV, LLC (the “Subsidiary Guarantors”) and TRUIST BANK, as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent are parties to the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 27, 2014 (as amended by the First Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 3, 2014, the Second Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 27, 2014, the Third Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of October 17, 2014, the Fourth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of October 2, 2015, the Fifth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 22, 2016, the Sixth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 20, 2018, the Seventh Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 5, 2018, the Eighth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 14, 2019, the Ninth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of January 31, 2020, the Tenth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 5, 2021, the Eleventh Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 14, 2021, the Twelfth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 25, 2022, the Thirteenth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of May 19, 2022, the Fourteenth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 12, 2023, the Fifteenth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 24, 2024, and the Sixteenth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement and Second Amendment to Amended and Restated Guarantee and Security Agreement, dated as of March 4, 2025 (the “Existing Credit Agreement”), and by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders agree to amend the Existing Credit Agreement, and the Lenders party hereto are willing, on the terms and subject to the conditions hereinafter set forth, to agree to the amendment set forth below and the other terms hereof.

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Seventeenth Amendment Effective Date” is defined in Article IV.

SECTION 1.1.
Other Definitions. Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.
ARTICLE II

[RESERVED]

ARTICLE III

AMENDMENTS TO EXISTING CREDIT AGREEMENT

SECTION 3.1.
Amendments to Credit Agreement. Subject to the occurrence of the Seventeenth Amendment Effective Date (as hereinafter defined), the parties hereby agree that:

(a) The Existing Credit Agreement (excluding the Exhibits and Schedules thereto) is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

(b) The Schedules to the Existing Credit Agreement are amended and restated in their entirety in the form of Exhibit B attached hereto.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS
SECTION 4.1.
Effective Date. This Amendment shall become effective on the date (the “Seventeenth Amendment Effective Date”) when the Administrative Agent shall have received (a) counterparts of this Amendment duly executed and delivered on behalf of the Borrower and each of the Lenders party hereto, (b) a favorable written opinion (addressed to the Administrative Agent and the Lenders party hereto and dated as of the date hereof) of (i) Cleary Gottlieb Steen & Hamilton LLP, New York counsel for the Obligors, and (ii) Morris, Nichols, Arsht & Tunnell, LLP, Delaware counsel for the Obligors, in each case, in form and substance reasonably acceptable to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinions to the Lenders party hereto and the Administrative Agent), (c) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and any other legal matters relating to the Borrower, this Amendment, all in form and substance satisfactory to the Administrative Agent and its counsel and (d) for the benefit of Administrative Agent and each of the Lenders party hereto, as applicable, fees and expenses owing by the Borrower in connection with this Amendment as of the date hereof.
ARTICLE V

MISCELLANEOUS
SECTION 5.1.
Representations. The Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, (ii) upon the effectiveness of this Amendment, no Default or Event of Default shall exist and (iii) its representations and warranties as set forth in the Loan Documents, as applicable, are true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof (unless such representations and warranties specifically refer to a previous day, in which case, they shall be complete and correct in all material respects (or, with respect to such representations or warranties qualified by materiality or by reference to a material adverse effect, complete and correct in all respects) on and as of such previous day).
SECTION 5.2.
Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
SECTION 5.3.
Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article IX thereof.
SECTION 5.4.
Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 5.5.
Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 5.6.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 5.7.
Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. This Amendment does not constitute a novation or termination of the Credit Agreement Obligations (as defined in the Guarantee and Security Agreement) under the Credit Agreement as in effect immediately prior to the effectiveness of this Amendment and which remain outstanding. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other terms or provisions of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of the Borrower. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
SECTION 5.8.
Reaffirmation.
(d)
Each of Sixth Street SL Holding, LLC, TC Lending, LLC and Sixth Street SL SPV, LLC hereby consents to the terms of this Amendment, confirms that its Guarantee under the Guarantee and Security Agreement remains unaltered and in full force and effect and hereby reaffirms, ratifies and confirms the terms and conditions of the Guarantee and Security Agreement.
(e)
Each of the Borrower, Sixth Street SL Holding, LLC, TC Lending, LLC and Sixth Street SL SPV, LLC hereby reaffirms, ratifies and confirms that, after giving effect to this Amendment and the transactions contemplated hereby, the Liens and other security interests granted by it pursuant to, and the terms and conditions of, the Guarantee and Security Agreement remain unaltered and in full force and effect and secure the Secured Obligations as amended hereby.
SECTION 5.9.
[Reserved].
SECTION 5.10.
[Reserved].

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

BORROWER: SIXTH STREET SPECIALTY LENDING, INC.

By:/s/Ian Simmonds
Name: Ian Simmonds
Title: Chief Financial Officer

SIGNATURE PAGE TO SIXTEENTH AMENDMENT

ADMINISTRATIVE AGENT: TRUIST BANK,
as Administrative Agent, Swingline Lender, Issuing Bank and as a Lender

By: /s/Michael J. Landry
Name: Michael J. Landry
Title: Director

SIGNATURE PAGE TO SIXTEENTH AMENDMENT

LENDERS: JPMORGAN CHASE BANK, N.A.,
as Swingline Lender, Issuing Bank and as a Lender

By: /s/Alevtina Dudyreva
Name: Alevtina Dudyreva
Title: Vice President

MUFG BANK, LTD.,
as Swingline Lender and as a Lender

By: /s/Rajiv Ranjan
Name: Rajiv Ranjan
Title: Director

STATE STREET BANK AND TRUST COMPANY,
as Swingline Lender and as a Lender

By: /s/Stephen Lynch
Name: Stephen Lynch
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION,
as Swingline Lender and as a Lender

By: /s/Shane Klein
Name: Shane Klein
Title: Managing Director

BANK OF AMERICA, N.A.,
as a Lender

By: /s/Lee Cozart
Name: Lee Cozart
Title: Vice President

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,
as a Lender

By: /s/Huacheng Lin
Name: Huacheng Lin
Title: Vice President

By: /s/Haiyao Su
Name: Haiyao Su
Title: Executive Director

MIZUHO BANK, LTD.,
as a Lender

By: /s/Donna DeMagistris
Name: Donna DeMagistris
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/Michael Kusner
Name: Michael Kusner
Title: Managing Director

HSBC BANK USA, N.A.,
as a Lender

By: /s/Ryan Gabriele
Name: Ryan Gabriele
Title: Director

APPLE BANK,
as a Lender

By: /s/Chris Selvaggio
Name: Chris Selvaggio
Title: First Vice President

CITIBANK, N.A.,
as a Lender

By: /s/Patrick S Marsh
Name: Patrick S Marsh
Title: Vice President

FIRST-CITIZENS BANK & TRUST COMPANY,
as a Lender

By: /s/Thomas Mullen
Name: Thomas Mullen
Title: Director

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/Ananda DeRoche
Name: Ananda DeRoche
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.,
as a Lender

By: /s/Michael King
Name: Michael King
Title: Authorized Signatory

ROYAL BANK OF CANADA,
as a Lender

By: /s/Glenn Van Allen
Name: Glenn Van Allen
Title: Authorized Signatory

CITIZENS BANK, N.A.,
as a Lender

By: /s/Bryan Rizzardi
Name: Bryan Rizzardi
Title: Director

STIFEL BANK & TRUST,
as a Lender

By: /s/Matthew L. Diehl
Name: Matthew L. Diehl
Title: Senior Vice President

FIFTH THIRD BANK, N.A., successor by merger to COMERICA BANK, as a Lender

By: /s/Robert Wilson
Name: Robert Wilson
Title: Senior Vice President

Agreed and acknowledged solely with respect to Section 5.8 herein.

TC LENDING, LLC

By:/s/Ian Simmonds
Name: Ian Simmonds
Title: Chief Financial Officer

SIXTH STREET SL HOLDING, LLC

By:/s/Ian Simmonds
Name: Ian Simmonds
Title: Chief Financial Officer

SIXTH STREET SL SPV, LLC

By:/s/Ian Simmonds
Name: Ian Simmonds
Title: Chief Financial Officer

Exhibit A to S~~ix~~eventeenth Amendment, dated as of ~~March 4~~May 1, ~~2025~~2026

Exhibit A

CONFORMED CREDIT AGREEMENT

[Attached.]

SECOND AMENDED AND RESTATED
SENIOR SECURED
REVOLVING CREDIT AGREEMENT

dated as of

February 27, 2014

as amended by the First Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of June 3, 2014, the Second Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of June 27, 2014, the Third Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 17, 2014, the Fourth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 2, 2015, the Fifth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of December 22, 2016, the Sixth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of February 20, 2018, the Seventh Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of November 5, 2018, the Eighth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of February 14, 2019, the Ninth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of January 31, 2020, the Tenth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of February 5, 2021, the Eleventh Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of December 14, 2021, the Twelfth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of April 25, 2022, the Thirteenth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of May 19, 2022, the Fourteenth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of June 12, 2023, the Fifteenth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of April 24, 2024, ~~and~~ the Sixteenth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement and Second Amendment to Amended and Restated Guarantee and Security Agreement dated as of March 4,

2025, and the Seventeenth Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of May 1, 2026 among

SIXTH STREET SPECIALTY LENDING, INC.

as Borrower

The LENDERS and ISSUING BANKS Party Hereto

and

TRUIST BANK
as Administrative Agent

JPMORGAN CHASE BANK, N.A.
as Syndication Agent

$~~1,675,000,000~~1,525,000,000
__________________

TRUIST SECURITIES, INC.

JPMorgan Chase Bank, N.A.
as Joint Lead Arrangers and Joint Book Runners

MUFG BANK, LTD.

SUMITOMO MITSUI BANKING CORPORATION

STATE STREET BANK AND TRUST COMPANY

as Joint Lead Arrangers

Page

ARTICLE I DEFINITIONS 1

SECTION 1.01. Defined Terms 1

SECTION 1.02. Classification of Loans and Borrowings 49

SECTION 1.03. Terms Generally 49

SECTION 1.04. Accounting Terms; GAAP 49

SECTION 1.05. Currencies; Currency Equivalents 50

SECTION 1.06. Letter of Credit Amounts 51

SECTION 1.07. Rates 51

ARTICLE II THE CREDITS 52

SECTION 2.01. The Commitments 52

SECTION 2.02. Loans and Borrowings 52

SECTION 2.03. Requests for Syndicated Borrowings 53

SECTION 2.04. Swingline Loans ~~54~~55

SECTION 2.05. Letters of Credit 57

SECTION 2.06. Funding of Borrowings 62

SECTION 2.07. Interest Elections 63

SECTION 2.08. Termination, Reduction or Increase of the Commitments ~~64~~65

SECTION 2.09. Repayment of Loans; Evidence of Debt 68

SECTION 2.10. Prepayment of Loans 69

SECTION 2.11. Fees ~~73~~74

SECTION 2.12. Interest ~~74~~75

SECTION 2.13. Inability to Determine Interest Rates ~~76~~77

SECTION 2.14. Increased Costs ~~77~~78

SECTION 2.15. Break Funding Payments ~~79~~80

SECTION 2.16. Taxes ~~79~~80

SECTION 2.17. Payments Generally; Pro Rata Treatment: Sharing of Set-offs ~~83~~84

SECTION 2.18. Mitigation Obligations; Replacement of Lenders ~~85~~86

SECTION 2.19. Defaulting Lenders ~~86~~87

SECTION 2.20. Reallocation Following a Non-Extended Commitment Termination Date ~~90~~91

-i-

(continued)

Page

SECTION 2.21. Illegality ~~92~~93

SECTION 2.22. Effect of Benchmark Transition Event ~~93~~94

ARTICLE III REPRESENTATIONS AND WARRANTIES ~~96~~97

SECTION 3.01. Organization; Powers ~~96~~97

SECTION 3.02. Authorization; Enforceability ~~96~~97

SECTION 3.03. Governmental Approvals; No Conflicts ~~97~~98

SECTION 3.04. Financial Condition; No Material Adverse Change ~~97~~98

SECTION 3.05. Litigation ~~97~~98

SECTION 3.06. Compliance with Laws and Agreements ~~97~~98

SECTION 3.07. Taxes ~~98~~99

SECTION 3.08. ERISA ~~98~~99

SECTION 3.09. Disclosure ~~98~~99

SECTION 3.10. Investment Company Act; Margin Regulations ~~98~~99

SECTION 3.11. Material Agreements and Liens ~~99~~100

SECTION 3.12. Subsidiaries and Investments ~~99~~100

SECTION 3.13. Properties ~~99~~101

SECTION 3.14. Affiliate Agreements ~~100~~101

SECTION 3.15. Sanctions ~~100~~101

SECTION 3.16. Patriot Act ~~100~~101

SECTION 3.17. Collateral Documents ~~101~~102

SECTION 3.18. EEA Financial Institutions ~~101~~102

ARTICLE IV CONDITIONS ~~101~~102

SECTION 4.01. Effective Date ~~101~~102

SECTION 4.02. Each Credit Event ~~102~~103

ARTICLE V AFFIRMATIVE COVENANTS ~~102~~103

SECTION 5.01. Financial Statements and Other Information ~~103~~104

SECTION 5.02. Notices of Material Events ~~105~~106

SECTION 5.03. Existence: Conduct of Business ~~105~~106

SECTION 5.04. Payment of Obligations ~~105~~106

SECTION 5.05. Maintenance of Properties; Insurance ~~106~~107

SECTION 5.06. Books and Records; Inspection and Audit Rights ~~106~~107

-ii-

(continued)

Page

SECTION 5.07. Compliance with Laws ~~106~~107

SECTION 5.08. Certain Obligations Respecting Subsidiaries; Further Assurances. ~~106~~107

SECTION 5.09. Use of Proceeds ~~108~~109

SECTION 5.10. Status of RIC and BDC ~~108~~109

SECTION 5.11. Investment Policies ~~108~~109

SECTION 5.12. Portfolio Valuation and Diversification Etc. ~~108~~109

SECTION 5.13. Calculation of Borrowing Base ~~112~~113

ARTICLE VI NEGATIVE COVENANTS ~~117~~118

SECTION 6.01. Indebtedness ~~117~~118

SECTION 6.02. Liens ~~119~~120

SECTION 6.03. Fundamental Changes ~~120~~121

SECTION 6.04. Investments ~~121~~123

SECTION 6.05. Restricted Payments ~~122~~124

SECTION 6.06. Certain Restrictions on Subsidiaries ~~123~~124

SECTION 6.07. Certain Financial Covenants. ~~123~~125

SECTION 6.08. Transactions with Affiliates ~~124~~125

SECTION 6.09. Lines of Business ~~124~~125

SECTION 6.10. No Further Negative Pledge ~~124~~126

SECTION 6.11. Modifications of Longer-Term Indebtedness Documents ~~125~~126

SECTION 6.12. Payments of Longer-Term Indebtedness, the 2024 Notes, the 2026 Notes, the 2028 Notes and the 2029 Notes ~~125~~126

SECTION 6.13. Accounting Changes ~~126~~127

SECTION 6.14. SBIC Guarantee ~~126~~128

ARTICLE VII EVENTS OF DEFAULT ~~127~~128

ARTICLE VIII THE ADMINISTRATIVE AGENT ~~130~~131

SECTION 8.01. Appointment of the Administrative Agent ~~130~~131

SECTION 8.02. Capacity as Lender ~~131~~132

SECTION 8.03. Limitation of Duties; Exculpation ~~131~~132

SECTION 8.04. Reliance ~~131~~132

SECTION 8.05. Sub-Agents ~~132~~133

-iii-

(continued)

Page

SECTION 8.06. Resignation; Successor Administrative Agent ~~132~~133

SECTION 8.07. Reliance by Lenders ~~133~~134

SECTION 8.08. Modifications to Loan Documents ~~133~~134

SECTION 8.09. Erroneous Payments ~~134~~135

ARTICLE IX MISCELLANEOUS ~~136~~138

SECTION 9.01. Notices; Electronic Communications ~~136~~138

SECTION 9.02. Waivers; Amendments ~~139~~140

SECTION 9.03. Expenses; Indemnity; Damage Waiver ~~141~~143

SECTION 9.04. Successors and Assigns ~~143~~145

SECTION 9.05. Survival ~~148~~150

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution ~~149~~150

SECTION 9.07. Severability ~~149~~151

SECTION 9.08. Right of Setoff ~~149~~151

SECTION 9.09. Governing Law; Jurisdiction; Etc. ~~150~~151

SECTION 9.10. WAIVER OF JURY TRIAL ~~151~~152

SECTION 9.11. Judgment Currency ~~151~~152

SECTION 9.12. Headings ~~151~~153

SECTION 9.13. Treatment of Certain Information; No Fiduciary Duty; Confidentiality ~~152~~153

SECTION 9.14. USA PATRIOT Act ~~153~~155

SECTION 9.15. ~~Effect of Amendment and Restatement of the Existing Credit Agreement 153~~[Reserved] 155

SECTION 9.16. [Reserved] ~~154~~155

SECTION 9.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions ~~154~~155

SECTION 9.18. Certain ERISA Matters ~~154~~156

SECTION 9.19. Acknowledgement Regarding Any Supported QFCs ~~155~~157

SECTION 9.20. Interest Rate Limitation ~~155~~157

-iv-

SCHEDULE 1.01(a) - Approved Dealers and Approved Pricing Services

SCHEDULE 1.01(b) - Commitments

SCHEDULE 1.01(c) - Industry Classification Group List

SCHEDULE 2.04 - Swingline Lender Swingline Sublimit

SCHEDULE 2.05 - Issuing Bank LC Exposure

SCHEDULE 3.11 - Material Agreements and Liens

SCHEDULE 3.12(a) - Subsidiaries

SCHEDULE 3.12(b) - Investments

SCHEDULE 6.08 - Transactions with Affiliates

EXHIBIT A - Form of Assignment and Assumption

EXHIBIT B - Form of Borrowing Base Certificate

EXHIBIT C - Form of Borrowing Request

-v-

SECOND AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of February 27, 2014, as amended as of June 3, 2014, as of June 27, 2014, as of October 17, 2014, as of October 2, 2015, as of December 22, 2016, as of February 20, 2018, as of November 5, 2018, as of February 14, 2019, as of January 31, 2020, February 5, 2021, December 14, 2021, April 25, 2022, May 19, 2022, June 12, 2023, April 24, 2024, ~~and~~ March 4, 2025 and May 1, 2026 (this “Agreement”), among SIXTH STREET SPECIALTY LENDING, INC. (F/K/A TPG Specialty Lending, Inc.), a Delaware corporation (the “Borrower”), the LENDERS party hereto, and TRUIST BANK, as Administrative Agent.

The original Senior Secured Revolving Credit Agreement was dated as of August 23, 2012 and was amended and restated pursuant to the Amended and Restated Senior Secured Revolving Credit Agreement dated as of July 2, 2013 (as amended, supplemented or otherwise modified prior to the Effective Date, the “Existing Credit Agreement”), among the Borrower, the lenders party thereto (collectively, the “Existing Lenders”) and the Administrative Agent, the Existing Lenders agreed to make extensions of credit to the Borrower on the terms and conditions set forth therein, including making loans (the “Existing Loans”) to the Borrower.

The Borrower has requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrower pursuant to the terms of this Agreement, and the Lenders (including certain of the Existing Lenders) have agreed (subject to the terms of this Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Credit Agreement that (a) the commitments which the Existing Lenders have agreed to extend to the Borrower under the Existing Credit Agreement shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement; and (b) the Existing Loans and other obligations outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained in this Agreement on and after the date hereof, with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (each of which shall hereafter have no further effect upon the parties thereto, other than for accrued and unpaid fees and expenses, and indemnification provisions accrued and owing, under the terms of the Existing Credit Agreement on or prior to the Effective Date or arising (in the case of indemnification) under the terms of the Existing Credit Agreement).

The parties hereto hereby agree to amend and restate the Existing Credit Agreement, and the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS
SECTION 1.01.
Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“~~2024~~2026 Notes” means the Borrower’s $~~350,000,000~~300,000,000 aggregate principal amount notes due ~~November 2024~~August 2026.

“~~2026~~2028 Notes” means the Borrower’s $300,000,000 aggregate principal amount notes due August ~~2026~~2028.

~~“2028 Notes” means the Borrower’s $300,000,000 aggregate principal amount notes due August 2028.~~

“2029 Notes” means the Borrower’s $350,000,000 aggregate principal amount notes due March 2029.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Portfolio Investments held by the Obligors (provided that Cash Collateral for outstanding Letters of Credit shall not be treated as a portion of the Portfolio Investments).

“Adjusted Term Benchmark Rate” means an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the Term Benchmark Rate for such Interest Period for such Currency.

“Administrative Agent” means Truist, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent Appraisal Testing Period” has the meaning assigned to such term in Section 5.12(b)(ii)(E)(y).

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13.

“Affected Currency” has the meaning assigned to such term in Section 2.13.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person at any time, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified at such time. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by any Obligor or Financing Subsidiary in the ordinary course of business; provided that the term “Affiliate” shall include any Financing Subsidiary.

“Affiliate Agreements” means collectively, (a) the Administration Agreement dated as of March 15, 2011 between the Borrower and the External Manager, (b) the Amended and Restated Investment Advisory and Management Agreement dated as of December 12, 2011 between the Borrower and the External Manager and (c) the License Agreement dated as of March 14, 2011 between the Borrower and Tarrant Capital IP, LLC.

“Agreed Foreign Currency” means, at any time, (i) any of Canadian Dollars, Sterling, Euros, Japanese Yen, Australian Dollars, Swiss Francs, Swedish Krona and New Zealand Dollars, and (ii) with the agreement of each Multicurrency Lender, any other Foreign Currency, so long as, in respect of any such specified Foreign Currency or other Foreign Currency, at such time (a) such Foreign Currency is freely transferable and convertible into Dollars in the relevant local market, and (b) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Multicurrency Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) zero and (b) the highest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate for such day plus 1/2 of 1% and (iii) the rate per annum equal to 1% plus Term SOFR on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR (or successor therefor) as set forth above shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR (or successor thereof), respectively. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain a quotation in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b)(ii) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act or US or UK regulations implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Applicable Dollar Percentage” means, with respect to any Dollar Lender, the percentage of the total Dollar Commitments represented by such Dollar Lender’s Dollar Commitment. If the Dollar Commitments have terminated or expired, the Applicable Dollar Percentages shall be determined based upon the Dollar Commitments most recently in effect, giving effect to any assignments; provided that, for the avoidance of doubt, on and after the Non-Extended Commitment Termination Date for any Non-Extending Lender, the Applicable Dollar Percentage of such Non-Extending Lender that is a Dollar Lender shall be 0%.

“Applicable Financial Statements” means, as at any date, the most-recent audited financial statements of the Borrower delivered to the Lenders; provided that if immediately prior to the delivery to the Lenders of new audited financial statements of the Borrower a Material Adverse Change (the “Pre-existing MAC”) shall exist (regardless of when it occurred), then the “Applicable Financial Statements” as at said date means the Applicable Financial Statements in effect immediately prior to such delivery until such time as the Pre-existing MAC shall no longer exist.

“Applicable Multicurrency Percentage” means, with respect to any Multicurrency Lender, the percentage of the total Multicurrency Commitments represented by such Multicurrency Lender’s Multicurrency Commitment. If the Multicurrency Commitments have terminated or expired, the Applicable Multicurrency Percentages shall be determined based upon the Multicurrency Commitments most recently in effect, giving effect to any assignments; provided that, for the avoidance of doubt, on and after the Non-Extended Commitment Termination Date for any Non-Extending Lender, the Applicable Multicurrency Percentage of such Non-Extending Lender that is a Multicurrency Lender shall be 0%.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments; provided that, for the avoidance of doubt, on and after the Non-Extended Commitment Termination Date for any Non-Extending Lender, the Applicable Percentage of such Non-Extending Lender shall be 0%.

“Approved Dealer” means (a) in the case of any Portfolio Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934, as amended, of nationally recognized standing or an Affiliate thereof, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, and (c) in the case of any foreign Portfolio Investment, any foreign bank or broker-dealer of internationally recognized standing or an Affiliate thereof, in the case of each of clauses (a), (b) and (c) above, as set forth on Schedule 1.01(a) or any other bank or broker-dealer or Affiliate thereof acceptable to the Administrative Agent in its reasonable determination.

“Approved Pricing Service” means a pricing or quotation service as set forth in Schedule 1.01(a) or any other pricing or quotation service approved by the board of directors of the Borrower and designated in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the board of directors of the Borrower that such pricing or quotation service has been approved by the Borrower).

“Approved Third-Party Appraiser” means any Independent nationally recognized third-party appraisal firm (a) designated by the Borrower in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the board of directors of the Borrower that such firm has been approved by the Borrower for purposes of assisting the board of directors of the Borrower in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of the Investment Company Act) and (b) acceptable to the Administrative Agent. It is understood and agreed that Houlihan Lokey, Inc., Duff & Phelps Corporation, Kroll, LLC, Murray, Devine and Company, Citrin Cooperman, Lincoln International

LLC (formerly known as Lincoln Partners LLC) and Valuation Research Corporation are acceptable to the Administrative Agent. As used in Section 5.12 hereof, an “Approved Third-Party Appraiser selected by the Administrative Agent” shall mean any of the firms identified in the preceding sentence and any other Independent nationally recognized third-party appraisal firm identified by the Administrative Agent and consented to by the Borrower (such consent not to be unreasonably withheld).

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A (with adjustments thereto to reflect the Classes of Commitments and/or Loans being assigned or outstanding at the time of the respective assignment) or any other form approved by the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, the Borrower.

“Assuming Lender” has the meaning assigned to such term in Section 2.08(e)(i).

“ASU” has the meaning assigned to such term in Section 1.04.

“Australian Dollars” means the lawful currency of The Commonwealth of Australia.

“Availability Period” means (a) in the case of any Extending Lender (with respect to such Extending Lender’s Extended Loans), the Extended Availability Period or (b) in the case of any Non-Extending Lender (with respect to such Non-Extending Lender’s Non-Extended Loans), the Non-Extended Availability Period for such Non-Extending Lender, as applicable.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Currency, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.22(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Benchmark” means, initially, with respect to any Loans denominated in (a) Dollars, the Term SOFR Reference Rate, (b) Canadian Dollars, the Term CORRA Reference Rate, (c) Sterling or Swiss Francs, the Daily Simple RFR for such Currency, and (d) any other Agreed Foreign Currency, the Adjusted Term Benchmark Rate for such Currency; provided that, if a Benchmark Transition Event or an Other Benchmark Rate Election and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate, the Term CORRA Reference Rate, the Daily Simple RFR or the Adjusted Term Benchmark Rate for such Currency or the then current Benchmark, as applicable, then “Benchmark” shall mean the applicable Benchmark Replacement for such Currency, to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.22.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark or Other Benchmark Rate Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, other than in the case of the replacement of the Term SOFR Reference Rate, but including in connection with any Other Benchmark Rate Election, such alternative shall be the alternative set forth in clause (2) below:

(1) the sum of (i) Daily Simple SOFR and (ii) 0.10%; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Currency giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention in the United States for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark for a Currency with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any such setting of such Unadjusted Benchmark Replacement (excluding, for the avoidance of doubt, Daily Simple SOFR), the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for such Currency giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency in the U.S. syndicated loan market at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of

(a) the date of the public statement or publication of information referenced therein; and

(b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(3) in the case of an Other Benchmark Rate Election, the fifth (5th) Business Day after the date notice of such Other Benchmark Rate Election is provided to the Lenders, so long as the Administrative Agent has not received, by such time, written notice of objection to such Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York or the Bank of Canada, as applicable, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred with respect to such Benchmark if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.22 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.22.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor thereof).

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower Asset Coverage Ratio” means the ratio, determined for the Obligors, without duplication, of (a) (i) Total Assets minus (ii) Total Assets Concentration Limitation to (b) Total Secured Debt.

“Borrowing” means (a) all Syndicated ABR Loans of the same Class made, converted or continued on the same date, (b) all Term Benchmark Loans of the same Class denominated in the same Currency that have the same Interest Period, (c) all RFR Loans of the same Class and Type denominated in the same Currency that have the same Interest Period or (d) a Swingline Loan.

“Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B (or such other form as shall be reasonably satisfactory to the Administrative Agent) and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Syndicated Borrowing in accordance with Section 2.03, which, if in writing, shall be substantially in the form of Exhibit C.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that (a) when used in relation to Term Benchmark Loans or any interest rate settings, fundings, disbursements, settlements or payments of any such Term Benchmark Loan, or any other dealings in the applicable Currency of such Term Benchmark Loan, the term “Business Day” shall also exclude any day that is not a Term Benchmark Banking Day for such Currency and (b) when used in relation to RFR Loans or any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Currency of such RFR Loan, the term “Business Day” shall also exclude any day that is not a RFR Business Day for such Currency.

“Calculation Amount” shall mean, as of the end of any Testing Period, an amount equal to the greater of: (a) (i) 125% of the Adjusted Covered Debt Balance (as of the end of such Testing Period) minus (ii) the aggregate Value of all Quoted Investments included in the Borrowing Base (as of the end of such Testing Period) and (b) 10% of the aggregate Value of all Unquoted Investments included in the Borrowing Base (as of the end of such Testing Period); provided that in no event shall more than 25% (or, if clause (b) applies, 10%, or as near thereto as reasonably practicable) of the aggregate Value of the Unquoted Investments in the Borrowing Base be tested in respect of any applicable Testing Period.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the rate per annum equal to Term CORRA plus 1%; provided, that if any of the above rates shall be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.

“Cash Collateralize” means, in respect of a Letter of Credit or any obligation hereunder, to provide and pledge cash collateral pursuant to Section 2.05(k), at a location and pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and each Issuing Bank. “Cash Collateral”, “Cash Collateralized” and “Cash Collateralization” shall have meanings correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a) U.S. Government Securities, in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper or other short-term corporate obligations maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A‑1 from S&P and at least P‑1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such investment shall also have an equivalent credit rating from any other rating agency);

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of the jurisdiction or any constituent jurisdiction thereof of any Agreed Foreign Currency; provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least

A‑1 from S&P and at least P‑1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such investment shall also have an equivalent credit rating from any other rating agency);

(d) fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A‑1 from S&P and at least P‑1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such Approved Dealer shall also have an equivalent credit rating from any other rating agency);

(e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding clauses (a) through (d) above (including as to credit quality and maturity);

(f) money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “Aam-G” by S&P, respectively; and

(g) any of the following offered by State Street Bank and Trust Company (or any successor custodian or other entity acting in a similar capacity with respect to the Borrower) (I) money market deposit accounts, (II) eurodollar time deposits, (III) commercial eurodollar sweep services or (IV) open commercial paper services, in each case having, at such date of acquisition, a credit rating at least A-1 from S&P and at least P-1 from Moody’s and maturing not later than 270 days from the date of acquisition thereof;

provided that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, repurchase agreements or the money market funds described in clause (e) of this definition of Cash Equivalents) shall not include any such investment of more than 10% of total assets of the Borrower and its Subsidiaries in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or an Agreed Foreign Currency.

“Central Bank Rate” means the greater of (A) the sum of (i) for any Loan denominated in (x) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (y) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time or (z) any other Agreed Foreign Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (ii) the applicable Central Bank Rate Adjustment and (B) 0%.

“Central Bank Rate Adjustment” means, for any date, for any Loan denominated in (A) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Daily Simple RFR for Sterling for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (B) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted Term Benchmark Rate for Euros for the five most recent Term Benchmark Banking Days for Euro preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Screen Rate applicable during such period of five Term Benchmark Banking Days for Euro) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Term Benchmark Banking Day for Euro in such period and (C) any other Agreed Foreign Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For the purposes of this definition, (x) the term “Central Bank Rate” shall be determined disregarding clause (A)(ii) of the definition of such term and (y) the Adjusted Term Benchmark Rate for Euros on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than TSSP Management Holdings, L.P or any of its Affiliates that are in the business of managing and advising clients, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the requisite members of the board of directors of the Borrower nor (ii) appointed by a majority of the directors so nominated; (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than TSSP Management Holdings, L.P or any of its Affiliates that are in the business of managing and advising clients; or (d) the External Manager ceases to be Controlled by TSSP Management Holdings, L.P. (or any of its Affiliates).

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to a Person becoming a Lender by assignment or joinder after the date of this Agreement, the effective date thereof), of (a) the adoption of any law, treaty or governmental rule or regulation or any change in any law, treaty or governmental rule or regulation or in the interpretation, administration or application thereof (regardless of whether the underlying law, treaty or governmental rule or regulation was issued or enacted prior to the date hereof (or with respect to a Person becoming a Lender by assignment or joinder after the date of this Agreement, the effective date thereof)), but excluding proposals thereof, or any determination of a court or Governmental Authority, (b) any guideline, request or directive by any Governmental Authority (whether or not having the force of law) or any implementation rules or interpretations of previously issued guidelines, requests or directives, in each case that is issued or made after the date hereof (or with respect to a Person becoming a Lender by assignment or joinder after the date of this Agreement, the effective date thereof) or (c) compliance by any Lender (or its applicable lending office) or any company Controlling such Lender with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority, in each case adopted after the date hereof (or with respect to a Person becoming a Lender by assignment or joinder after the date of this Agreement, the effective date thereof). For the avoidance of doubt, all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued (i) by any United States regulatory authority under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) by any Governmental Authority in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date adopted, issued, promulgated or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, Syndicated Dollar Loans, Syndicated Multicurrency Loans or Swingline Loans; when used in reference to any Lender’s (i) Class of Commitment, refers to whether such Lender is a Dollar Lender or a Multicurrency Lender and (ii) Class of Final Maturity Date, refers to whether such Lender is an Extending Lender or a Non-Extending Lender; and, when used in reference to any Commitment, refers to whether such Commitment is a Dollar Commitment or a Multicurrency Commitment. The “Class” of a Letter of Credit refers to whether such Letter of Credit is a Dollar Letter of Credit or a Multicurrency Letter of Credit.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means Truist in its capacity as Collateral Agent under the Guarantee and Security Agreement and the other Security Documents, and includes any successor Collateral Agent thereunder.

“Collateral Pool” means, at any time, each Portfolio Investment that has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent and is subject to the Lien of the Guarantee and Security Agreement, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein and in which the Collateral Agent has a first-priority perfected Lien as security for the Secured Obligations (as such term is defined in the Guarantee and Security Agreement) (subject to any Lien permitted by Section 6.02 hereof with respect to such Portfolio Investment); provided that in the case of any Portfolio Investment in which the Collateral Agent has a first-priority perfected security interest pursuant to a valid Uniform Commercial Code filing (and for which no other method of perfection with a higher priority is possible), such Portfolio Investment may be included in the Borrowing Base so long as all remaining actions to complete “Delivery” are satisfied in full within seven (7) days of such inclusion.

“Combined Debt Amount” means, as of any date, (i) the aggregate amount of Commitments as of such date (or, if greater, the Revolving Credit Exposures of all Lenders as of such date) plus (ii) the aggregate amount of outstanding Designated Indebtedness (as such term is defined in the Guarantee and Security Agreement) and, without duplication, the aggregate amount of unused commitments under any Designated Indebtedness (as such term is defined in the Guarantee and Security Agreement).

“Commitment Increase” has the meaning assigned to such term in Section 2.08(e)(i).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.08(e)(i).

“Commitment Increase Supplement” has the meaning assigned in Section 2.08(e)(ii).

“Commitment Termination Date” means the Extended Commitment Termination Date or the relevant Non-Extended Commitment Termination Date, as applicable.

“Commitments” means, collectively, the Dollar Commitments and the Multicurrency Commitments.

“Conforming Changes” means with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Term Benchmark Rate”, the definition of “Alternate Base Rate”, the definition of “Canadian Prime Rate”, the definition of “Business Day”, the definition of “Term Benchmark Banking Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Daily Simple RFR”, the definition of “RFR”, the definition of “RFR Business Day”, the definition of “RFR Interest Day”, the definition of “RFR Reference Day”, the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent, after consultation with the Borrower, decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (after consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Asset Coverage Ratio” means the ratio, determined on a consolidated basis for Borrower and its Subsidiaries, without duplication, of (a) the value of total assets of the Borrower and its Subsidiaries, less all liabilities and indebtedness not represented by senior securities to (b) the aggregate amount of senior securities representing indebtedness of Borrower and its Subsidiaries (including this Agreement), in each case as determined pursuant to the Investment Company Act and any orders of the Securities and Exchange Commission issued to or with respect to Borrower thereunder, including any exemptive relief granted by the Securities and Exchange Commission with respect to the indebtedness of any SBIC Subsidiary.

“Consolidated Group” has the meaning assigned to such term in Section 5.13(a).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, “Control” shall not include “negative” control or “blocking” rights that constitute “protective rights” whereby action cannot be taken without the vote or consent of any Person.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator of the Canadian Overnight Repo Rate Average).

“Covered Debt Amount” means, on any date, the sum of (x) all of the Revolving Credit Exposures of all Lenders on such date plus (y) the aggregate amount of Other Covered Indebtedness, the ~~2024 Notes, the~~ 2026 Notes, the 2028 Notes, the 2029 Notes, Special Unsecured Indebtedness and Unsecured Longer-Term Indebtedness on such date minus (z) the LC Exposures fully Cash Collateralized on such date pursuant to Section 2.05(k) and the last paragraph of Section 2.09(a); provided that ~~the 2024 Notes,~~ the 2026 Notes, the 2028 Notes, the 2029 Notes, Special Unsecured Indebtedness and Unsecured Longer-Term Indebtedness shall be excluded from the calculation of the Covered Debt Amount, in each case, until the date that is nine (9) months prior to the scheduled maturity date of the ~~2024 Notes, the~~ 2026 Notes, the 2028 Notes, the 2029 Notes, Special Unsecured Indebtedness or such Unsecured Longer-Term Indebtedness, as applicable (provided that, to the extent, but only to the extent, any portion of the ~~2024 Notes, the~~ 2026 Notes, the 2028 Notes, the 2029 Notes, Special Unsecured Indebtedness or Unsecured Longer-Term Indebtedness is subject to a contractually scheduled amortization payment or other principal payment or mandatory redemption earlier than six (6) months after the Final Maturity Date (in the case of the ~~2024 Notes, the~~ 2026 Notes, the 2028 Notes, the 2029 Notes and Unsecured Longer-Term Indebtedness) or earlier than the original final maturity date of such Indebtedness (in the case of Special Unsecured Indebtedness), such portion of such Indebtedness, to the extent then outstanding, shall be included in the calculation of the Covered Debt Amount beginning upon the date that is the later of (i) nine (9) months prior to such scheduled amortization payment or other principal payment or mandatory redemption and (ii) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed).

“Currency” means Dollars or any Foreign Currency.

“Custodian” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to (a) for any RFR Loan denominated in Sterling, the greater of (i) SONIA for the day (the “RFR Reference Day”) that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, in each case, plus the applicable RFR Applicable Credit Adjustment Spread for the Interest Period in which such RFR Interest Day occurs and (ii) 0.00%; and (b) for any RFR Loan denominated in Swiss Francs, the greater of (i) SARON for the RFR Reference Day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, in each case, plus the applicable RFR Applicable Credit Adjustment Spread for the Interest Period in which such RFR Interest Day occurs and (ii) 0.00%. If by 5:00 pm (local time for the applicable RFR), on the second RFR Business Day immediately following any RFR Reference Day, the applicable RFR Rate in respect of such RFR Reference Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR Rate for such RFR Reference Day will be the RFR Rate as published in respect of the first preceding RFR Business Day for which such RFR Rate was published on the RFR Administrator’s Website; provided that any RFR Rate as determined pursuant to this sentence shall be utilized for purposes of calculating the Daily Simple RFR for no more than three (3) consecutive RFR Interest Days. Any change in Daily Simple RFR due to a change in the applicable RFR Rate shall be effective from and including the effective date of such change in such RFR Rate without notice to the Borrower.

“Daily Simple SOFR” means, for any day (a “Daily Simple SOFR Interest Day”) the greater of (i) SOFR for the day that is five (5) Business Days prior to (A) if such Daily Simple SOFR Interest Day is a Business Day, such Daily Simple SOFR Interest Day, (B) if such Daily Simple SOFR Interest Day is not a Business Day, the Business Day immediately preceding such Daily Simple SOFR Interest Day and (ii) 0.00%.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.19(b), any Lender that, as determined by the Administrative Agent, (a) has failed to (i) fund all or any portion of its Loans or participations in Letters of Credit or Swingline Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with the applicable default, if any, shall be specifically identified in detail in such writing) has not been satisfied or has not otherwise been waived in accordance with the terms of this Agreement, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in detail in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) Administrative Agent has received notification that such Lender has become, or has a direct or indirect parent company that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) other than via an Undisclosed Administration, the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or instrumentality so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon such determination (and the Administrative Agent shall deliver written notice of such determination to the Borrower, each Issuing Bank and each Lender and each Swingline Lender).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that the term “Disposition” or “Dispose” shall not include the disposition of Investments originated by the Borrower and immediately transferred to a Financing Subsidiary pursuant to a transaction not prohibited hereunder.

“Disqualified Equity Interest” means any Equity Interest of the Borrower that is not a Permitted Equity Interest.

“Dollar Commitment” means, with respect to each Dollar Lender during such Dollar Lender’s Availability Period, the commitment of such Dollar Lender to make Syndicated Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Dollar Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Dollar Commitment as of the S~~ix~~eventeenth Amendment Effective Date is set forth on Schedule 1.01(b) or in a Commitment Increase Supplement or Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Commitment, as applicable. The aggregate amount of the Lenders’ Dollar Commitments as of the S~~ix~~eventeenth Amendment Effective Date is $480,000,000.

“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on the date two (2) Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent offers to sell such Foreign Currency for Dollars in the Principal Financial Center for such Foreign Currency at approximately 11:00 a.m., local time in such Principal Financial Center, for delivery two (2) Business Days later.

“Dollar LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Dollar Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Dollar LC Exposure of any Lender at any time shall be its Applicable Dollar Percentage of the total Dollar LC Exposure at such time.

“Dollar Lender” means the Persons listed on Schedule 1.01(b) as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to a Commitment Increase Supplement or Assignment and Assumption that provides for it to assume a Dollar Commitment or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Dollar Letters of Credit” means Letters of Credit that utilize the Dollar Commitments.

“Dollar Loan” means a Loan denominated in Dollars that is made under the Dollar Commitments.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date is February 27, 2014.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests or equivalents (however designated, including any instrument treated as equity for U.S. federal income tax purposes) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.09(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.09(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.09(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.09(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.09(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Screen Rate” has the meaning set forth in the definition of “Term Benchmark Rate”.

“Euro” means a single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means any of the following Taxes, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on (or measured by) ~~its~~such recipient’s net income (however denominated), ~~net profits,~~ franchise Taxes and branch profits ~~or any similar~~ Taxes, in each case, (i) imposed by the United States of America (or any state or political subdivision thereof), or ~~by the jurisdiction (or any political subdivision thereof)~~as a result of such recipient being organized under the laws of ~~which such recipient is organized or in which~~, or having its principal office ~~is located~~ or, in the case of any Lender, ~~in which~~ its applicable lending office ~~is~~ located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) any Taxes imposed by any jurisdiction by reason of the recipient having any present or former connection with such jurisdiction (other than a connection arising solely from entering into, receiving any payment under or enforcing its rights under this Agreement or any other Loan Document or selling or assigning an interest in any Loan or Loan Document), (b) in the case of a Lender, any Taxes that are U.S. federal withholding ~~t~~Taxes imposed on amounts payable to or for the account of such Lender ~~(i) at the time~~with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)) ~~becomes a party to this Agreement or designates a new~~or (ii) such Lender changes its lending office, except in each case to the extent that ~~such Lender’s assignor or such Lender was entitled to receive additional amounts from the Borrower with respect to such withholding tax~~, pursuant to Section 2.16, ~~at the time of such assignment or designation, or (ii) that is attributable to such Lender’s~~amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure ~~or inability~~ to comply with Section 2.16(f)~~,~~ and (~~c~~d) any U.S. federal~~, state or local backup~~  withholding ~~Taxes imposed on payments made under any Loan Document, and (d) any~~ Taxes that are imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Lenders” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Loans” has the meaning assigned to such term in the recitals to this Agreement.

“Extended Applicable Margin” means, with respect to any Extending Lender: (a) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 2.00 times the Combined Debt Amount, (i) with respect to any ABR Loan, 0.525% per annum; (ii) with respect to any Term Benchmark Loan, 1.525% per annum; and (iii) with respect to any RFR Loan 1.525% per annum; (b) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 2.00 times the Combined Debt Amount and equal to or greater than 1.60 times the Combined Debt Amount, (i) with respect to any ABR Loan, 0.65% per annum; (ii) with respect to any Term Benchmark Loan, 1.65% per annum; and (iii) with respect to any RFR Loan 1.65% per annum; and (c) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.60 times the Combined Debt Amount (i) with respect to any ABR Loan, 0.775% per annum; (ii) with respect to any Term Benchmark Loan, 1.775% per annum; and (iii) with respect to any RFR Loan 1.775% per annum. Any change in the Extended Applicable Margin due to a change in the ratio of the Borrowing Base to the Combined Debt Amount as set forth in any Borrowing Base Certificate shall be effective from and including the day immediately succeeding the date of delivery of such Borrowing Base Certificate; provided that if any Borrowing Base Certificate has not been delivered in accordance with Section 5.01(d), then from and including the day immediately succeeding the date on which such Borrowing Base Certificate was required to be delivered, the Extended Applicable Margin shall be the Extended Applicable Margin set forth in clause (c) above to and including the date on which the required Borrowing Base Certificate is delivered.

“Extended Availability Period” means, with respect to any Extending Lender, the period from and including the Effective Date to but excluding the earlier of the Extended Commitment Termination Date and the date of termination of the Commitments.

“Extended Commitment Termination Date” means, with respect to each Extending Lender, ~~March 2~~May 1, ~~2029~~2030.

“Extended Final Maturity Date” means, with respect to each Extending Lender, ~~March 4~~May 1, ~~2030~~2031.

“Extended Loans” means Loans or Borrowings of any Extending Lender maturing on the Extended Final Maturity Date.

“Extending Lender” means each Lender designated as an “Extending Lender” on Schedule 1.01(b).

“External Manager” means Sixth Street Specialty Lending Advisers, LLC.

“Extraordinary Receipts” means any cash received by or paid to any Obligor on account of any foreign, United States, state or local tax refunds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments received not in the ordinary course of business and any purchase price adjustment received not in the ordinary course of business in connection with any purchase agreement and proceeds of insurance (excluding, however, for the avoidance of doubt, proceeds of any issuance of Equity Interests and issuances of Indebtedness by any Obligor); provided that Extraordinary Receipts shall not include any (x) amounts that the Borrower receives from the Administrative Agent or any Lender pursuant to Section 2.16(f), or (y) cash receipts to the extent received from proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any unaffiliated third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any regulations promulgated thereunder and official interpretations thereof and any foreign legislation implemented to give effect to any intergovernmental agreements entered into thereunder and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, other than for purposes of calculating the Alternate Base Rate, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fifteenth Amendment Effective Date” means April 24, 2024.

“Final Maturity Date” means (i) in the case of any Extending Lender (with respect to such Extending Lender’s Extended Loans), the Extended Final Maturity Date or (ii) in the case of any Non-Extending Lender (with respect to such Non-Extending Lender’s Non-Extended Loans), such Non-Extending Lender’s Non-Extended Final Maturity Date, as applicable.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Subsidiary” means an SPE Subsidiary or an SBIC Subsidiary.

“Floor” means a rate of interest equal to zero percent (0.00%).

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Foreign Lender” means any Lender that is not a “United States person” as defined under Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any (a) direct or indirect Subsidiary of the Borrower that is organized under the laws of any jurisdiction other than the United States or its territories or possessions and that is treated as a corporation for United States federal income tax purposes, (b) direct or indirect Subsidiary of the Borrower which is a “controlled foreign corporation” within the meaning of the Code or (c) direct or indirect Subsidiary that is disregarded as an entity that is separate from its owner for United States federal income tax purposes and substantially all of its assets consist of the Capital Stock of one or more direct or indirect Foreign Subsidiaries.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s (a) Applicable Dollar Percentage of the outstanding Dollar LC Exposure and (b) Applicable Multicurrency Percentage of the outstanding Multicurrency LC Exposure, in each case with respect to Letters of Credit issued by such Issuing Bank other than Dollar LC Exposure or Multicurrency LC Exposure, as the case may be, as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, supranational authority or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of, or “Guaranteed” by, any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) customary indemnification agreements entered into in the ordinary course of business, provided that such indemnification obligations are unsecured, such Person has determined that any liability thereunder is remote and such indemnification obligations are not the functional equivalent of the guaranty of a payment obligation of the primary obligor.

“Guarantee and Security Agreement” means that certain Amended and Restated Guarantee and Security Agreement dated as of July 2, 2013 among the Borrower, the Administrative Agent, each Subsidiary of the Borrower from time to time party thereto, each holder (or a representative or trustee therefor) from time to time of any Secured Longer-Term

Indebtedness or Secured Shorter-Term Indebtedness, and the Collateral Agent, as the same shall be amended, restated, modified and supplemented and in effect from time to time.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement between the Collateral Agent and an entity that pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request consistent with the requirements of Section 5.08).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiaries” means those Subsidiaries of the Borrower that are “designated” as Immaterial Subsidiaries by the Borrower from time to time (it being understood that the Borrower may at any time change any such designation); provided that such designated Immaterial Subsidiaries shall collectively meet all of the following criteria as of the date of the most recent balance sheet required to be delivered pursuant to Section 5.01: (a) the aggregate assets of such Subsidiaries and their Subsidiaries (on a consolidated basis) as of such date do not exceed an amount equal to 3% of the consolidated assets of the Borrower and its Subsidiaries as of such date; and (b) the aggregate revenues of such Subsidiaries and their Subsidiaries (on a consolidated basis) for the fiscal quarter ending on such date do not exceed an amount equal to 3% of the consolidated revenues of the Borrower and its Subsidiaries for such period.

“Increasing Lender” has the meaning assigned to such term in Section 2.08(e)(i).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments representing extensions of credit, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding accounts payable and accrued expenses incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued expenses incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such Indebtedness being the lower of the outstanding amount of such Indebtedness and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, “Indebtedness” shall not include (x) escrows or purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment or (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Independent” when used with respect to any specified Person means that such Person (a) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) and (b) is not connected with the Borrower or of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Industry Classification Group” means (a) any of the classification groups set forth in Schedule 1.01(c) hereto, together with any such classification groups that may be subsequently established by Moody’s and provided by the Borrower to the Lenders, and (b) up to three additional industry group classifications established by the Borrower pursuant to Section 5.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Term Benchmark Loan or RFR Loan, in each case, in respect of which the Borrower has selected a one- or three-month Interest Period, the last day of such Interest Period therefor and, in the case of any Term Benchmark Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, for any Term Benchmark Loan or Borrowing or any RFR Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one month, three months or, except with respect to Term Benchmark Loans denominated in Canadian Dollars and RFR Loans, six months thereafter or, with respect to such portion of any Term Benchmark Loan or Borrowing or any RFR Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the applicable Final Maturity Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the applicable Final Maturity Date, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period (other than an Interest Period pertaining to a Term Benchmark Borrowing denominated in a Foreign Currency or RFR Borrowing that ends on the applicable Final Maturity

Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no tenor that has been removed from this definition pursuant to Section 2.22(d) shall be available for specification in such Borrowing Request or notice of conversion or continuation unless or until it is reinstated pursuant to Section 2.22(d). For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Syndicated Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (and any rights or proceeds in respect of (x) any “short sale” of securities or (y) any sale of any securities at a time when such securities are not owned by such Person); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means the investment objectives, policies, restrictions and limitations set forth in the “BUSINESS” section of its Registration Statement, and as the same may be changed, altered, expanded, amended, modified, terminated or restated from time to time.

“Issuing Bank” means Truist, JPMorgan Chase Bank, N.A. and any other Issuing Bank designated pursuant to Section 2.05(l), in their capacity as the issuers of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.05(j). In the case of any Letter of Credit to be issued in an Agreed Foreign Currency, Truist and JPMorgan Chase Bank, N.A., respectively, may designate any of their respective affiliates as the “Issuing Bank” for purposes of such Letter of Credit.

“Japanese Yen” means the lawful currency of Japan.

“Joint Lead Arrangers” means Truist Securities, Inc., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation and State Street Bank and Trust Company.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Dollar LC Exposure and the Multicurrency LC Exposure.

“Lenders” means, collectively, the Dollar Lenders and the Multicurrency Lenders. Unless the context otherwise requires, the term “Lenders” includes each Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.05(k).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof (and in the case of Investments that are securities, excluding customary drag-along, tag-along, right of first refusal and other similar rights in favor of the equity holders of the same issuer).

“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents, the Security Documents and the First Amendment to this Agreement dated as of June 3, 2014, the Second Amendment to this Agreement dated as of June 27, 2014, the Third Amendment to this Agreement dated as of October 17, 2014, the Fourth Amendment to this Agreement dated as of October 2, 2015, the Fifth Amendment to this Agreement dated as of December 22, 2016, the Sixth Amendment to this Agreement dated as of February 20, 2018, the Seventh Amendment to this Agreement dated as of November 5, 2018, the Eighth Amendment to this Agreement dated as of February 14, 2019, the Ninth Amendment to this Agreement dated as of January 31, 2020, the Tenth Amendment to this Agreement dated as of February 5, 2021, the Eleventh Amendment to this Agreement dated as of December 14, 2021, the Twelfth Amendment to this Agreement dated as of April 25, 2022, the Thirteenth Amendment to this Agreement dated as of May 19, 2022, the Fourteenth Amendment to this Agreement dated as of June 12, 2023, the Fifteenth Amendment to this Agreement dated as of April 24, 2024, and the Sixteenth Amendment to this Agreement and Second Amendment to the Guarantee and Security Agreement dated as of March 4, 2025.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Change” has the meaning assigned to such term in Section 3.04(b).

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments and other assets, liabilities and financial condition of the Borrower or the Borrower and its Subsidiaries (other than Financing Subsidiaries) taken as a whole (excluding in any case a decline in the net asset value of the Borrower or a change in general market conditions or values of the Portfolio Investments), or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Collateral Agent, the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means (a) Indebtedness (other than the Loans, Letters of Credit and Hedging Agreements), of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $50,000,000 and (b) obligations in respect of one or more Hedging Agreements under which the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and its Subsidiaries would be required to pay if such Hedging Agreement(s) were terminated at such time would exceed $50,000,000.

“Maximum Rate” has the meaning assigned to such term in Section 9.20.

“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of Cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of each Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multicurrency Commitment” means, with respect to each Multicurrency Lender during such Multicurrency Lender’s Availability Period, the commitment of such Multicurrency Lender to make Syndicated Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars and in Agreed Foreign Currencies hereunder, during such Multicurrency Lender’s Availability Period, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Multicurrency Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Multicurrency Commitment as of the S~~ix~~eventeenth Amendment Effective Date is set forth on Schedule 1.01(b) or in a Commitment Increase Supplement or Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Commitment, as applicable. The aggregate amount of the Lenders’ Multicurrency Commitments as of the S~~ix~~eventeenth Amendment Effective Date is $~~1,195,000,000~~1,045,000,000.

“Multicurrency LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Multicurrency LC Exposure of any Lender at any time shall be its Applicable Multicurrency Percentage of the total Multicurrency LC Exposure at such time.

“Multicurrency Lender” means the Persons listed on Schedule 1.01(b) as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to a Commitment Increase Supplement or Assignment and Assumption that provides for it to assume a Multicurrency Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Multicurrency Letters of Credit” means Letters of Credit that utilize the Multicurrency Commitments.

“Multicurrency Loan” means a Loan denominated in Dollars or an Agreed Foreign Currency that is made under the Multicurrency Commitments.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“National Currency” means the currency, other than the Euro, of a Participating Member State.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by the Borrower or any of its Subsidiaries (other than Financing Subsidiaries), or any Extraordinary Receipt received or paid to the account of the Borrower or any of its Subsidiaries (other than Financing Subsidiaries) (in each case, which requires a payment of the Loans under Section 2.10(d)), an amount equal to (a) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) minus (b) the sum of (i) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (ii) the reasonable out-of-pocket fees, costs and expenses incurred by the Borrower or such Subsidiary in connection with such transaction, (iii) the taxes paid or reasonably estimated to be actually payable within two years of the date of the relevant transaction in connection with such transaction; provided that, if the amount of any estimated taxes pursuant to clause (iii) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds (as of the date the Borrower determines such excess exists) and (iv) any reasonable costs, fees, commissions, premiums and expenses incurred by the Borrower or any of its Subsidiaries in connection with such Disposition; and

(b) with respect to the sale or issuance of any Equity Interest by the Borrower or any of its Subsidiaries (other than any Financing Subsidiary) (including, for the avoidance of doubt, cash received by the Borrower or any of its Subsidiaries (other than any Financing Subsidiaries) for the sale by the Borrower or such Subsidiary of any Equity Interest of a Financing Subsidiary but specifically excluding any sale of any Equity Interest by a Financing Subsidiary or cash received by a Financing Subsidiary in connection with the sale of any Equity Interest), or the incurrence or issuance of any Indebtedness by the Borrower or any of its Subsidiaries (other than Financing Subsidiaries) (in each case, which requires a payment of the Loans under Section 2.10(d)), an amount equal to (i) the sum of the cash and Cash Equivalents received in connection with such transaction minus (ii) the sum of (1) reasonable out-of-pocket fees, costs and expenses, incurred by the Borrower or such Subsidiary in connection therewith plus (2) any reasonable costs, fees, commissions, premiums, expenses, or underwriting discounts or commissions incurred by the Borrower or any of its Subsidiaries in connection with such sale or issuance.

“New Zealand Dollars” means the lawful currency of New Zealand.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender at such time.

“Non-Extended Applicable Margin” means:

(a) with respect to each Non-Extending Lender to which the Non-Extended Final Maturity Date of January 31, 2025 is applicable, (i) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 1.85 times the Combined Debt Amount, (A) with respect to any ABR Loan, 0.75% per annum; (B) with respect to any Term Benchmark Loan, 1.75% per annum; and (C) with respect to any RFR Loan, 1.75% per annum plus the RFR Applicable Credit Adjustment Spread; and (ii) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.85 times the Combined Debt Amount (A) with respect to any ABR Loan, 0.875% per annum; (B) with respect to any Term Benchmark Loan, 1.875% per annum; and (C) with respect to any RFR Loan, 1.875% per annum plus the RFR Applicable Credit Adjustment Spread;

(b) with respect to each Non-Extending Lender to which the Non-Extended Final Maturity Date of February 4, 2026 is applicable, (i) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 1.85 times the Combined Debt Amount, (A) with respect to any ABR Loan, 0.75% per annum; (B) with respect to any Term Benchmark Loan, 1.75% per annum; and (C) with respect to any RFR Loan, 1.75% per annum plus the RFR Applicable Credit Adjustment Spread; and (ii) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.85 times the Combined Debt Amount (A) with respect to any ABR Loan, 0.875% per annum; (B) with respect to any Term Benchmark Loan, 1.875% per annum; and (C) with respect to any RFR Loan, 1.875% per annum plus the RFR Applicable Credit Adjustment Spread; and

(c) with respect to each Non-Extending Lender to which the Non-Extended Final Maturity Date of April 23, 2027 is applicable, (i) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 1.60 times the Combined Debt Amount, (A) with respect to any ABR Loan, 0.75% per annum; (B) with respect to any Term Benchmark Loan, 1.75% per annum; and (C) with respect to any RFR Loan 1.75% per annum; and (ii) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.60 times the Combined Debt Amount (A) with respect to any ABR Loan, 0.875% per annum; (B) with respect to any Term Benchmark Loan, 1.875% per annum; and (C) with respect to any RFR Loan 1.875% per annum.

Any change in the Non-Extended Applicable Margin due to a change in the ratio of the Borrowing Base to the Combined Debt Amount as set forth in any Borrowing Base Certificate shall be effective from and including the day immediately succeeding the date of delivery of such Borrowing Base Certificate; provided that if any Borrowing Base Certificate has not been delivered in accordance with Section 5.01(d), then from and including the day immediately succeeding the date on which such Borrowing Base Certificate was required to be delivered, the Non-Extended Applicable Margin shall be the Non-Extended Applicable Margin set forth in clause (a)(ii), clause (b)(ii) or clause (c)(ii) above, as applicable, to and including the date on which the required Borrowing Base Certificate is delivered.

“Non-Extended Availability Period” means, with respect to any Non-Extending Lender, the period from and including the Effective Date to but excluding the earlier of the Non-Extended Commitment Termination Date for such Non-Extending Lender and the date of termination of the Commitments.

“Non-Extended Commitment Termination Date” means, with respect to each Non-Extending Lender, the “Non-Extended Commitment Termination Date” set forth next to such Non-Extending Lender’s name on Schedule 1.01(b).

“Non-Extended Final Maturity Date” means, with respect to each Non-Extending Lender, the “Non-Extended Final Maturity Date” set forth next to such Non-Extending Lender’s name on Schedule 1.01(b).

“Non-Extended Loans” means Loans or Borrowings of any Non-Extending Lender maturing on the Non-Extended Final Maturity Date for such Non-Extending Lender.

“Non-Extending Lender” means each Lender designated as a “Non-Extending Lender” on Schedule 1.01(b).

“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Borrower or its Affiliates or their Securities.

“Obligor” means, collectively, the Borrower and the Subsidiary Guarantors.

“Original Currency” has the meaning assigned to such term in Section 2.17.

~~“Original Effective Date” means July 3, 2013.~~

“Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if a Benchmark Replacement for the Term SOFR Reference Rate has been determined in accordance with clause (1) of the definition of “Benchmark Replacement”, that the Administrative Agent, in its sole discretion, and the Borrower have jointly elected to trigger a fallback from the then-current Benchmark and the Administrative Agent has provided written notice of such election to the Borrower and the Lenders.

“Other Covered Indebtedness” means, collectively, Secured Longer-Term Indebtedness, Secured Shorter-Term Indebtedness and Unsecured Shorter-Term Indebtedness; provided that “Other Covered Indebtedness” shall not include any Indebtedness secured by a Lien on Portfolio Investments permitted under Section 6.02(e).

“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of the Borrower’s business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (b) Indebtedness (other than Indebtedness for borrowed money) arising in connection with transactions in the ordinary course of the Borrower’s business in connection with its securities transactions, derivatives transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Borrower’s Investment Policies (after giving effect to any Permitted Policy Amendments), provided that such Indebtedness does not arise in connection with the purchase of Portfolio Investments other than Cash Equivalents and U.S. Government Securities and (c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, excluding (i) any such Taxes, charges or similar levies resulting from an assignment by any Lender in accordance with Section 9.04 hereof (unless such assignment is made pursuant to Section 2.18(b)) or (ii) any Taxes imposed by any jurisdiction by reason of the recipient of any payment on or account of this Agreement having any present or former connection with such jurisdiction (other than a connection arising solely from entering into, receiving any payment under or enforcing its rights under this Agreement or any other Loan Document).

“Outbound Investment Rules” means the regulations codified at 31 C.F.R. § 850.101 et seq.

“Participant” has the meaning assigned to such term in Section 9.04(f).

“Participant Register” has the meaning assigned to such term in Section 9.04(f).

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term CORRA Determination Day” has the meaning specified in the definition of “Term CORRA”.

“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Permitted Equity Interests” means common stock of the Borrower that after its issuance is not subject to any agreement between the holder of such common stock and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate any such common stock.

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than liens in respect of employee benefit plans arising under ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII; (g) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) deposits of money securing leases to which Borrower is a party as lessee made in the ordinary course of business; (j) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Obligor or any of its Subsidiaries in the normal conduct of such Person’s business; and (k) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder).

“Permitted Policy Amendment” means any change, alteration, expansion, amendment, modification, termination or restatement of the Investment Policies that is ~~either~~one of the following: (a) approved in writing by the Administrative Agent (with the consent of the Required Lenders), (b) required by applicable law, rule, regulation or Governmental Authority, or (c) not materially adverse to the rights, remedies or interests of the Lenders in the reasonable discretion of the Administrative Agent (for the avoidance of doubt, no change, alteration, expansion, amendment, modification, termination or restatement of the Investment Policies shall be deemed “materially adverse” if investment size proportionately increases as the size of the Borrower’s capital base changes).

“Permitted SBIC Guarantee” means a guarantee by the Borrower of Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form, provided that the recourse to the Borrower thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in clause (s) of Article VII, it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 5.01(i).

“Portfolio Investment” means any Investment (including any Participation Interest) held by the Obligors in their asset portfolio (and solely for purposes of determining the Borrowing Base, Cash). Without limiting the generality of the foregoing, the following Investments shall not be considered Portfolio Investments under this Agreement or any other Loan Document: (a) any Investment by an Obligor in any Subsidiary or Affiliate of such Obligor or any Financing Subsidiary (including, for the avoidance of doubt, any Investment by an Obligor in an entity constituting a portfolio investment of such Obligor or an Affiliate of such Obligor); (b) any Investment that provides in favor of the obligor in respect of such Portfolio Investment an express right of rescission, set-off, counterclaim or any other defenses; (c) any Investment, which if debt, is an obligation (other than a revolving loan or delayed draw term loan) pursuant to which any future advances or payments to the underlying obligor of such debt may be required to be made by the applicable Obligor; (d) any Investment which is made to a bankrupt entity (other than a debtor-in-possession financing and current pay obligations); (e) any Investment, Cash or account in which a Financing Subsidiary has an interest; and (f) to the extent of such participation, any Investment in which any Obligor has sold a participation therein to a Person that is not an Obligor.

“Prime Rate” means the rate which is quoted as the “prime rate” in the print edition of The Wall Street Journal, Money Rates Section.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” means Lenders that do not wish to receive Non-Public Information with respect to the Borrower or any of its Subsidiaries or their Securities.

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing on September 30, 2013.

“Quoted Investments” means a Portfolio Investment with a value assigned by the Borrower pursuant to Section 5.12(b)(ii)(A).

“Register” has the meaning set forth in Section 9.04(c).

“Registration Statement” means the Registration Statement filed by the Borrower with the Securities and Exchange Commission on March 14, 2011.

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board, as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Dollars, the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts owing hereunder denominated in, or calculated with respect to, Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (e) with respect to a Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Currency (other than Dollars, Canadian Dollars, Sterling or Euro), (1) the central bank for the Currency in which such obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect thereto, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that the Revolving Credit Exposures and unused Commitments of any Defaulting Lender shall be disregarded in the determination of Required Lenders. The Required Lenders of a Class (which shall include the terms “Required Dollar Lenders” and “Required Multicurrency Lenders”) means Lenders having Revolving Credit Exposures and unused Commitments of such Class representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of such Class at such time. Notwithstanding the foregoing, the Revolving Credit Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of Required Lenders or Required Lenders of a Class.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of an Obligor.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower (it being understood that none of: (w) the conversion features under convertible notes; (x) the triggering and/or settlement thereof; or (y) any cash payment made by the Borrower in respect thereof, shall constitute a Restricted Payment hereunder).

“Return of Capital” means (a) any net cash amount received by any Obligor in respect of the outstanding principal of any Portfolio Investment (whether at stated maturity, by acceleration or otherwise), (b) without duplication of amounts received under clause (a), any net cash proceeds received by any Obligor from the sale of any property or assets pledged as collateral in respect of any Portfolio Investment to the extent such net cash proceeds are less than or equal to the outstanding principal balance of such Portfolio Investment, (c) any net cash amount received by any Obligor in respect of any Portfolio Investment that is an Equity Interest (x) upon the liquidation or dissolution of the issuer of such Portfolio Investment, (y) as a distribution of capital made on or in respect of such Portfolio Investment, or (z) pursuant to the recapitalization or reclassification of the capital of the issuer of such Portfolio Investment or pursuant to the reorganization of such issuer or (d) any similar return of capital received by any Obligor in cash in respect of any Portfolio Investment (in the case of clauses (a), (b), (c) and (d), net of any fees, costs, expenses and taxes payable with respect thereto).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure at such time.

“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Syndicated Loans, and its LC Exposure and Swingline Exposure, at such time made or incurred under the Dollar Commitments.

“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Syndicated Loans, and its LC Exposure and Swingline Exposure, at such time made or incurred under the Multicurrency Commitments.

“Revolving Percentage” means, as of any date of determination, the result, expressed as a percentage, of the Revolving Credit Exposure on such date divided by the aggregate outstanding Covered Debt Amount on such date.

“RFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, bearing interest at a rate determined by reference to the Daily Simple RFR for the applicable Currency.

“RFR Administrator” means the SONIA Administrator or the SARON Administrator, as applicable.

“RFR Administrator’s Website” means the SONIA Administrator’s Website or the SARON Administrator’s Website, as applicable.

“RFR Applicable Credit Adjustment Spread” means, (a) with respect to RFR Loans denominated in Sterling, (i) with an Interest Period of three months, 0.1193% and (ii) with an Interest Period of one month, 0.0326%, and (b) with respect to RFR Loans denominated in Swiss Francs (i) with an Interest Period of three months, 0.0031% and (ii) with an Interest Period of one month, -0.0571%.

“RFR Business Day” means, for any Loans, Borrowings, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Rate” means, for any Loans, Borrowings, interest, fees, commissions or other amounts denominated in, or calculated with respect to (a) Sterling, SONIA, and (b) Swiss Francs, SARON.

“RFR Reference Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“S&P” means S&P Global Ratings or any successor thereto.

“Sanctioned Country” means, at any time, a country, territory or region that is the subject or the target of country-wide or territory-wide Sanctions broadly prohibiting dealings with such country, territory or region (~~currently,~~which as of the Seventeenth Amendment Effective Date are Cuba, Iran, North Korea ~~and Syria~~, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and non-government-controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine).

~~“Sanctions” has the meaning assigned to such term in Section 3.15(a).~~

“Sanctioned Person” shall mean, at any time, any Person (i) included on the list of Specially Designated Nationals and Blocked Persons or is the target of Sanctions, (ii) located, organized or resident in a Sanctioned Country, or (iii) 50% or more owned or controlled by any such Person described in clauses (i) or (ii).

“Sanctions” shall mean limitations or prohibitions imposed, administered or enforced under economic sanctions by U.S. Department of the Treasury, Office of Foreign Assets Control or U.S. Department of State regulation or executive order, the United Nations Security Council, His Majesty’s Treasury of the United Kingdom, the European Union or any member state thereof.

“SARON” means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“SBA” means the United States Small Business Administration.

“SBIC Equity Commitment” means a commitment by the Borrower to make one or more capital contributions to an SBIC Subsidiary.

“SBIC Subsidiary” means any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of the Borrower licensed as a small business investment company under the Small Business Investment Act of 1958, as amended, (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) and which is designated by the Borrower (as provided below) as an SBIC Subsidiary, so long as (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary: (i) is Guaranteed by any Obligor (other than a Permitted SBIC Guarantee), (ii) is recourse to or obligates any Obligor in any way (other than in respect of any SBIC Equity Commitment or Permitted SBIC Guarantee), or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than Equity Interests in any SBIC Subsidiary pledged to secure such Indebtedness, and (b) no Obligor has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions.

“Secured Longer-Term Indebtedness” means, as at any date, Indebtedness (other than Indebtedness hereunder) of an Obligor (which may be Guaranteed by Subsidiary Guarantors) that (a) has no scheduled amortization (other than for amortization in an amount not greater than 1% of the aggregate initial principal amount of such Indebtedness per annum, provided that amortization in excess of 1% per annum shall be permitted so long as the amount of such amortization in excess of 1% is permitted to be incurred pursuant to Section 6.01(i) and 6.01(o)) prior to, and a final maturity date not earlier than, six months after the Extended Final Maturity Date (it being understood that none of: (w) the conversion features into Permitted Equity Interests under convertible notes; (x) the triggering and/or settlement thereof; or (y) any cash payment made in respect thereof, shall constitute “amortization” for purposes of this clause (a)), (b) is incurred pursuant to documentation that is substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as determined by the Borrower in its reasonable judgment and (c) is not secured by any assets of any Obligor other than pursuant to this Agreement or the Security Documents and the holders of which (or an authorized agent, representative or trustee of such holders) have either executed (i) a joinder agreement to the Guarantee and Security Agreement or (ii) such other document or agreement, in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which the holders (or an authorized agent, representative or trustee of such holders) of such Secured Longer-Term Indebtedness shall have become a party to the Guarantee and Security Agreement and assumed the obligations of a Financing Agent or Designated Indebtedness Holder (in each case, as defined in the Guarantee and Security Agreement).

“Secured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of an Obligor that is secured by any assets of any Obligor and that does not constitute Secured Longer-Term Indebtedness, (b) any Indebtedness of an Obligor that is not secured by any assets of any Obligor other than pursuant to this Agreement or the Security Documents and the holders of which (or an authorized agent, representative or trustee of such holders) have either executed (i) a joinder agreement to the Guarantee and Security Agreement or (ii) such other document or agreement, in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which the holders (or an authorized agent, representative or trustee of such holders) of such Secured Shorter-Term Indebtedness shall have become a party to the Guarantee and Security Agreement and assumed the obligations of a Financing Agent or Designated Indebtedness Holder (in each case, as defined in the Guarantee and Security Agreement) and (c) any Indebtedness that is designated as “Secured Shorter-Term Indebtedness” pursuant to Section 6.11(a).

“Security Documents” means, collectively, the Guarantee and Security Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee and Security Agreement and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered on or after the date hereof by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement.

“Seventeenth Amendment Effective Date” means May 1, 2026.

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders equity for the Borrower and its Subsidiaries at such date.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SPE Subsidiary” means a direct or indirect Subsidiary of the Borrower to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Portfolio Investments, which engages in no material activities other than in connection with the purchase, holding, disposition or financing of such assets and which is designated by the Borrower (as provided below) as an SPE Subsidiary:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof,

(b) with which no Obligor has any material contract, agreement, arrangement or understanding other than on terms, taken as a whole, not materially less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables, and

(c) to which no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions. Each Subsidiary of an SPE Subsidiary shall be deemed to be an SPE Subsidiary and shall comply with the foregoing requirements of this definition.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence and already secured by such Lien at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer and secured by such Lien substantially contemporaneously with such acquisition or (iii) a refinancing of the Indebtedness described in the foregoing clause (i) or clause (ii) and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Special Unsecured Indebtedness” means Indebtedness of an Obligor issued after the Fifteenth Amendment Effective Date (which may be Guaranteed by Subsidiary Guarantors) that (a) has no amortization (other than for amortization in an amount not greater than 1% of the aggregate initial principal amount of such Indebtedness per annum, provided that amortization in excess of 1% per annum shall be permitted so long as the amount of such amortization in excess of 1% is permitted to be incurred pursuant to Section 6.01(m) and Section 6.01(o)) prior to, and a final maturity date not earlier than, five years from the date such Indebtedness is issued (it being understood that (A) none of: (w) the conversion features into Permitted Equity Interests under convertible notes; (x) the triggering and/or settlement thereof or (y) any cash payment made in respect thereof, shall constitute “amortization” for purposes of this clause (a); and (B) any mandatory amortization that is contingent upon the happening of an event that is not certain to occur (including a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a)), (b) is incurred pursuant to documentation containing (i) covenants and events of default that are not materially more burdensome on the Borrower than those set forth in the Loan Documents or (ii) terms substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as determined by the Borrower in its reasonable judgment and (c) is not secured by any assets of any Obligor; provided that Special Unsecured Indebtedness shall not include any Indebtedness permitted pursuant to Section 6.01(l).

“Specified Event of Default” means an Event of Default under Section 7.01(a), (b), (i), (j) and (k).

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectibility of the assets sold or the creditworthiness of the associated account debtors) and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in accounts receivable securitizations.

“Sterling” means the lawful currency of the United Kingdom.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by the Borrower in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is a Guarantor under the Guarantee and Security Agreement. It is understood and agreed that no Financing Subsidiary, Immaterial Subsidiary, Foreign Subsidiary or a Subsidiary of a Foreign Subsidiary shall be a Subsidiary Guarantor.

“Swedish Krona” means the lawful currency of Sweden.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a)(i) in the case of any Dollar Lender, its Applicable Dollar Percentage of the total Swingline Exposure at such time incurred under the Dollar Commitments and (ii) in the case of any Multicurrency Lender, its Applicable Multicurrency Percentage of the total Swingline Exposure at such time incurred under the Multicurrency Commitments (excluding, for purpose of this clause (a), in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders under such Lender’s Class of Commitments shall not have funded their participations in such Swingline Loans), adjusted, in each case, to give effect to any reallocation under Section 2.19 of the Swingline Exposure of Defaulting Lenders in effect at such time, plus (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders under such Lender’s Class of Commitments in such Swingline Loans.

“Swingline Lender” means any of Truist, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation or State Street Bank and Trust Company, in its capacity as lender of Swingline Loans hereunder, and its successors in such capacity as provided in Section 2.04(d).

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swiss Franc” means the lawful currency of Switzerland.

“Syndicated”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, made pursuant to Section 2.01.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system as determined by the Administrative Agent to be a suitable replacement.

“TARGET Day” means any day on which the T2 is open for the settlement of payments in Euros.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, bearing interest at a rate determined by reference to the Adjusted Term Benchmark Rate.

“Term Benchmark Banking Day” means for Term Benchmark Loans, Term Benchmark Borrowings, interest, fees, commissions or other amounts denominated in, or calculated with respect to:

(a) Dollars, a U.S. Government Securities Business Day;

(b) Euros, a TARGET Day;

(c) Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Canada;

(d) Australian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Melbourne, Australia;

(e) New Zealand Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Auckland, New Zealand;

(f) Swedish Krona, any day (other than a Saturday or Sunday) on which banks are open for business in Stockholm, Sweden; or

(g) Japanese Yen, any day (other than a Saturday or Sunday) on which banks are open for business in Tokyo, Japan.

“Term Benchmark Rate” means, for any Interest Period:

(a) in the case of Term Benchmark Borrowings denominated in Dollars, Term SOFR for such Interest Period;

(b) in the case of Term Benchmark Borrowings denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate as administered by the European Money

Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time) at approximately 11:00 a.m. (Brussels time) two (2) Term Benchmark Banking Days for Euros prior to the first day of such Interest Period (the “EURIBOR Screen Rate”);

(c) in the case of Term Benchmark Borrowings denominated in Canadian Dollars, Term CORRA for such Interest Period;

(d) in the case of Term Benchmark Borrowings denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid rate or a successor thereto approved by the Administrative Agent (“BBSY”) as published by Reuters (or such other page or commercially available source providing BBSY (Bid) quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the day that is two (2) Term Benchmark Banking Days for Australian Dollars prior to the first day of the Interest Period (or if such day is not an Term Benchmark Banking Day for Australian Dollars, then on the immediately preceding Term Benchmark Banking Day for Australian Dollars) with a term equivalent to such Interest Period;

(e) in the case of Term Benchmark Borrowings denominated in New Zealand Dollars, the rate per annum equal to the Bank Bill Reference Bid Rate or a successor thereto approved by the Administrative Agent (“BKBM”) as published by Reuters (or such other page or commercially available source providing BKBM (Bid) quotations as may be designated by the Administrative Agent from time to time) at or about 10:45 a.m. (Auckland, New Zealand time) on the day that is two (2) Term Benchmark Banking Days for New Zealand Dollars prior to the first day of the Interest Period (or if such day is not an Term Benchmark Banking Day for New Zealand Dollars, then on the immediately preceding Term Benchmark Banking Day for New Zealand Dollars) with a term equivalent to such Interest Period;

(f) in the case of Term Benchmark Borrowings denominated in Swedish Krona, the rate per annum equal to the Stockholm Interbank Offered Rate or a successor thereto approved by the Administrative Agent (“STIBOR”) as published by Reuters (or such other page or commercially available source providing STIBOR quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Stockholm, Sweden time) on the day that is two (2) Term Benchmark Banking Days for Swedish Krona prior to the first day of the Interest Period (or if such day is not an Term Benchmark Banking Day for Swedish Krona, then on the immediately preceding Term Benchmark Banking Day for Swedish Krona) with a term equivalent to such Interest Period; and

(g) in the case of Term Benchmark Borrowings denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank Offered Rate as administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time) at approximately 11:00 a.m. (Tokyo time) two (2) Term Benchmark Banking Days for Japanese Yen prior to the first day of such Interest Period;

provided, in each case, if such rate for any Currency is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Term CORRA” means,

(a) for any calculation with respect to a Term Benchmark Loan denominated in Canadian Dollars for any Interest Period, the sum of (i) the applicable Term CORRA Credit Adjustment Spread for such Interest Period and (ii) the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Term Benchmark Banking Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then clause (a)(ii) of this definition will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Term Benchmark Banking Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Term Benchmark Banking Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day; and

(b) for any calculation with respect to the Canadian Prime Rate for any day, the sum of (i) the Term CORRA Credit Adjustment Spread for Term Benchmark Loans for an Interest Period of one month and (ii) the Term CORRA Reference Rate for a tenor of one month on the day (such day, the “Canadian Prime Rate Term CORRA Determination Day”) that is two (2) Term Benchmark Banking Days prior to such day, as such rate is published by the Term CORRA Administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent; provided, however, that if as of 1:00 p.m. (Toronto time) on any Canadian Prime Rate Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then clause (b)(ii) of this definition will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Term Benchmark Banking Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Term Benchmark Banking Day is not more than three (3) Business Days prior to such Canadian Prime Rate Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion.

“Term CORRA Credit Adjustment Spread” means, with respect to Term Benchmark Loans denominated in Canadian Dollars, (a) with an Interest Period of one month, 0.29547% and (b) with an Interest Period of three months, 0.32138%.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR” means,

(a) for any calculation with respect to a Term Benchmark Loan denominated in Dollars for any Interest Period, the sum of (i) the Term SOFR Credit Adjustment Spread and (ii) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then clause (a)(ii) of this definition will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the sum of (i) the Term SOFR Credit Adjustment Spread and (ii) the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then clause (b)(ii) of this definition will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Credit Adjustment Spread” means 0.10%.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earliest to occur of (i) the Extended Final Maturity Date, (ii) the date of the termination of the Commitments in full pursuant to Section 2.08(c), or (iii) the date on which the Commitments are terminated pursuant to Article VII.

“Testing Period” has the meaning assigned to such term in Section 5.12(b)(ii)(E)(x).

“Testing Quarter” has the meaning assigned to such term in Section 5.12(b)(ii)(B).

“Total Assets” means, as of any date of determination, the value of the total assets of the Obligors, less all liabilities and indebtedness not represented by senior securities, in each case, as of such date of determination.

“Total Assets Concentration Limitation” means, as of any date of determination, the amount by which the aggregate value of Equity Interests in Financing Subsidiaries held by the Obligors as of such date of determination exceeds 15% of the Total Assets as of such date of determination.

“Total Secured Debt” means, as of any date of determination, the aggregate amount of senior securities representing secured indebtedness of the Obligors as of such date of determination.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Truist” means Truist Bank.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted Term Benchmark Rate, the Daily Simple RFR or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unasserted Contingent Obligations” means all (i) unasserted contingent indemnification obligations not then due and payable and (ii) unasserted expense reimbursement obligations not then due and payable. For the avoidance of doubt, “Unasserted Contingent Obligations” shall not include any reimbursement obligations in respect of any Letter of Credit.

“Undisclosed Administration” means, in relation to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unquoted Investments” means a Portfolio Investment with a value assigned by the Borrower pursuant to Section 5.12(b)(ii)(B).

“Unsecured Longer-Term Indebtedness” means any Indebtedness of an Obligor (which may be Guaranteed by Subsidiary Guarantors) that (a) has no amortization (other than for amortization in an amount not greater than 1% of the aggregate initial principal amount of such Indebtedness per annum, provided that amortization in excess of 1% per annum shall be permitted so long as the amount of such amortization in excess of 1% is permitted to be incurred pursuant to Section 6.01(m) and Section 6.01(o)) prior to, and a final maturity date not earlier than, six months after the Extended Final Maturity Date (it being understood that (A) none of: (w) the conversion features into Permitted Equity Interests under convertible notes; (x) the triggering and/or settlement thereof or (y) any cash payment made in respect thereof, shall constitute “amortization” for purposes of this clause (a); and (B) any mandatory amortization that is contingent upon the happening of an event that is not certain to occur (including a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a)), (b) is incurred pursuant to documentation that is substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as determined by the Borrower in its reasonable judgment and (c) is not secured by any assets of any Obligor.

“Unsecured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of an Obligor that is not secured by any assets of any Obligor and that does not constitute Unsecured Longer-Term Indebtedness and (b) any Indebtedness that is designated as “Unsecured Shorter-Term Indebtedness” pursuant to Section 6.11(a); provided that Unsecured Shorter-Term Indebtedness shall not include any Indebtedness permitted pursuant to Section 6.01(l).

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Value” has the meaning assigned to such term in Section 5.13.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.
Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Syndicated Dollar Loan” or “Syndicated Multicurrency Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Syndicated Multicurrency Term Benchmark Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Borrowing”, “Multicurrency Borrowing” or “Syndicated Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Syndicated ABR Borrowing” or “Syndicated Multicurrency Term Benchmark Borrowing”). Loans and Borrowings may also be identified by Currency.
SECTION 1.03.
Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any reference herein to a merger, amalgamation, consolidation, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, amalgamation, consolidation or similar term, as applicable, to, of or with a separate

Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
SECTION 1.04.
Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, (a) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (b) all leases that are or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Loan Documents. The Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Financial Accounting Standard No. 159 (or successor standard solely as it relates to fair valuing liabilities) or accounts for liabilities acquired in an acquisition on a fair value basis pursuant to Financial Accounting Standard No. 141(R) (or successor standard solely as it relates to fair valuing liabilities), all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Financial Accounting Standard No. 159 (or such successor standard solely as it relates to fair valuing liabilities) or, in the case of liabilities acquired in an acquisition, Financial Accounting Standard No. 141(R) (or such successor standard solely as it relates to fair valuing liabilities).
SECTION 1.05.
Currencies; Currency Equivalents.
(a)
Currencies Generally. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in Section 2.10(b) and the last sentence of Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing or Letter of Credit under the Multicurrency Commitments, together with all other Borrowings and Letters of Credit under the Multicurrency Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Multicurrency Commitments, (ii) the aggregate unutilized amount of the Multicurrency Commitments, (iii) the Revolving Credit Exposure, (iv) the Multicurrency LC Exposure, (v) the Covered Debt Amount and (vi) the Borrowing Base or the Value or the fair market value of any Portfolio Investment, the outstanding principal amount of any Borrowing or Letter of Credit that is denominated in any Foreign Currency or the Value or the fair market value of any Portfolio

Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing, Letter of Credit or Portfolio Investment, as the case may be, determined as of the date of such Borrowing or Letter of Credit (determined in accordance with the last sentence of the definition of the term “Interest Period”) or the date of valuation of such Portfolio Investment, as the case may be. Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency). Notwithstanding the foregoing, for purposes of determining compliance with any basket in Section 6.01(i), 6.01(m), 6.01(n), 6.01(o), 6.02(e), 6.02(i), 6.03(g), 6.04(e) or 6.04(f), in no event shall the Borrower or any Obligor be deemed to not be in compliance with any such basket solely as a result of a change in exchange rates.
(b)
Special Provisions Relating to Euro. Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the date hereof shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such National Currency, such party shall be entitled to pay or repay such amount either in Euros or in such National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the date hereof; provided that the Administrative Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.

SECTION 1.06.
Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be the stated amount of such Letter of Credit available to be drawn at such time. Notwithstanding anything herein to the contrary, no Letter of Credit shall, by its terms, provide for any automatic increase in the available amount thereof.

SECTION 1.07.
Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Daily Simple RFR, or the Term Benchmark Rate, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Daily Simple RFR, the Term Benchmark Rate or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Daily Simple RFR, the Term Benchmark Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Daily Simple RFR, the Term Benchmark Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation by any such information source or service of any such rate (or component thereof).
ARTICLE II

THE CREDITS
SECTION 2.01.
The Commitments. Subject to the terms and conditions set forth herein:
(a)
each Dollar Lender severally agrees to make Syndicated Loans in Dollars to the Borrower from time to time during such Dollar Lender’s Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment, (ii) the aggregate Revolving Dollar Credit Exposure of all of the Dollar Lenders with Dollar Commitments then in effect exceeding the aggregate Dollar Commitments at such time or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect; and
(b)
each Multicurrency Lender severally agrees to make Syndicated Loans in Dollars and in Agreed Foreign Currencies to the Borrower from time to time during such Multicurrency Lender’s Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment, (ii) the aggregate Revolving Multicurrency Credit Exposure of all of the Multicurrency Lenders with Multicurrency Commitments then in effect exceeding the aggregate Multicurrency Commitments at such time or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Syndicated Loans.

SECTION 2.02.
Loans and Borrowings.
(a)
Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Class of Commitments (other than with respect to any Syndicated Loan requested pursuant to Section 2.20), Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)
Type of Loans. Subject to Section 2.13, each Syndicated Borrowing of a Class shall be constituted entirely of ABR Loans, Term Benchmark Loans or RFR Loans of such Class denominated in a single Currency as the Borrower may request in accordance herewith. Each ABR Loan shall be denominated in Dollars. Each Term Benchmark Loan shall be denominated in Dollars or an Agreed Foreign Currency (other than Sterling and Swiss Francs). Each RFR Loan shall be denominated in Sterling or Swiss Francs. Each Lender at its option may make any Term Benchmark Loan or RFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)
Minimum Amounts. Each Term Benchmark Borrowing and RFR Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $1,000,000, and each ABR Borrowing (whether a Syndicated Loan or a Swingline Loan) shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000 (or, in each case, such smaller amounts as may be agreed by the Administrative Agent); provided that a Syndicated ABR Borrowing of a Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement of such Class as contemplated by Section 2.05(f). Borrowings of more than one Class, Currency and Type may be outstanding at the same time.
(d)
Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Term Benchmark Borrowing or RFR Borrowing) any Borrowing if the Interest Period requested therefor would end after the Final Maturity Date with respect to such Borrowing.
(e)
Treatment of Classes. Notwithstanding anything to the contrary contained herein, with respect to each Syndicated Loan, Swingline Loan or Letter of Credit designated in Dollars (including any Loan requested pursuant to Section 2.20), the Administrative Agent shall deem the Borrower to have requested that such Syndicated Loan, Swingline Loan or Letter of Credit be applied ratably to each of the Dollar Commitments and the Multicurrency Commitments, based upon the percentage of the aggregate Commitments represented by the Dollar Commitments and the Multicurrency Commitments, respectively; provided that, if the ratable share of such Syndicated Loan, Swingline Loan or Letter of Credit that would be applied to the Multicurrency Commitments pursuant to this clause (e) exceeds the unused Multicurrency Commitments, such excess shall be allocated to the Dollar Commitments (rather than the Multicurrency Commitments) up to an amount not to exceed the unused Dollar Commitments.
SECTION 2.03.
Requests for Syndicated Borrowings.
(a)
Notice by the Borrower. To request a Syndicated Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or electronic communication (i) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in a Foreign Currency, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of the proposed Borrowing, (iii) in the case of an RFR Borrowing, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of the proposed Borrowing or (iv) in the case of a Syndicated ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic communication or telecopy to the Administrative Agent of a written Borrowing Request in a form reasonably approved by the Administrative Agent and signed by the Borrower.
(b)
Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)
whether such Borrowing is to be made under the Dollar Commitments or the Multicurrency Commitments;
(ii)
the aggregate amount and Currency of the requested Borrowing;
(iii)
the date of such Borrowing, which shall be a Business Day;
(iv)
in the case of a Syndicated Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;
(v)
in the case of a Borrowing denominated in an Agreed Foreign Currency, whether such Borrowing is to be a Term Benchmark Borrowing or an RFR Borrowing;
(vi)
in the case of a Term Benchmark Borrowing or RFR Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and
(vii)
the location and number of the Borrower’s account to which funds are to be disbursed.
(c)
Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.

(d)
Failure to Elect. If no election as to the Class of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be deemed to be under the Multicurrency Commitments. If no election as to the Currency of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be denominated in Dollars. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be a Term Benchmark Borrowing having an Interest Period of one month and, if an Agreed Foreign Currency has been specified, the requested Syndicated Borrowing shall be a Term Benchmark Borrowing or RFR Borrowing, as applicable, denominated in such Agreed Foreign Currency and having an Interest Period of one month. If a Term Benchmark Borrowing or RFR Borrowing is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been specified), the requested Borrowing shall be a Term Benchmark Borrowing denominated in Dollars having an Interest Period of one month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
SECTION 2.04.
Swingline Loans.
(a)
Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender severally agrees to make Swingline Loans under each Commitment to the Borrower from time to time during the Extended Availability Period in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans of both Classes of Commitments exceeding $150,000,000 or the aggregate principal amount of outstanding Swingline Loans of any Swingline Lender exceeding the amount set forth opposite the name of such Swingline Lender on Schedule 2.04, (ii)(A) in the case of any Swingline Lender with a Dollar Commitment, the sum of such Swingline Lender’s outstanding Dollar Loans, its LC Exposure, its outstanding Swingline Loans and (without duplication) its other Swingline Exposure exceeding its Dollar Commitment and (B) in the case of any Swingline Lender with a Multicurrency Commitment, the sum of such Swingline Lender’s outstanding Multicurrency Loans, its LC Exposure, its outstanding Swingline Loans and (without duplication) its other Swingline Exposure exceeding its Multicurrency Commitment, (iii) the total Revolving Dollar Credit Exposures exceeding the aggregate Dollar Commitments at such time, (iv) the total Revolving Multicurrency Credit Exposures exceeding the aggregate Multicurrency Commitments at such time or (v) the total Covered Debt Amount exceeding the Borrowing Base then in effect; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)
Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or electronic communication) not later than 1:00 p.m., New York City time, on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the Swingline Lender from which such Swingline Loan shall be made, the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from the Borrower. Each Swingline Lender shall make each applicable Swingline Loan by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders by 4:00 p.m., New York City time, on the requested date of such Swingline Loan. The Administrative Agent will make such Swingline Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower; provided that Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(c)
Participations by Lenders in Swingline Loans. Subject to Section 2.20, any Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time on any Business Day, require the Lenders of the applicable Class of Commitments to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans of such Class made by such Swingline Lender. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which the applicable Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each applicable Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the applicable Swingline Lender, such Lender’s Applicable Percentage, as the case may be, of such Swingline Loan or Loans; provided that no Lender shall be required to purchase a participation in a Swingline Loan pursuant to this Section 2.04(c) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Swingline Loan was made and (y) the Required Lenders of the respective Class shall have so notified the applicable Swingline Lender in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist. Unless a Swingline Lender has received the written notice referred to in the previous sentence prior to the time such Swingline Loan was made, then, subject to the terms and conditions hereof, such Swingline Lender shall be entitled to assume all such conditions are satisfied.

Subject to the foregoing and Section 2.20, each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments of the respective Class, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the relevant Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear. The purchase of participations in a Swingline

Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)
Resignation and Replacement of Swingline Lender. Any Swingline Lender may resign and be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and a successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of any Swingline Lender. In addition if any Swingline Lender, in its capacity as a Lender, assigns all of its Loans and Commitments in connection with the terms of this Agreement, such Swingline Lender shall be deemed to have automatically resigned as a Swingline Lender hereunder. The Administrative Agent shall notify the Lenders of any such replacement of any Swingline Lender. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced or resigning Swingline Lender pursuant Section 2.11. From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans to be made by such successor Swingline Lender thereafter and (ii) references herein to the term “Swingline Lender” and/or “Swingline Lenders” shall be deemed to refer to such successor or successors (and the other current Swingline Lenders, if applicable) or to any previous Swingline Lender, or to such successor or successors (and all current Swingline Lenders) and all previous Swingline Lenders, as the context shall require. After the replacement or resignation of the Swingline Lender hereunder, the replaced or resigning Swingline Lender shall have no obligation to make additional Swingline Loans.
(e)
Designation of Additional Swingline Lenders. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Swingline Lenders one (1) or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and the other Loan Documents and (ii) references herein or therein to the term “Swingline Lender” shall be deemed to include such Lender in its capacity as a maker of Swingline Loans hereunder.
SECTION 2.05.
Letters of Credit.
(a)
General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request each Issuing Bank to issue, at any time and from time to time during the Extended Availability Period and under either the Dollar Commitments or Multicurrency Commitments, Letters of Credit denominated in Dollars or (in the case of Letters of Credit under the Multicurrency Commitments) in any Agreed Foreign Currency for its own account or the account of its designee (provided that the Obligors shall remain primarily liable to the Lenders hereunder for payment and reimbursement of all amounts payable in respect of the Letters of Credit hereunder) in such form as is acceptable to such Issuing Bank in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments up to the aggregate amount available to be drawn thereunder. Without limiting any rights of an Issuing Bank under this Section 2.05, no Issuing Bank shall be obligated to issue, amend, renew or extend any Letter of Credit (x) denominated in any Foreign Currency if at the time of such issuance, such Issuing Bank, in its capacity as a Lender, would not be required to make Loans in such Foreign Currency hereunder~~.~~ or (y) the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Countries, that, at the time of such funding, is the subject of any Sanctions prohibiting such funding or (ii) in any other manner, in each case, as would result in a violation of any Sanctions by any party to this Agreement.
(b)
Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to any Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, whether such Letter of Credit is to be issued under the Dollar Commitments or the Multicurrency Commitments, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(c)
Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the applicable Issuing Bank requested to issue such Letter of Credit (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed the amount set forth opposite the name of such Issuing Bank on Schedule 2.05 (or such greater amount as such Issuing Bank may agree in its sole discretion); (ii) the total Revolving Dollar Credit Exposures of Dollar Lenders with Dollar Commitments then in effect shall not exceed the aggregate Dollar Commitments at such time; (iii) the total Revolving Multicurrency Credit Exposures of Multicurrency Lenders with Multicurrency Commitments then in effect shall not exceed the aggregate Multicurrency Commitments at such time; and (iv)(A) with respect to each Issuing Bank that is a Swingline Lender with a Dollar Commitment, the sum of such Swingline Lender’s outstanding Dollar Loans, its LC Exposure, its outstanding Swingline Loans and (without duplication) its other Swingline Exposure shall not exceed its Dollar Commitment then in effect and (B) with respect to each Issuing Bank that is a Swingline Lender with a Multicurrency Commitment, the sum of such Swingline Lender’s outstanding Multicurrency Loans, its LC Exposure, its outstanding Swingline Loans and (without duplication) its other Swingline Exposure shall not exceed its Multicurrency Commitment then in effect; and (v) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.
(d)
Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date); provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods. No Letter of Credit may be renewed following the earlier to occur of the Extended Commitment Termination Date and the Termination Date, except to the extent that the relevant Letter of Credit is Cash Collateralized no later than five (5) Business Days prior to the Extended Commitment Termination Date or Termination Date, as applicable, or supported by another letter of credit, in each case pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank and the Administrative Agent.
(e)
Participations. Subject to Section 2.20, by the issuance of a Letter of Credit of a Class of Commitment (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Bank, and without any further action on the part of such Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender of such Class, and each Lender of such Class hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the applicable Commitments; provided that no Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section 2.05(e) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Letter of Credit was issued and (y) the Administrative Agent or any Lender shall have so notified such Issuing Bank in writing at least two (2) Business Days prior to the requested date of issuance of such Letter of Credit and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist. Unless an Issuing Bank has received written notice from any Lender, the Administrative Agent or the Borrower, at least two (2) Business Days prior to the requested date of issuance of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall be entitled to assume all such conditions are satisfied.

Subject to Section 2.20, in consideration and in furtherance of the foregoing, each Lender of a Class of Commitment hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of each Issuing Bank, such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of each LC Disbursement made by such Issuing Bank in respect of Letters of Credit of such Class promptly upon the request of such Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)
Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided that, if such LC Disbursement is not less than $1,000,000 (or such smaller amount as may be agreed to by the Administrative Agent) and is denominated in Dollars, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Syndicated ABR Borrowing or a Swingline Loan of the respective Class in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Syndicated ABR Borrowing or Swingline Loan.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Lender with a Commitment then in effect of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, thereof.

(g)
Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by such Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s fraud, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i)
the Issuing Banks may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;
(ii)
the Issuing Banks shall have the right, in their sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iii)
this sentence shall establish the standard of care to be exercised by the Issuing Banks when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
(h)
Disbursement Procedures. Each Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. The applicable Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic communication) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.
(i)
Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within two (2) Business Days following the date when due pursuant to paragraph (f) of this Section, then the provisions of Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for account of such Lender to the extent of such payment.

(j)
Resignation and/or Replacement of an Issuing Bank. An Issuing Bank may resign and be replaced at any time by written agreement among the Borrower, the Administrative Agent, the resigning Issuing Bank and the successor Issuing Bank. In addition, if any Issuing Bank, in its capacity as a Lender, assigns all of its Loans and Commitments in accordance with the terms of this Agreement, such Issuing Bank may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided that no consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing), resign as an Issuing Bank hereunder upon not less than three (3) Business Days prior written notice to the Administrative Agent and the Borrower; provided, further, in determining whether to give any such consent, the Borrower may consider, among other factors, the sufficiency of availability of Letters of Credit hereunder. The Administrative Agent shall notify the Lenders of any such resignation and replacement of an Issuing Bank. Upon the effectiveness of any resignation or replacement of an Issuing Bank, the Borrower shall pay all unpaid fees accrued for account of the resigning or replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of the appointment of a successor Issuing Bank, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” and/or “Issuing Banks” shall be deemed to refer to such successor or successors (and other current Issuing Banks, if applicable) or to any previous Issuing Bank, or to such successor or successors (and all other current Issuing Banks) and all previous Issuing Banks, as the context shall require. After the effective replacement or resignation of the Issuing Bank hereunder, the replaced or resigning Issuing Bank, as the case may be, shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.
(k)
Cash Collateralization. If the Borrower shall be required to provide Cash Collateral for LC Exposure pursuant to Section 2.05(d), Section 2.09(a), Section 2.10(b) or (c), Section 2.20 or the last paragraph of Article VII, the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent Cash denominated in the Currency of the Letter of Credit under which such LC Exposure arises in an amount equal to the amount required under Section 2.09(a), Section 2.10(b) or (c), Section 2.20 or the last paragraph of Article VII, as applicable. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Guarantee and Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.
(l)
Additional Issuing Banks. From time to time, the Borrower may, by notice to the Administrative Agent, designate additional Extending Lenders as Issuing Banks, each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent; provided that each such notice shall include an updated Schedule 2.05; provided, further, that the Borrower shall not update Schedule 2.05 to increase any Issuing Bank’s maximum LC Exposure without such Issuing Bank’s consent. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent

(which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.
SECTION 2.06.
Funding of Borrowings.
(a)
Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (i) in the case of any Loan (other than a Syndicated ABR Borrowing), 11:00 a.m. New York City time, and (ii) in the case of any Loan that is a Syndicated ABR Borrowing, 1:00 p.m. New York City time, in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Syndicated ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)
Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph shall relieve any Lender of its obligation to fulfill its commitments hereunder, and this paragraph shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 2.07.
Interest Elections.
(a)
Elections by the Borrower for Syndicated Borrowings. Subject to Section 2.03(d), the Loans constituting each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing or RFR Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Term Benchmark Borrowing or RFR Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided, however, that (i) a Syndicated Borrowing of a Class may only be continued or converted into a Syndicated Borrowing of the same Class, (ii) except as set forth in Sections 2.13, 2.20 and 2.21, a Syndicated Borrowing denominated in one Currency may not be continued as, or converted to, a

Syndicated Borrowing in a different Currency, (iii) prior to the Extended Commitment Termination Date, no Term Benchmark Borrowing denominated in a Foreign Currency or RFR Borrowing may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures would exceed the aggregate Multicurrency Commitments, and (iv) a Term Benchmark Borrowing denominated in a Foreign Currency or RFR Borrowing may not be converted to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.
(b)
Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone, delivery of a signed interest election request or email by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but no later than the close of business on the date of such request) by hand delivery or telecopy or electronic communication to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)
Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)
the Borrowing (including the Class of Commitment) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and
(iv)
if the resulting Borrowing is a Term Benchmark Borrowing or RFR Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).
(d)
Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)
Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing or RFR Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Syndicated Term Benchmark Borrowing consistent with the existing Loan of the same Class having an Interest Period of one month, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof (other than the last paragraph of Article VII), if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, (i) any Term Benchmark Borrowing denominated in Dollars shall, at the end of the applicable Interest Period for such Term Benchmark Borrowing, be automatically converted to an ABR Borrowing and (ii) any Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall not have an Interest Period of more than one month’s duration.
SECTION 2.08.
Termination, Reduction or Increase of the Commitments.
(a)
Scheduled Termination. Unless previously terminated, the Commitments of each Extending Lender with respect to such Extending Lender’s Extended Loans shall terminate on the Extended Commitment Termination Date and the Commitments of each Non-Extending Lender with respect to such Non-Extending Lender’s Non-Extended Loans shall terminate on the Non-Extended Commitment Termination Date for such Non-Extending Lender.
(b)
Voluntary Termination or Reduction. The Borrower may at any time without premium or penalty terminate, or from time to time reduce, the Commitments of either Class of Commitment; provided that (i) each reduction of the Commitments of a Class shall be in an amount that is $10,000,000 (or, if less, the entire amount of the Commitments of such Class) or a larger multiple of $1,000,000 in excess thereof (or, if less, the entire amount of the Commitments of such Class) and (ii) the Borrower shall not terminate or reduce the Commitments of either Class of Commitment if, after giving effect to any concurrent prepayment of the Syndicated Loans of such Class in accordance with Section 2.10, the total Revolving Credit Exposures of such Class would exceed the total Commitments of such Class. Any such reduction of the Commitments below the principal amount of the Swingline Loans permitted under Section 2.04(a)(i) and the Letters of Credit permitted under Section 2.05(c)(i) shall result in a dollar-for-dollar reduction of such amounts as applicable.
(c)
Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of a Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(d)
Effect of Termination or Reduction. Any termination or reduction of the Commitments of a Class of Commitments pursuant to clause (b) shall be permanent. Each reduction of the Commitments of a Class of Commitments pursuant to clause (b) shall be made ratably among the Lenders of such Class in accordance with their respective Commitments.
(e)
Increase of the Commitments.
(i)
Requests for Increase by Borrower. The Borrower may, at any time, request that the Commitments hereunder of a Class of Commitments be increased (each such proposed increase being a “Commitment Increase”) (provided that in no event shall a Class of Non-Extended Loans be increased hereunder), upon notice to the Administrative Agent (who shall promptly notify the Lenders), which notice shall specify each existing Lender that shall have agreed to an additional Commitment of the same Class as its existing Commitment (each an “Increasing Lender”) and/or each additional lender that shall have agreed to a new Commitment or existing Lender that shall have agreed to a new Commitment of a different Class than its existing Commitment (each an “Assuming Lender”) ~~that shall have agreed to an additional Commitment~~  and the date on which such increase is expected to be effective (the date of actual effectiveness, the “Commitment Increase Date”), which shall be a Business Day at least three (3) Business Days (or such shorter period as the Administrative Agent may reasonably agree) after delivery of such notice and at least 30 days prior to the Extended Commitment Termination Date; provided that:
(A)
the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $10,000,000 or a larger multiple of $5,000,000 in excess thereof (or such lesser amount as the Administrative Agent may reasonably agree);
(B)
immediately after giving effect to such Commitment Increase (including, if applicable, the substantially concurrent reduction of the Commitments of a Non-Extending Lender in accordance with Section 2.08(f)), the total Commitments of all of the Lenders hereunder shall not exceed $2,500,000,000;
(C)
each Assuming Lender shall be consented to by the Administrative Agent, each Issuing Bank and each Swingline Lender (such consent not to be unreasonably withheld or delayed);
(D)
no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and
(E)
the representations and warranties contained in this Agreement shall be true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii)
Effectiveness of Commitment Increase by Borrower. ~~An~~On the Commitment Increase Date for any Commitment Increase, an Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date with the Commitment in the amount set forth in the applicable Commitment Increase Supplement, and the Commitment of the respective Class of any Increasing Lender ~~and such Assuming Lender~~part of such Commitment Increase, if any, shall be increased as of such Commitment Increase Date to the amount set forth in the applicable Commitment Increase Supplement; provided that:

(x) the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(y) each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 11:00 a.m., New York City time on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent (each, a “Commitment Increase Supplement”), pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment in each case of the respective Class, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders of such Class (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii)
Recordation into Register. Upon its receipt of a Commitment Increase Supplement executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.
(iv)
Adjustments of Borrowings upon Effectiveness of Increase. On the Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) of the affected Class of Commitments in full, (B) simultaneously borrow new Loans of such Class hereunder in an amount equal to such prepayment (which may also include the amount of any fees, expenses or amounts due by the Borrower on or prior to the Commitment Increase Date); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the

Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans of such Class are held ratably by the Lenders of such Class in accordance with the respective Commitments of such Class of such Lenders (after giving effect to such Commitment Increase) and (C) pay to the Lenders of such Class the amounts, if any, payable under Section 2.15 as a result of any such prepayment. Concurrently therewith, the Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Swingline Loans and Letters of Credit of such Class so that such interests are held ratably in accordance with their commitments of such Class as so increased.
(f)
Reduction of Non-Extending Lenders’ Commitment. Notwithstanding anything to the contrary herein (including Section 2.08(d)):
(i)
The Borrower may at any time terminate, or from time to time reduce, the Commitment of any Non-Extending Lender without reducing the Commitments of any other Lender of the same Class of Commitments as such Non-Extending Lender; provided that each reduction of the Commitment of a Non-Extending Lender hereunder shall be in an amount that is $10,000,000 or a larger multiple of $5,000,000 in excess thereof (or, in each case, the entire Commitment of such Non-Extending Lender).
(ii)
The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitment of any Non-Extending Lender under this clause (f) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise each Lender of the contents thereof. Each notice delivered by the Borrower pursuant to this clause (f) shall be irrevocable.
(iii)
Any termination or reduction of the Commitment of any Non-Extending Lender pursuant to this clause (f) shall be permanent and shall be made concurrently with all required reallocation prepayments and cash collateralizations required under Section 2.20.
SECTION 2.09.
Repayment of Loans; Evidence of Debt.
(a)
Repayment. The Borrower hereby unconditionally promises to pay the Loans of each Class of Final Maturity Date or Commitments, as applicable, as follows:
(i)
to the Administrative Agent for account of the Lenders of such Class of Final Maturity Date the outstanding principal amount of the Syndicated Loans of the Lenders of such Class of Final Maturity Date on the applicable Final Maturity Date; and
(ii)
to the applicable Swingline Lender the then unpaid principal amount of each Swingline Loan of each Class of Commitment denominated in Dollars made by such Swingline Lender, on the earlier of the Extended Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least ten (10) Business Days after such Swingline Loan is made; provided that on each date that a Syndicated Borrowing of such Class of Commitment is made, the Borrower shall repay all Swingline Loans of such Class of Commitment then outstanding.

In addition, on the Extended Commitment Termination Date, the Borrower shall deposit Cash into the Letter of Credit Collateral Account (denominated in the Currency of the Letter of Credit under which such LC Exposure arises) in an amount equal to 100% of the undrawn face amount of all Letters of Credit outstanding on the close of business on the Extended Commitment Termination Date, such deposit to be held by the Administrative Agent as collateral security for the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.

(b)
Manner of Payment. Prior to any repayment or prepayment of any Borrowings to any Lenders of any Class of Commitment hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic communication) of such selection not later than the time set forth in Section 2.10(~~e~~f) prior to the scheduled date of such repayment; provided that each repayment of Borrowings to any Lenders of a Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Syndicated Borrowing to Lenders of a Class of Commitments shall be applied ratably to the Loans included in such Borrowing and each payment of a Syndicated Borrowing to Lenders of a Class of Final Maturity Date shall be applied ratably to Non-Extending Lenders or Extending Lenders, as applicable, with Loans included in such Borrowing.
(c)
Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.
(d)
Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class of Commitment or Final Maturity Date hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.
(e)
Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(f)
Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note; in such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably approved by the Administrative Agent.

Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.10.
Prepayment of Loans.
(a)
Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty except for payments under Section 2.15, subject to the requirements of this Section. Any prepayment of a Borrowing made in accordance with this clause (a) shall be applied ratably among the Lenders of a Class of Commitment unless such prepayment is made in connection with the reduction of Commitments in accordance with Section 2.08(b) or (f) in which case such prepayment shall be applied in accordance with Section 2.08(d) or (f), as applicable.
(b)
Mandatory Prepayments due to Changes in Exchange Rates.
(i)
Determination of Amount Outstanding. On each Quarterly Date and, in addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Lenders and the Borrower thereof.
(ii)
Prepayment. If on the date of such determination the aggregate Revolving Multicurrency Credit Exposure minus the Multicurrency LC Exposure fully Cash Collateralized on such date exceeds 105% of the aggregate amount of the Multicurrency Commitments as then in effect, the Borrower shall, if requested by the Required Multicurrency Lenders (through the Administrative Agent), prepay the Syndicated Multicurrency Loans and Swingline Loans of the Swingline Lenders with a Multicurrency Commitment (and/or provide Cash Collateral for Multicurrency LC Exposure as specified in Section 2.05(k)) within 15 Business Days following the Borrower’s receipt of such request in such amounts as shall be necessary so that after giving effect thereto the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Commitments.

For purposes hereof “Currency Valuation Notice” means a notice given by the Required Multicurrency Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Multicurrency Credit Exposure. The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period.

Any prepayment pursuant to this paragraph shall be applied, first to Swingline Multicurrency Loans outstanding, second, to Syndicated Multicurrency Loans outstanding and third, as cover for Multicurrency LC Exposure.

(c)
Mandatory Prepayments due to Borrowing Base Deficiency. In the event that at any time any Borrowing Base Deficiency shall exist, the Borrower shall, within five (5) Business Days after delivery of the applicable Borrowing Base Certificate, prepay the Loans (or provide Cash Collateral for Letters of Credit as contemplated by Section 2.05(k)) or reduce Other Covered Indebtedness or any other Indebtedness that is included in the Covered Debt Amount at such time in such amounts as shall be necessary so that such Borrowing Base Deficiency is cured; provided that (i) the aggregate amount of such prepayment of Loans (and Cash Collateral for Letters of Credit) shall be at least equal to the Revolving Percentage times the aggregate prepayment of the Covered Debt Amount, and (ii) if, within five (5) Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency, the Borrower shall present the Administrative Agent with a reasonably feasible plan to enable such Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall include the five (5) Business Days permitted for delivery of such plan), then such prepayment or reduction shall not be required to be effected immediately but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period (or any extended period consented to by the Administrative Agent in its sole discretion).
(d)
Mandatory Prepayments During Amortization Period. During the period commencing on the date immediately following the Commitment Termination Date with respect to any Loans of any Lender or Lenders and ending on the Final Maturity Date with respect to the Loans of such Lender or Lenders:
(i)
Asset Disposition. If the Borrower or any of its Subsidiaries (other than a Financing Subsidiary) Disposes of any property which results in the receipt by such Person of Net Cash Proceeds in excess of $2,000,000 in the aggregate since the applicable Commitment Termination Date, the Borrower shall prepay an aggregate principal amount of such Loans owed to such Lender or Lenders equal to 100% of such Net Cash Proceeds no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.09(b)).
(ii)
Equity Issuance. Upon the sale or issuance by the Borrower or any of its Subsidiaries (other than a Financing Subsidiary) of any of its Equity Interests (other than any sales or issuances of Equity Interests to the Borrower or any Subsidiary Guarantor), the Borrower shall prepay an aggregate principal amount of such Loans owed to such Lender or Lenders equal to 75% of all Net Cash Proceeds received therefrom no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.09(b)).

(iii)
Indebtedness. Upon the incurrence or issuance by the Borrower or any of its Subsidiaries (other than a Financing Subsidiary) of any Indebtedness (other than the making of any Loans or issuance of any Letters of Credit hereunder), the Borrower shall prepay an aggregate principal amount of such Loans owed to such Lender or Lenders equal to 100% of all Net Cash Proceeds received therefrom no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.09(b)).
(iv)
Extraordinary Receipt. Upon any Extraordinary Receipt (which, when taken with all other Extraordinary Receipts received after the applicable Commitment Termination Date, exceeds $5,000,000 in the aggregate) received by or paid to or for the account of the Borrower or any of its Subsidiaries (other than a Financing Subsidiary), and not otherwise included in clauses (i), (ii) or (iii) of this Section 2.10(d), the Borrower shall prepay an aggregate principal amount of such Loans owed to such Lender or Lenders equal to 100% of all Net Cash Proceeds received therefrom no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.09(b)).
(v)
Return of Capital. If any Obligor shall receive any Return of Capital (other than from any Financing Subsidiary), the Borrower shall prepay an aggregate principal amount of such Loans owed to such Lender or Lenders equal to 90% of such Return of Capital (excluding amounts payable by the Borrower pursuant to Section 2.15) no later than the fifth Business Day following the receipt of such Return of Capital (such prepayments to be applied as set forth in Section 2.09(b)).

Notwithstanding the foregoing, (I) Net Cash Proceeds and Return of Capital required to be applied to the prepayment of the Loans pursuant to this Section 2.10(d) shall (A) (I) from the period commencing on any Non-Extended Commitment Termination Date and ending on the Extended Commitment Termination Date, be applied ratably among the Non-Extending Lenders for which any Non-Extended Commitment Termination Date shall have occurred and (II) from the Extended Commitment Termination Date to the Extended Final Maturity Date, be applied in accordance with ~~the Guarantee and Security Agreement and~~Section 2.10(e) and (B) exclude the amount necessary for the Borrower to make all required distributions (which shall be no less than the amount estimated in good faith by Borrower under Section 6.05(b) herein) to maintain the status of a RIC under the Code and a “business development company” under the Investment Company Act for so long as the Borrower retains such status and to avoid payment by the Borrower of federal excise Taxes imposed by Section 4982 of the Code for so long as the Borrower retains the status of a RIC under the Code and (II) if the Loans to be prepaid pursuant to this Section 2.10(d) are Term Benchmark Loans, the Borrower may defer such prepayment until the last day of the Interest Period applicable to such Loans owed to such Lender or Lenders, so long as the Borrower deposits an amount equal to such Net Cash Proceeds, no later than the fifth Business Day following the receipt of such Net Cash Proceeds, into a segregated collateral account in the name and under the dominion and control of the Administrative Agent, pending application of such amount to the prepayment of the Loans on the last day of such Interest Period; provided, further, that the Administrative Agent may direct the application of such deposits as set forth in Section 2.09(b) at any time and if the Administrative Agent does so, no amounts will be payable by the Borrower pursuant to Section 2.15.

(e)
Payments Following the Commitment Termination Date or During an Event of Default. Notwithstanding any provision to the contrary in Section 2.09 or this Section 2.10:
(i)
any prepayment of Loans required to be made in connection with any of the events specified in Section 2.10(d) after the Extended Commitment Termination Date shall be applied to prepay Loans and/or cash collateralize outstanding Letters of Credit on a pro-rata basis between each outstanding Class of Revolving Credit Exposure; provided, that, so long as no Event of Default has occurred and is continuing, each prepayment in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency) shall be applied ratably among just the Multicurrency Lenders to prepay the Loans denominated in such Agreed Foreign Currency and, if after such payment, if applicable, or otherwise, the balance of the Loans denominated in such Agreed Foreign Currency remaining is zero, then, if there are any remaining proceeds, such amount shall be applied to prepay (in Dollars) the remaining Loans and/or cash collateralize outstanding Letters of Credit on a pro-rata basis (based on the aggregate outstanding Dollar Equivalent principal amount of such Loans and Letters of Credit) between each outstanding Class of Revolving Credit Exposure;
(ii)
after the Extended Commitment Termination Date, no optional prepayment of the Loans of any Class shall be permitted unless at such time, the Borrower also prepays the Loans of each other Class or, to the extent no Loans of any other Class are outstanding, provides cash collateral as contemplated by Section 2.05(k) for outstanding Letters of Credit of such Class, which prepayment (and cash collateral) shall be made on a pro-rata basis (based on the outstanding principal amounts of such Indebtedness) between each outstanding Class of Revolving Credit Exposure; and
(iii)
notwithstanding any other provision to the contrary in this Agreement, if an Event of Default has occurred and is continuing, then any payment or repayment of the Loans shall be applied to repay Loans and/or cash collateralize outstanding Letters of Credit on a pro rata basis (based on the aggregate Dollar Equivalents of the outstanding principal amounts of such Loans and Letters of Credit) between each outstanding Class of Revolving Credit Exposure.
(f)
~~(e)~~ Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan made by a Swingline Lender, such Swingline Lender) by telephone (confirmed by telecopy or electronic communication) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing denominated in Dollars (other than in the case of a prepayment pursuant to Section 2.10(d)), not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment (or such shorter period as may be agreed to by the Administrative Agent), (ii) in the case of prepayment of a Term Benchmark Borrowing denominated in a Foreign Currency (other than in the case of a prepayment pursuant to Section 2.10(d)), not later than 11:00 a.m., London time, four (4) Business Days before the date of prepayment, (iii) in the case of prepayment of a RFR Borrowing (other than in the case of a prepayment pursuant to Section 2.10(d)), not later than 11:00 a.m., London time, four (4) Business Days before the date of prepayment, (iv) in the case of prepayment of a Syndicated ABR Borrowing (other than in the case of a prepayment pursuant to Section 2.10(d)), not later than 11:00 a.m., New York City time on the date of prepayment, (v) in the case of prepayment of a

Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment, and (vi) in the case of any prepayment pursuant to Section 2.10(d), not later than 1:00 p.m., New York City time, on the date of prepayment or, in each case of the notice periods described in this clause (e), such lesser period as the Administrative Agent may reasonably agree. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if (i) a notice of prepayment is given in connection with a conditional notice of reduction or termination of the Commitments of a Class as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of reduction or termination is revoked in accordance with Section 2.08 and (ii) any notice given in connection with Section 2.10(d) may be conditioned on the consummation of the applicable transaction contemplated by such Section and the receipt by the Borrower or any such Subsidiary (other than a Financing Subsidiary) of Net Cash Proceeds. Promptly following receipt of any such notice relating to a Syndicated Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02 or in the case of a Swingline Loan, as provided in Section 2.04, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing of a Class of Commitments or Final Maturity Date shall be applied ratably to the Loans held by the Lenders of such Class included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(b) unless such prepayment is made in connection with the reduction of Commitments in accordance with Section 2.08(b) or (f) in which case such prepayment shall be applied in accordance with Section 2.08(d) or (f), as applicable.
SECTION 2.11.
Fees.
(a)
Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.325% on the average daily unused amount of the Dollar Commitment and Multicurrency Commitment, as applicable, of such Lender during the period from and including the date hereof to but excluding the earlier of the date such commitment terminates and such Lender’s Commitment Termination Date. Accrued commitment fees shall be payable within one Business Day after each Quarterly Date and on the earlier of the date the Commitments of the respective Class terminate and the Commitment Termination Date of such Class, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, (i) the daily unused amount of the applicable Commitment shall be determined as of the end of each day and (ii) the Commitment of any Class of a Lender shall be deemed to be used to the extent of the outstanding Syndicated Loans and LC Exposure of such Class of such Lender (and the Swingline Exposure of such Class of such Lender shall be disregarded for such purpose).
(b)
Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit of each Class of Commitments, which shall accrue at a rate per annum equal to, in the case of any Extending Lender, the Extended Applicable Margin and, in the case of any Non-Extending Lender, the Non-Extended Applicable Margin, in each case, applicable to interest on Term Benchmark Loans (or, if such Letter of Credit is denominated in Sterling or Swiss Francs, RFR Loans) on the average daily amount of such Lender’s LC Exposure of such Class (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment of such Class terminates and the date on which such Lender ceases to have any LC Exposure of such Class, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of such Issuing Bank’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees with respect to the Letters of Credit shall be payable (i) with respect to the Issuing Bank, on the Termination Date and (ii) with respect to any Lender, on the earlier to occur of such Lender’s Final Maturity Date and the Termination Date and the Borrower shall pay any such fees that have accrued and that are unpaid on such date and, in the event any Letters of Credit shall be outstanding that have expiration dates after the Termination Date, the Borrower shall prepay on the Termination Date the full amount of the participation and fronting fees that will accrue on such Letters of Credit subsequent to the Termination Date through but not including the date such outstanding Letters of Credit are scheduled to expire (and, in that connection, the Lenders agree not later than the date two (2) Business Days after the date upon which the last such Letter of Credit shall expire or be terminated to rebate to the Borrower the excess, if any, of the aggregate participation and fronting fees that have been prepaid by the Borrower over the sum of the amount of such fees that ultimately accrue through the date of such expiration or termination and the aggregate amount of all other unpaid obligations hereunder at such time). Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)
Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)
Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars (or, at the election of the Borrower with respect to any fees payable to an Issuing Bank on account of Letters of Credit issued by such Issuing Bank in any Foreign Currency, in such Foreign Currency) and immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent obvious error.
SECTION 2.12.
Interest.

(a)
ABR Loans. The Loans constituting each ABR Borrowing (including each Swingline Loan) that are made by the Extending Lenders shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Extended Applicable Margin. The Loans constituting each ABR Borrowing (including each Swingline Loan) that are made by the Non-Extending Lenders shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Non-Extended Applicable Margin.
(b)
Term Benchmark Loans. The Loans constituting each Term Benchmark Borrowing that are made by the Extending Lenders shall bear interest at a rate per annum equal to the Adjusted Term Benchmark Rate for the related Interest Period for such Borrowing plus the Extended Applicable Margin. The Loans constituting each Term Benchmark Borrowing that are made by the Non-Extending Lenders shall bear interest at a rate per annum equal to the Term Benchmark Rate for the related Interest Period for such Borrowing plus the Non-Extended Applicable Margin.
(c)
RFR Loans. The Loans constituting each RFR Borrowing that are made by the Extending Lenders shall bear interest at a rate per annum equal to the RFR plus the Extended Applicable Margin. The Loans constituting each RFR Borrowing that are made by the Non-Extending Lenders shall bear interest at a rate per annum equal to the Daily Simple RFR plus the Non-Extended Applicable Margin.
(d)
Default Interest. Notwithstanding the foregoing, if any Event of Default has occurred and is continuing and the Required Lenders have elected to increase pricing, the interest rates applicable to Loans and any fee or other amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above, (ii) in the case of any Letter of Credit, 2% plus the fee otherwise applicable to such Letter of Credit as provided in Section 2.11(b)(i), or (iii) in the case of any fee or other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(e)
Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and, in the case of Syndicated Loans, with respect to any Lender, upon the earlier of such Lender’s Final Maturity Date and the Termination Date; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Syndicated ABR Loan prior to such Lender’s Final Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.
(f)
Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed (i) by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) on Multicurrency Loans denominated in Sterling or Canadian Dollars shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Daily Simple RFR or Adjusted Term Benchmark Rate shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.
(g)
Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 2.13.
Inability to Determine Interest Rates . Subject to Section 2.22, if, prior to the commencement of any Interest Period for any Term Benchmark Borrowing of a Class or at any time for an RFR Borrowing (the Currency of such Borrowing herein called the “Affected Currency”):
(a)
(A) in the case of a Term Benchmark Borrowing, the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) the Adjusted Term Benchmark Rate for the Affected Currency cannot be determined pursuant to the definition thereof or (B) in the case of an RFR Borrowing, the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that the Daily Simple RFR for the Affected Currency cannot be determined pursuant to the definition thereof; or
(b)
(A) in the case of a Term Benchmark Borrowing, the Administrative Agent shall have received notice from the Required Lenders of such Class of Commitments that the Adjusted Term Benchmark Rate for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period or (B) in the case of an RFR Borrowing, the Administrative Agent shall have received notice from the Required Multicurrency Lenders that the Daily Simple RFR for the Affected Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such RFR Borrowing;

then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and the affected Lenders as promptly as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Term Benchmark Borrowing or RFR Borrowing denominated in the Affected Currency shall be ineffective and, if the Affected Currency is Dollars, such Syndicated Borrowing (unless prepaid) shall be continued as, or converted to, a Syndicated ABR Borrowing at the end of the applicable Interest Period, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Term Benchmark Borrowing denominated in Dollars, such Borrowing shall be made as a Syndicated ABR Borrowing, (iii) if the Affected Currency is a Foreign Currency other than Canadian Dollars, (A) any Borrowing Request that requests a Term

Benchmark Borrowing or RFR Borrowing denominated in the Affected Currency shall be made as a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing or RFR Borrowing in the Affected Currency, at the Borrower’s election shall either (1) be converted to a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, (2) be converted into a Syndicated ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, or (3) be prepaid in full immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, and (iv) if the Affected Currency is Canadian Dollars, (A) any Borrowing Request that requests a Term Benchmark Borrowing denominated in Canadian Dollars shall be made as a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Canadian Prime Rate; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing in Canadian Dollars, at the Borrower’s election, shall either (1) be converted to a Term Benchmark Borrowing denominated in Canadian Dollars with a Term Benchmark Rate equal to the Canadian Prime Rate at the end of applicable Interest Period; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) at the end of the applicable Interest Period, (2) be converted into a Syndicated ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) at the end of the applicable Interest Period, or (3) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice or, in the case of a Term Benchmark Borrowing, the last day of the current Interest Period for the applicable Term Benchmark Loan, if earlier, the Borrower shall be deemed to have elected clause (iii)(B)(1) or (iv)(B)(1) above, as applicable.

SECTION 2.14.
Increased Costs.

(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender or any Issuing Bank; or
(ii)
impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans or RFR Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making, converting to, continuing or maintaining any Term Benchmark Loan or RFR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then upon the request of such Lender or such Issuing Bank the Borrower will pay to such Lender or such Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided that no Lender will claim the payment of any of the amounts referred to in this paragraph if not generally claiming similar compensation from its other similar customers in similar circumstances (it being understood that no Lender shall be required to disclose price sensitive information or any other information).

(b)
Capital and Liquidity Requirements. If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Swingline Loans and Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity requirements), by an amount deemed to be material by such Lender or such Issuing Bank, then upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered; provided that no Lender will claim the payment of any of the amounts referred to in this paragraph if not generally claiming similar compensation from its other similar customers in similar circumstances (it being understood that no Lender shall be required to disclose price sensitive information or any other information).

(c)
Certificates from Lenders. A certificate of a Lender or an Issuing Bank (x) setting forth in reasonable detail the basis for and the calculation of the amount or amounts, in Dollars, necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, (y) setting forth in reasonable detail the manner of determination of such amount or amounts and (z) certifying that such Lender of such Issuing Bank or its holding company, as the case may be, is generally claiming similar compensation from its other similar customers in similar circumstances, shall be promptly delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)
Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.15.
Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period therefor (including as a result of the occurrence of any Commitment Increase Date or an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (including, in connection with any Commitment Increase Date, and regardless of whether such notice is permitted to be revocable under Section 2.10(~~e~~f) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Term Benchmark Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each affected Lender for such Lender’s loss, cost and reasonable expense attributable to such event (excluding loss of anticipated profits). In the case of a Term Benchmark Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of:
(i)
the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then-current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Term Benchmark Rate for such Currency for such Interest Period, over
(ii)
the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the market for the applicable Term Benchmark Rate at the commencement of such period.

Payment under this Section shall be made upon written request of a Lender delivered to the Borrower not later than five (5) Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section accompanied by a written certificate of such Lender setting forth in reasonable detail the basis for and the calculation of the amount or amounts that such Lender is entitled to receive pursuant to this Section, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

SECTION 2.16.
Taxes.
(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided that if the Borrower shall be required to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, applicable Lender or applicable Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)
Payment of Other Taxes by the Borrower. In addition, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.
(c)
Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank for and, within ten (10) Business Days after written demand therefor, pay the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority~~, except to the extent that any such Indemnified Taxes or Other Taxes arise as the result of the fraud, gross negligence or willful misconduct of the Administrative Agent, such Lender or such Issuing Bank~~. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.
(d)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) Business Days after written demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the

Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)
Evidence of Payments. As soon as practicable after any payment of ~~Indemnified~~ Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)
Tax Documentation. (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding ~~t~~Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments made under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)
Without limiting the generality of the foregoing:
(A)
any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (and such additional copies as shall be reasonably requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), ~~duly completed and~~ executed copies of Internal Revenue Service Form W-9 ~~or any successor form~~ certifying that such Lender is exempt from U.S. federal backup withholding tax; and

(B)
each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(w) ~~duly completed and~~ executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E or any successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(x) ~~duly completed~~executed copies of Internal Revenue Service Form W-8ECI ~~or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States~~,

(y) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (1) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (2) ~~duly completed and~~  executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form) certifying that the Foreign Lender is not a U.S. Person, or

(z) any other form including Internal Revenue Service Form W-8IMY as applicable prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(ii)
~~In addition, e~~Each Lender ~~shall deliver such forms promptly upon the obsolescence, expiration or invalidity of~~agrees that if any form or certification it previously delivered ~~by such Lender; provided it is legally able to do so at the time. Each Lender shall~~expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent ~~at any time the chief tax officer of such Lender becomes aware that it no longer satisfies the legal requirements to provide any previously delivered form or certificate to the Borrower (or any other form of certification adopted by the U.S. or other taxing authorities for such purpose).~~in writing of its legal inability to do so.
(g)
Documentation Required by FATCA. If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such document prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their respective obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)
Treatment of Certain Refunds. If the Administrative Agent, any Lender or an Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund or credit (in lieu of such refund) of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the ~~Borrower~~indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses ~~of the Administrative Agent, any Lender or an Issuing Bank, as the case may be,~~(including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund)~~; provided that the Borrower~~. Such indemnifying party, upon the request of ~~the Administrative Agent, any Lender or an Issuing Bank, agrees to repay~~such indemnified party, shall repay to such indemnified party the amount paid over ~~to the Borrower~~pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) ~~to the Administrative Agent, any Lender or an Issuing Bank~~ in the event ~~the Administrative Agent, any Lender or an Issuing Bank~~that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the ~~Administrative Agent, any Lender or an Issuing Bank~~indemnified party be required to pay any amount to ~~the Borrower~~an indemnifying party pursuant to this clause (h), the payment of which would place such Person in a less favorable net after-Tax position than such Person would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or an Issuing Bank to make available its ~~t~~Tax returns or its books or records (or any other information relating to its ~~t~~Taxes that it deems confidential) to the Borrower or any other Person.
(i)
Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.17.
Payments Generally; Pro Rata Treatment: Sharing of Set-offs.
(a)
Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to any Issuing Bank or any Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars, but not including principal of and interest on any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.15, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

Notwithstanding the foregoing provisions of this Section, if, after the making of any Borrowing in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Borrowing was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.

(b)
Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees of a Class of Commitments or Final Maturity Date then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements of such Class then due to such parties.
(c)
Pro Rata Treatment. Except to the extent otherwise provided herein: (i) other than with respect any Syndicated Borrowing requested pursuant to Section 2.20, each Syndicated Borrowing of a Class shall be made from the Lenders of such Class of Commitments and each Syndicated Borrowing of a Class requested pursuant to Section 2.20 shall be made from each Extending Lender, each payment of commitment fee under Section 2.11 shall be made for account of the Lenders of the applicable Class, and each termination or reduction of the amount of the Commitments of a Class of Commitments or Final Maturity Date under Section 2.08 shall be applied to the respective Commitments of the Lenders of such Class of Commitments or Final Maturity Date, pro rata according to the amounts of their respective Commitments of such Class of Commitments or Final Maturity Date; (ii) each Syndicated Borrowing of a Class of Commitments shall be allocated pro rata among the Lenders of such Class according to the amounts of their respective Commitments of such Class (in the case of the making of Syndicated Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Syndicated Loans of a Class of Commitments or Final Maturity Date by the Borrower shall be made for account of the Lenders of such Class of Commitments or Final Maturity Date pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class of Commitments or Final Maturity Date held by them; and (iv) each payment of interest on Syndicated Loans of a Class of Commitments or Final Maturity Date by the Borrower shall be made for account of the Lenders of such Class of Commitments or Final Maturity Date pro rata in accordance with the amounts of interest on such Loans of such Class of Commitments or Final Maturity Date then due and payable to the respective Lenders.
(d)
Sharing of Payments by Lenders. If any Lender of any Class of Commitment or Final Maturity Date shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans, or participations in LC Disbursements or Swingline Loans, of such Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans, and participations in LC Disbursements and Swingline Loans, and accrued interest thereon of such Class then due than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans, and participations in LC Disbursements and Swingline Loans, of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans, and participations in LC Disbursements and Swingline Loans, of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e)
Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the Federal Funds Effective Rate.
(f)
Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.06(a) or (b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.18.
Mitigation Obligations; Replacement of Lenders.
(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender or is a Non-Consenting Lender (as provided in Section 9.02(d)), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, each Issuing Bank and each Swingline Lender), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts then due and payable) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment is reasonably expected at the time of such assignment request to result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.19.
Defaulting Lenders.
(a)
Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or any Swingline Lender hereunder; third, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in the manner described in Section 2.09(a); fourth, as Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in the manner described in Section 2.09(a); sixth, to the payment of any amounts owing to the Lenders, Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or any Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations in respect of any LC Disbursement for which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied and waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations in respect of any LC Disbursement that is owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations in respect of any LC Disbursement that is owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.19(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(ii)
Certain Fees.
(A)
No Defaulting Lender shall be entitled to receive any fee pursuant to Sections 2.11(a) and (b) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided that such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19(d).
(B)
With respect to any Section 2.11(b) fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iii)
Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated (effective no later than one (1) Business Day after the Administrative Agent has actual knowledge that such Lender has become a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Applicable Dollar Percentages and Applicable Multicurrency Percentages, as the case may be (in each case calculated without regard to such Defaulting Lender’s Commitment), but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 9.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(iv)
Cash Collateral; Repayment of Swingline Loans. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrower shall not later than two (2) Business Days after demand by the Administrative Agent (at the direction of any Issuing Bank and/or any Swingline Lender), without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Swingline Exposure (which exposure shall be deemed equal to the applicable Defaulting Lender’s Applicable Percentage of the total outstanding Swingline Exposure (other than Swingline Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof)) and (y) second, Cash Collateralize each Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.19(d) or (z) make other arrangements reasonably satisfactory to the Administrative Agent, the Issuing Banks and the Swingline Lenders in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.
(v)
Amendments Etc. No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or any other Loan Documents and the Commitments and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether two-thirds (2/3rds) of the Lenders, two-thirds (2/3rds) of the Lenders of a Class, the Required Lenders or the Required Lenders of a Class have taken or may take any action hereunder or any other Loan Documents, except that the Commitments of such Lender may not be increased or extended, and, except as otherwise set forth herein, amounts payable to such Defaulting Lender hereunder may not be permanently reduced, without the consent of such Defaulting Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Defaulting Lender); provided, for the avoidance of doubt, Section 2.19(a)(ii) shall apply in all respects.
(b)
Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lenders and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that such former Defaulting Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.19(a)(iii)), and if Cash Collateral has been posted with respect to such Defaulting Lender, the Administrative Agent will promptly return or release such Cash Collateral to the Borrower, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
(c)
New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) no Swingline Lender shall be required to fund any Swingline Loans unless it is satisfied that the participations therein will be fully allocated among Non-Defaulting Lenders in a manner consistent with clause (a)(iii) above and the Defaulting Lender shall not participate therein and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that the participations in any existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (a)(iii) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.19(d).
(d)
Cash Collateral. At any time that there shall exist a Defaulting Lender, promptly following the written request of Administrative Agent or any Issuing Bank (with a copy to Administrative Agent) Borrower shall Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.19(a)(iii) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)
Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Truist. Borrower shall pay on demand therefor from time to time all reasonable and customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(ii)
Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.19 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iii)
Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.19 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by Administrative Agent and the Issuing Banks that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 2.19, the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure; provided, further, that to the extent that such Cash Collateral was provided by Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
SECTION 2.20.
Reallocation Following a Non-Extended Commitment Termination Date.
(a)
Reallocation of Participations and Loans.
(i)
Notwithstanding anything to the contrary herein, (a) in connection with the reduction or termination of any Non-Extending Lender’s Commitments in accordance with Section 2.08(f) on any date prior to the Non-Extended Commitment Termination Date for such Non-Extending Lender, the Borrower shall be permitted to request a Loan be made ratably among the Extending Lenders and Non-Extending Lenders for which the Non-Extended Commitment Termination Date shall not have occurred in accordance with the provisions of Sections 2.02, 2.03 and 2.17(c) in an amount up to the amount by which such Non-Extending Lender’s Revolving Credit Exposure exceeds such Non-Extending Lender’s Commitments after giving effect to such Commitment reduction and (b) on any date following the Non-Extended Commitment Termination Date for any Non-Extending Lender until the Extended Commitment Termination Date, the Borrower shall be permitted to request a Loan to be made ratably among the Extending Lenders and Non-Extending Lenders for which the Non-Extended Commitment Termination Date shall not have occurred in accordance with Sections 2.02, 2.03 and 2.17(c) in an amount up to the Revolving Credit Exposure of each Non-Extending Lender for which the Non-Extended Commitment Termination Date shall have occurred, in each case, so long as (x) the conditions set forth in Section 4.02 are satisfied (and, unless Borrower shall have otherwise notified the Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), (y) such Borrowing does not cause (I) the aggregate Revolving Credit Exposure of any Extending Lender to exceed such Extending Lender’s Commitment, (II) the aggregate Revolving Dollar Credit Exposure of all of the Dollar Lenders with Dollar Commitments then in effect to exceed the aggregate Dollar Commitments at such time or (III) the aggregate Revolving Multicurrency Credit Exposure of all of the Multicurrency Lenders with Multicurrency Commitments then in effect to exceed the aggregate Multicurrency Commitments at such time and (z) the proceeds of any such Loan are applied solely to reduce the Revolving

Credit Exposure of the applicable Non-Extending Lender or Non-Extending Lenders, as applicable.
(ii)
All or any part of each Non-Extending Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated on (A) any date on which the Commitment of such Non-Extending Lender is reduced or terminated pursuant to Section 2.08(f) and (B) on the Non-Extended Commitment Termination Date for such Non-Extending Lender, in each case, among the Extending Lenders and Non-Extending Lenders for which the Non-Extended Commitment Termination Date shall not have occurred in accordance with their respective Applicable Dollar Percentages and Applicable Multicurrency Percentages after giving effect to the reduction of the aggregate Commitments, but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause (I) the aggregate Revolving Credit Exposure of any Extending Lender or Non-Extending Lender for which the Commitment Termination Date shall not have occurred to exceed such Lender’s Commitment, (II) the total Revolving Dollar Credit Exposures of Dollar Lenders with Dollar Commitments then in effect to exceed the aggregate Dollar Commitments at such time, or (III) the total Revolving Multicurrency Credit Exposures of Multicurrency Lenders with Multicurrency Commitments then in effect to exceed the aggregate Multicurrency Commitments at such time.
(b)
Cash Collateral; Repayment of Swingline Loans. If any Loan related to the reduction or termination of a Non-Extending Lender’s Commitment prior to the Non-Extended Commitment Termination Date described in clause (a)(i) above or any reallocation described in clause (a)(ii) above cannot, or can only partially, be effected, the Borrower shall, not later than (i) with respect to any reduction or termination of a Non-Extending Lender’s Commitment pursuant to Section 2.08(f), the date of such Commitment reduction or termination or, (ii) with respect to any reallocation of participations in Letters of Credit and Swingline Loans on the Non-Extended Commitment Termination Date for any Non-Extending Lender, on the Non-Extended Commitment Termination Date applicable to such Non-Extending Lender, as the case may be, without prejudice to any right or remedy available to it hereunder or under law, (x) prepay Swingline Loans in an amount equal to the amount by which the participation obligations of the Non-Extending Lenders for which the Non-Extended Commitment Termination Date shall have occurred which have not been reallocated to the Extending Lenders and Non-Extending Lenders for which the Non-Extended Commitment Termination Date shall not have occurred pursuant to clause (a)(ii) above, (y) provide Cash Collateral in an amount equal to the amount by which the participation obligations of such Non-Extending Lenders in Letters of Credit have not been reallocated pursuant to clause (a)(ii) above and (z) prepay any other Loans of a Non-Extending Lender for which the Non-Extended Commitment Termination Date shall have occurred in an amount equal to the amount by which the Revolving Credit Exposure of such Non-Extending Lender after giving effect to any prepayment described in clause (a)(i)(z) above exceeds such Non-Extending Lender’s Commitment after giving effect to any reduction in such Non-Extending Lender’s Commitment.

SECTION 2.21.
Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder, to make, maintain or fund any RFR Loan or Term Benchmark Loan or to determine or charge interest rates based upon any applicable Daily Simple RFR or Term Benchmark Rate and such Lender shall so notify the Administrative Agent, the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and the other Lenders as promptly as practicable thereafter, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such notice no longer exist, (i) the Alternate Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof, (ii) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Term Benchmark Borrowing denominated in the affected Currency shall be ineffective and, if the affected Currency is Dollars, such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing either (A) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (B) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, (iii) if the affected Currency is Dollars and any Borrowing Request requests a Term Benchmark Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing, (iv) if the affected Currency is a Foreign Currency other than Canadian Dollars, (A) any Borrowing Request that requests a Term Benchmark Borrowing or RFR Borrowing denominated in the affected Currency shall be made as a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing or RFR Borrowing in the affected Currency, at the Borrower’s election shall either (1) be converted to a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, (2) be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, or (3) be prepaid in full immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, and (v) if the affected Currency is Canadian Dollars, (A) any Borrowing Request that requests a Term Benchmark Borrowing denominated in Canadian Dollars shall be made as a Term

Benchmark Borrowing with a Term Benchmark Rate equal to the Canadian Prime Rate; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing in Canadian Dollars, at the Borrower’s election, shall either (1) be converted to a Term Benchmark Borrowing denominated in Canadian Dollars with a Term Benchmark Rate equal to the Canadian Prime Rate at the end of applicable Interest Period; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, (2) be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, or (3) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice or, in the case of a Term Benchmark Borrowing, the last day of the current Interest Period for the applicable Term Benchmark Loan, if earlier, the Borrower shall be deemed to have elected clause (iv)(B)(1) or (v)(B)(1) above, as applicable. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different lending office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15.
SECTION 2.22.
Effect of Benchmark Transition Event.
(a)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Other Benchmark Rate Election and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark for a Currency, then (x) if a Benchmark Replacement for the Term SOFR Reference Rate is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for such Currency for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders (which, in the case of a Benchmark Replacement in connection with an Other Benchmark Rate Election, may be delivered on the same day that notice of such Other

Benchmark Rate Election is provided to the Lenders) without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising (x) in the case of a Benchmark Replacement for Dollars, the Required Lenders, and, (y) in the case of a Benchmark Replacement for any Foreign Currency, the Required Multicurrency Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(b)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (after consulting with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.22, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.22.
(d)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark for a Currency is a term rate (including the Term SOFR Reference Rate, the Term CORRA Reference Rate or the applicable Adjusted Term Benchmark Rate) and either (A) any tenor for such Benchmark for such Currency is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark for such Currency is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings for such Currency at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark for such Currency (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark for such Currency (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings for such Currency at or after such time to reinstate such previously removed tenor.
(e)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans in each affected Currency to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Term Benchmark Borrowing, denominated in the affected Currency shall be ineffective and, if the affected Currency is Dollars, such Borrowing (unless prepaid) shall be continued as, or converted to an ABR Borrowing at the end of the applicable Interest Period, (ii) if the affected Currency is Dollars and any Borrowing Request requests a Term Benchmark Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing, (iii) if the affected Currency is a Foreign Currency other than Canadian Dollars, (A) any Borrowing Request that requests a Term Benchmark Borrowing or RFR Borrowing denominated in the affected Currency shall be made as a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing or RFR Borrowing in the affected Currency, at the Borrower’s election, shall either (1) be converted to a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, (2) be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, or (3) be prepaid in full immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, and (iv) if the affected Currency is Canadian Dollars, (A) any Borrowing Request that requests a Term Benchmark Borrowing denominated in Canadian Dollars shall be made as a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Canadian Prime Rate; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing in Canadian Dollars, at the Borrower’s election, shall either (1) be converted to a Term Benchmark Borrowing denominated in Canadian Dollars with a Term Benchmark Rate equal to the Canadian Prime Rate at the end of applicable Interest Period; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) at the end of the applicable Interest Period, (2) be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar

Equivalent of such affected Currency) at the end of the applicable Interest Period, or (3) be prepaid in full at the end of the applicable Interest Period; provided that, if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice or, in the case of a Term Benchmark Borrowing, the last day of the current Interest Period for the applicable Term Benchmark Loan, if earlier, the Borrower shall be deemed to have elected clause (iii)(B)(1) or (iv)(B)(1) above, as applicable. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.
Organization; Powers. Each of the Borrower and its Subsidiaries is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required of the Borrower or such Subsidiary, as applicable, except where the failure to comply with this clause (c) would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.02.
Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered by each Obligor party thereto will constitute, a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
SECTION 3.03.
Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are or will be in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, in each case, except as would not reasonably be expected to have a Material Adverse Effect, and (d) except for the Liens created pursuant to this Agreement or the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any Obligor.

SECTION 3.04.
Financial Condition; No Material Adverse Change.
(a)
Financial Statements. The ~~Borrower has heretofore delivered to the Lenders the audited~~ consolidated ~~balance sheet and~~financial statements ~~of operations, changes in net assets and cash flows~~ of the Borrower ~~and its Subsidiaries as of and for the year ended December 31, 2012, certified by a Financial Officer of the Borrower. Such financial statements~~last delivered pursuant to Sections 5.01(a) and 5.01(b) present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such period in accordance with GAAP.
(b)
No Material Adverse Change. Since the date of the most recent Applicable Financial Statements, there has not been any event, development or circumstance (herein, a “Material Adverse Change”) that has had or would reasonably be expected to have a material adverse effect on (i) the business, Portfolio Investments and other assets, liabilities or financial condition of the Borrower and its Subsidiaries (other than any Financing Subsidiary) taken as a whole (excluding in any case a decline in the net asset value of the Borrower or a change in general market conditions or values of the Borrower’s Portfolio Investments), or (ii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.
SECTION 3.05.
Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that directly involve this Agreement or the Transactions (other than any action brought by the Borrower against a Defaulting Lender).
SECTION 3.06.
Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations, including the Outbound Investment Rules, and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any other Obligor is subject to any contract or other arrangement, the performance of which by the Borrower or such Obligor would reasonably be expected to result in a Material Adverse Effect.
SECTION 3.07.
Taxes. Each of the Borrower and its Subsidiaries has ~~timely~~ filed or caused to be filed all ~~material~~federal, state, and other Tax returns and reports required to have been filed and has paid or caused to be paid all ~~material Taxes required to have been paid by it~~federal, state, and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.
ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
SECTION 3.09.
Disclosure As of the Seventeenth Amendment Effective Date, the Borrower has disclosed in its public filings or to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, ~~c~~would reasonably be expected to result in a Material Adverse Effect. As of the Seventeenth Amendment Effective Date, none of the written reports, financial statements, certificates or other written information (other than projected financial information, other forward looking information relating to third parties and information of a general economic or general industry nature) furnished by or on behalf of the Borrower to the Administrative Agent in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) when taken together with the Borrower’s public filings and as a whole (and after giving effect to all updates, modifications and supplements) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading at the time made; provided that with respect to projected financial information, other forward looking information relating to third parties and information of a general economic or general industry nature, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time~~.~~ of the preparation thereof (it being understood that projections are subject to significant and inherent uncertainties and contingencies which may be outside of the Borrower’s control and that no assurance can be given that projections will be realized, and are therefore not to be viewed as fact, and that actual results for the periods covered by projections may differ from the projected results set forth in such projections and that such differences may be material).
SECTION 3.10.
Investment Company Act; Margin Regulations.
(a)
Status as Business Development Company. The Borrower has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC.
(b)
Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries, including the making of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents do not result in a violation or breach in any material respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the Securities and Exchange Commission thereunder, in each case that are applicable to the Borrower and its Subsidiaries.
(c)
Investment Policies. The Borrower is in compliance in all respects with the Investment Policies (after giving effect to any Permitted Policy Amendments), except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(d)
Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock (provided that so long as no violation of Regulation U would result therefrom and the Borrower intends to immediately retire any whole or fractional shares of its common stock purchased, the Borrower may use proceeds of the Loans to purchase its common stock in connection with the redemption (or buyback) of its shares).
SECTION 3.11.
Material Agreements and Liens.
(a)
Material Agreements. Part A of Schedule 3.11 is a complete and correct list, as of the ~~Original~~Seventeenth Amendment Effective Date, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness for borrowed money or any extension of credit (or commitment for any extension of credit) to, or guarantee for borrowed money by, the Borrower or any ~~of its Subsidiaries~~other Obligor outstanding as of the ~~Original~~Seventeenth Amendment Effective Date (in each case, other than (x) Indebtedness hereunder or under any other Loan Document and (y) any such agreement or arrangement that is solely between or among two (2) or more Obligors), and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement in each case as of the Seventeenth Amendment Effective Date is correctly described in Part A of Schedule 3.11.
(b)
Liens. Part B of Schedule 3.11 is a complete and correct list, as of the ~~Original~~Seventeenth Amendment Effective Date, of each Lien securing Indebtedness of any Person outstanding on the ~~Original~~Seventeenth Amendment Effective Date (other than Indebtedness hereunder or under any other Loan Document) covering any property of the Borrower or ~~any of the Subsidiary Guarantors~~other Obligor, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule 3.11.
SECTION 3.12.
Subsidiaries and Investments.
(a)
Subsidiaries. Set forth on Schedule 3.12(a) is a list of the Borrower’s Subsidiaries as of the ~~Original~~Seventeenth Amendment Effective Date.
(b)
Investments. Set forth on Schedule 3.12(b) is a complete and correct list, as of the ~~Original~~Seventeenth Amendment Effective Date, of all Investments (other than Investments of the types referred to in clauses (b), (c) and (d) of Section 6.04) held by the Borrower or any of the Subsidiary Guarantors in any Person on the ~~Original~~Seventeenth Amendment Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 3.12, each of the Borrower and any of the Subsidiary Guarantors owned, free and clear of all Liens (other than Liens created pursuant to this Agreement or the Security Documents and Permitted Liens), all such Investments as of such date.
SECTION 3.13.
Properties.

(a)
Title Generally. Each of the Borrower and the Subsidiary Guarantors has good title to, or valid leasehold interests in, all its real and personal property material to its business, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business, taken as a whole, as currently conducted or to utilize such properties for their intended purposes except where failure to have title or leasehold interests would not reasonably be expected to have a Material Adverse Effect.
(b)
Intellectual Property. Each of the Borrower and its Subsidiaries (other than any Financing Subsidiary) owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, taken as a whole, and the use thereof by the Borrower and its Subsidiaries (other than any Financing Subsidiary) does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.14.
Affiliate Agreements. As of the ~~Original~~Seventeenth Amendment Effective Date, the Borrower has heretofore delivered (to the extent not otherwise publicly filed with the Securities and Exchange Commission) to the Administrative Agent true and complete copies of each of the Affiliate Agreements (including and schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder). As of the ~~Original~~Seventeenth Amendment Effective Date, each of the Affiliate Agreements was in full force and effect.
SECTION 3.15.
Sanctions.
(a)
None of the Borrower or any of its Subsidiaries~~,~~  nor, to the knowledge of the Borrower, any of their respective directors, officers or ~~authorized signors (i) is a person on the list of Specially Designated Nationals and Blocked Persons or the subject or target of, the limitations or prohibitions (collectively, “Sanctions”) under (A) any U.S. Department of Treasury’s Office of Foreign Assets Control or U.S. Department of State regulation or executive order or (B) any international economic sanction administered or enforced by the United Nations Security Council, His Majesty’s Treasury or the European Union or (ii) is located, organized or resident in~~employees or agents, in each case, is a Sanctioned ~~Country~~Person.
(b)
The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees, agents and investment advisors (acting in such capacity) with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers and employees and agents (in each case, acting in such capacity) are in compliance with applicable Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower is not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person.
SECTION 3.16.
Patriot Act. Each of the Borrower and its Subsidiaries is in material compliance with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting

And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). ~~No part of the proceeds of the Loans or Letters of Credit will be used, directly or, to the knowledge of a Responsible Officer of the Borrower, indirectly, for any payments (i) to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, all in violation by the Borrower or its Subsidiaries of the United States Foreign Corrupt Practices Act of 1977, as amended, or the UK Bribery Act or in material violation of US or UK regulations implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (collectively, the “Anti-Corruption Laws”) or (ii) for the purpose of financing the activities in or with any Sanctioned Country, or of any Person, at the time of such financing (A) the subject or target of any Sanctions or (B) located, organized or resident in a Sanctioned Country, in each case as would result in a violation of Sanctions.~~
SECTION 3.17.
Collateral Documents. The provisions of the Security Documents are effective to create in favor of the Collateral Agent a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 6.02) on all right, title and interest of the Borrower and each Subsidiary Guarantor in the Collateral described therein except for any failure that would not constitute an Event of Default under clause (q) of Article VII. Except for filings completed on or prior to the Seventeenth Amendment Effective Date and as contemplated hereby and by the Security Documents and the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control, no filing or other action will be necessary to perfect such Liens, to the extent required thereunder, except for the failure to make any filing or take any other action that would not constitute an Event of Default under clause (q) of Article VII.
SECTION 3.18.
~~EEA~~Affected Financial Institutions. Neither the Borrower nor any Subsidiary is an ~~EEA~~Affected Financial Institution.
ARTICLE IV

CONDITIONS
SECTION 4.01.
Effective Date. The effectiveness of this Agreement and of the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until completion of each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02):
(a)
Documents. Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:
(i)
Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii)
Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (A) Cleary Gottlieb Steen & Hamilton LLP, New York counsel for the Borrower and the Subsidiary Guarantors and (B) Young Conaway Stargatt & Taylor, LLP, Delaware counsel for the Borrower and the Subsidiary Guarantors, in each case, in form and substance reasonably acceptable to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).
(iii)
Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(iv) Officer’s Certificate. A certificate, dated the Effective Date and signed by the President, the Chief Executive Officer, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.

(b)
Fees and Expenses. Confirmation of receipt by the Administrative Agent, for the benefit of the Lenders, of the fees required to be paid by the Borrower pursuant to that certain fee letter, dated as of the date hereof, among the Borrower, the Administrative Agent and the other parties thereto.
SECTION 4.02.
Each Credit Event. The obligation of each Lender to make any Loan, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:
(a)
the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any portion of any representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or, as to any such representation or warranty that refers to a specific date, as of such specific date;
(b)
at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and
(c)
either (i) the aggregate Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base after giving effect to such extension of credit as well as any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness or any other Indebtedness that is included in the Covered Debt Amount at such time.

Each Borrowing (but, for the avoidance of doubt, not a continuation or conversion thereof) and each issuance, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and accrued interest on each Loan and all fees payable hereunder (other than Unasserted Contingent Obligations) shall have been paid in full and all Letters of Credit shall have expired, been terminated, Cash Collateralized or backstopped and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.
Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (for distribution to each Lender):
(a)
within 90 days after the end of each fiscal year of the Borrower (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the Securities and Exchange Commission or any other government or regulatory authority, not to exceed one hundred twenty (120) days after the end of each fiscal year of the Borrower), the audited consolidated balance sheet and statement of operations, changes in net assets and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (except as disclosed therein) consistently applied; provided that the requirements set forth in this clause (a) may be fulfilled by providing to the Administrative Agent the report of the Borrower to the SEC on Form 10-K for the applicable fiscal year;
(b)
within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority, not to exceed seventy-five (75) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower), the consolidated balance sheet and statement of operations, changes in net assets and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statements of assets and liabilities, operations, changes in net assets and cash flows, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (except as disclosed therein) consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (b) may be fulfilled by providing to the Administrative Agent the report of the Borrower to the SEC on Form 10-Q for the applicable quarterly period;

(c)
concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether the Borrower has knowledge that a Default has occurred during the applicable period and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02, 6.04 and 6.07 and (iii) stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred, specifying the effect (unless such effect has been previously reported) as determined by the Borrower of such change on the financial statements accompanying such certificate; provided that the requirements set forth in this clause (c)(iii) may be fulfilled by providing to the Administrative Agent the report of the Borrower to the SEC on Form 10-Q for the applicable quarterly period;
(d)
as soon as available and in any event not later than 20 days after the end of each monthly accounting period (ending on the last day of each calendar month) of the Borrower and its Subsidiaries, a Borrowing Base Certificate as at the last day of such accounting period which shall include the ratio of the Borrowing Base to the Combined Debt Amount (showing the components of the Combined Debt Amount); provided that if during such monthly accounting period the Borrower had declared or made any Restricted Payment pursuant to Section 6.05(d), such Borrowing Base Certificate shall certify that the condition set forth in Section 6.05(d)(x) was satisfied on the date of each such Restricted Payment;
(e)
promptly but no later than five (5) Business Days after any Responsible Officer of the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date such Responsible Officer of the Borrower has knowledge of such Borrowing Base Deficiency indicating the amount of the Borrowing Base Deficiency as at the date such Responsible Officer of the Borrower obtained knowledge of such deficiency and the amount of the Borrowing Base Deficiency as of the date not earlier than one Business Day prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;
(f)
promptly upon receipt thereof, copies of all significant written reports submitted to management or the board of directors of the Borrower by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or board of directors of the Borrower (other than the periodic reports that the Borrower’s independent auditors provide, in the ordinary course, to the audit committee of the Borrower’s board of directors);
(g)
promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of the Subsidiary Guarantors with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and

(h)
promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.
(i)
Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Borrower has indicated contains Non-Public Information shall not be posted by Administrative Agent on that portion of the Platform designated for such Public Lenders. Borrower agrees to clearly designate all information provided to Administrative Agent by or on behalf of Borrower or any of its Subsidiaries which is suitable to make available to Public Lenders. If Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material Non-Public Information with respect to Borrower, its Subsidiaries and their Securities (as such term is defined in Section 5.13 of this Agreement).
(j)
Notwithstanding anything to the contrary herein, the requirements to deliver documents set forth in Section 5.01(a), (b) and (g) will be fulfilled by filing by the Borrower of the applicable documents for public availability on the SEC’s Electronic Data Gathering and Retrieval system; provided, that the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents.
SECTION 5.02.
Notices of Material Events. The Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice upon any Responsible Officer obtaining knowledge of the following:
(a)
the occurrence of any Default;
(b)
the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any of its Subsidiaries that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;
(c)
the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred after the Effective Date, would reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $50,000,000; and
(d)
any other development (excluding matters of a general economic, financial or political nature to the extent that they could not reasonably be expected to have a disproportionate effect on the Borrower) that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.
Existence: Conduct of Business. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.03.
SECTION 5.04.
Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including income ~~t~~Tax and other material ~~t~~Tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.
Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted except where failure to keep or maintain would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.03, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.06.
Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, keep books of record and account in accordance with GAAP in all material respects. The Borrower will, and will cause each other Obligor to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during business hours, to examine and make extracts from its books and records (but only to the extent the Borrower is not prohibited from disclosing such information or providing access to such information pursuant to applicable law or an agreement any Obligor entered into with a third party in the ordinary course of its business), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, in each case, to the extent such inspection or requests for such information are reasonable and such information can be provided or discussed without violation of law, rule, regulation or contract; provided that (i) the Borrower or such Obligor shall be entitled to have its representatives and advisors present during any inspection of its books and records and (ii) unless an Event of Default shall have occurred and be continuing, the Borrower’s obligation to reimburse any costs and expenses incurred by the Administrative Agent and the Lenders in connection with any such inspection shall be limited to one inspection per calendar year.
SECTION 5.07.
Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act, and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower will, and will cause its Subsidiaries to, conduct its business and other activities in compliance in all material respects with the provisions of the Investment Company Act and any applicable rules, regulations or orders issued by the Securities and Exchange Commission thereunder. The Borrower shall maintain in effect policies and procedures reasonably designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees, agents and investment advisors (in each case acting in such capacity) with Anti-Corruption Laws and applicable Sanctions in all material respects.
SECTION 5.08.
Certain Obligations Respecting Subsidiaries; Further Assurances.
(a)
Subsidiary Guarantors. In the event that (i) the Borrower or any the Subsidiary Guarantors shall form or acquire any new Subsidiary (other than a Financing Subsidiary, a Foreign Subsidiary, an Immaterial Subsidiary or a Subsidiary of a Foreign Subsidiary) or (ii) any Financing Subsidiary, Foreign Subsidiary, Immaterial Subsidiary or Subsidiary of a Foreign Subsidiary shall no longer constitute a “Financing Subsidiary”, “Foreign Subsidiary”, “Immaterial Subsidiary” or “Subsidiary of a Foreign Subsidiary”, as applicable, pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of Section 5.08 as of such date), the Borrower will cause such new Subsidiary to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under the Guarantee and Security Agreement pursuant to a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel (unless waived by the Administrative Agent) and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.01 upon the Effective Date or as the Administrative Agent shall have reasonably requested.
(b)
Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned Subsidiary.
(c)
Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent:
(i)
to create, in favor of the Collateral Agent for the benefit of the Lenders (and any affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower) and the holders of any Secured Longer-Term Indebtedness or Secured Shorter-Term Indebtedness, perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents;
(ii)
in the case of any portfolio investment held by a Financing Subsidiary or an Immaterial Subsidiary, including any cash collection related thereto, ensure that such portfolio investment shall not be held in the account of any Obligor subject to a control agreement among the Obligor, the Collateral Agent and the Custodian delivered in connection with this Agreement or any other Loan Document;
(iii)
in the case of any Portfolio Investment consisting of a Bank Loan (as defined in Section 5.13) that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents and a Financing Subsidiary or Immaterial Subsidiary holds any interest in the loans or other extensions of credit under such loan documents, (x) to cause such Financing Subsidiary or Immaterial Subsidiary to be party to such underlying loan documents as a “lender” having a direct interest (or a participation not acquired from an Obligor) in such underlying loan documents and the extensions of credit thereunder and (y) to ensure that all amounts owing to such Obligor, Immaterial Subsidiary or Financing Subsidiary by the underlying borrower or other obligated party are remitted by such borrower or obligated party directly to separate accounts of such Obligor, such Immaterial Subsidiary and such Financing Subsidiary;
(iv)
in the event that any Obligor is acting as an agent or administrative agent under any loan documents with respect to any Bank Loan that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents, to ensure that all funds held by such Obligor in such capacity as agent or administrative agent is segregated from all other funds of such Obligor and clearly identified as being held in an agency capacity; and
(v)
if an Event of Default has occurred and is continuing, to cause the closing sets and all executed amendments, consents, forbearances and other modifications and assignment agreements relating to any Portfolio Investment and any other documents relating to any Portfolio Investment requested by the Collateral Agent, in each case, to be held by the Collateral Agent or a custodian pursuant to the terms of a custodian agreement reasonably satisfactory to the Collateral Agent.
SECTION 5.09.
Use of Proceeds. The Borrower will use the proceeds of ~~the~~ Loans and Letters of Credit issued hereunder only for general corporate purposes of the Borrower, including the acquisition and funding (either directly or through one or more wholly-owned Subsidiaries) of leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock and other Portfolio Investments; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan or Letter of Credit issued hereunder will be used in violation of (a) applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock or (b) Section 3.16. Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock, or with the proceeds of equity capital of the Borrower. No Obligor will directly or, knowingly, indirectly use the proceeds of any extension of credit under this Agreement (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or in any other manner, in each case, as would result in the violation of any applicable Sanctions by any party to this Agreement.

SECTION 5.10.
Status of RIC and BDC. The Borrower shall at all times, subject to applicable grace periods set forth in the Code, maintain its status as a RIC under the Code, and as a “business development company” under the Investment Company Act.
SECTION 5.11.
Investment Policies. The Borrower shall at all times be in compliance in all material respects with its Investment Policies (after giving effect to any Permitted Policy Amendments).
SECTION 5.12.
Portfolio Valuation and Diversification Etc.
(a)
Industry Classification Groups. For purposes of this Agreement, the Borrower shall assign each Portfolio Investment to an Industry Classification Group. To the extent that any Portfolio Investment is not correlated with the risks of other Portfolio Investments in an Industry Classification Group, such Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is more closely correlated to such Portfolio Investment. In the absence of any correlation, the Borrower shall be permitted, upon prior notice to the Administrative Agent and each Lender, to create up to three additional industry classification groups for purposes of this Agreement.
(b)
Portfolio Valuation Etc.
(i)
Settlement Date Basis. For purposes of this Agreement, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled); provided that no such investment shall be included as a Portfolio Investment to the extent it has not been paid for in full.
(ii)
Determination of Values. The Borrower will conduct reviews of the value to be assigned to each of its Portfolio Investments as follows:
(A)
Quoted Investments - External Review. With respect to Portfolio Investments (including Cash Equivalents) for which market quotations are readily available, the Borrower shall, not less frequently than once each calendar week, determine the market value of such Portfolio Investments which shall, in each case, be determined in accordance with one of the following methodologies (as selected by the Borrower):

(w) in the case of public and 144A securities, the average of the bid prices as determined by two Approved Dealers selected by the Borrower,

(x) in the case of Bank Loans, the bid price as determined by one Approved Dealer selected by the Borrower,

(y) in the case of any Portfolio Investment traded on an exchange, the closing price for such Portfolio Investment most recently posted on such exchange, and

(z) in the case of any other Portfolio Investment, the fair market value thereof as determined by an Approved Pricing Service selected by the Borrower; and

(B)
Unquoted Investments- External Review. With respect to each Portfolio Investment for which market quotations are not readily available, the Borrower shall request an Approved Third-Party Appraiser to assist the board of directors of the Borrower in determining the fair market value of such Portfolio Investment, as at the last day of two non-consecutive fiscal quarters each calendar year in each case, and with respect to each calendar year, as selected by the Borrower in its sole discretion (with respect to such Portfolio Investment) (each, a “Testing Quarter”); provided that:

(x) the Value of any such Portfolio Investment (i.e., a Portfolio Investment for which market quotations are not readily available) acquired shall be deemed to be equal to the cost of such Portfolio Investment until such time as the fair market value of such Portfolio Investment is determined in accordance with the foregoing provisions of this sub-clause (B) as at the last day of the next succeeding Testing Quarter with respect to such Portfolio Investment;

(y) notwithstanding the foregoing, the board of directors of the Borrower may, without the assistance of an Approved Third-Party Appraiser, determine the fair market value of such unquoted Portfolio Investment so long as the aggregate Value thereof of all such Portfolio Investments so determined does not at any time exceed 10% of the aggregate Borrowing Base, except that the fair market value of any Portfolio Investment that has been determined without the assistance of an Approved Third-Party Appraiser as at the last day of any Testing Quarter with respect to such Portfolio Investment shall be deemed to be zero as at the last day of the immediately succeeding Testing Quarter with respect to such Portfolio Investment (but effective upon the date upon which the Borrowing Base Certificate for such last day is required to be delivered hereunder) if an Approved Third-Party Appraiser has not assisted the board of directors of the Borrower in determining the fair market value of such Portfolio Investments, as at such date; and

(z) no Testing Quarter with respect to any Portfolio Investment for which market quotations are not readily available shall end more than six months following the end of the immediately preceding Testing Quarter for such Portfolio Investment.

(C)
Internal Review. The Borrower shall conduct internal reviews of all Portfolio Investments at least once each calendar week which shall take into account any events of which any Responsible Officer of the Borrower has knowledge that adversely affect the value of the Portfolio Investments. If the value of any Portfolio Investment as most recently determined by the Borrower pursuant to this Section 5.12(b)(ii)(C) is lower than the value of such Portfolio Investment as most recently determined pursuant to Section 5.12(b)(ii)(A) and (B), such lower value shall be deemed to be the “Value” of such Portfolio Investment for purposes hereof; provided that the Value of any Portfolio Investment of the Borrower and its Subsidiaries shall be increased by the net unrealized gain as at the date such Value is determined of any Hedging Agreement entered into to hedge risks associated with such Portfolio Investment and reduced by the net unrealized loss as at such date of any such Hedging Agreement (such net unrealized gain or net unrealized loss, on any date, to be equal to the aggregate amount receivable or payable under the related Hedging Agreement if the same were terminated on such date).
(D)
Failure to Determine Values. If the Borrower shall fail to determine the value of any Portfolio Investment as at any date pursuant to the requirements of the foregoing sub-clauses (A), (B) or (C), then the “Value” of such Portfolio Investment as at such date shall be deemed to be zero.
(E)
Testing of Values.

(x) For the second calendar month immediately following the end of each fiscal quarter (the last such fiscal quarter is referred to herein as, the “Testing Period”), the Administrative Agent shall cause an Approved Third-Party Appraiser selected by the Administrative Agent to value such number of Unquoted Investments (selected by the Administrative Agent) that collectively have an aggregate Value approximately equal to the Calculation Amount. The Administrative Agent agrees to notify the Borrower of the Unquoted Investments selected by the Administrative Agent to be tested in each Testing Period. If there is a difference between the Borrower’s valuation and the Approved Third-Party Appraiser’s valuation of any Unquoted Investment, the Value of such Unquoted Investment for Borrowing Base purposes shall be established as set forth in sub-clause (F) below.

(y) For the avoidance of doubt, the valuation of any Approved Third-Party Appraiser selected by the Administrative Agent would not be as of, or delivered at, the end of any fiscal quarter. Any such valuation would be as of the end of the second month immediately following any fiscal quarter (the “Administrative Agent Appraisal Testing Period”) and would be reflected in the Borrowing Base Certificate for such month (provided that such Approved Third-Party Appraiser delivers such valuation at least seven (7) Business Days before the 20th day after the end of the applicable monthly accounting period and, if such valuation is delivered after such time, it shall be included in the Borrowing Base Certificate for the following monthly period and applied to the then applicable balance of the related Portfolio Investment). For illustrative purposes, if the given fiscal quarter is the fourth quarter ending on December 31, 2012, then (A) the Administrative Agent would initiate the testing of Values using the December 31, 2012 Calculation Values for purposes of determining the scope of the testing under clauses (E)(x) during the month of February with the anticipation of receiving the valuations from the applicable Approved Third-Party Appraiser(s) on or after February 28, 2013 and (B)(xx) if such valuations were received before the 7th Business Day before March 20, 2013, such valuations would be included in the March 20, 2013 Borrowing Base Certificate covering the month of February, or (yy) if such valuations were received after such time, they would be included in the April 20, 2013 Borrowing Base Certificate for the month of March.

For the avoidance of doubt, all calculations of value pursuant to this Section 5.12(b)(ii)(E) shall be determined without application of the Advance Rates.

(F)
Valuation Dispute Resolution. Notwithstanding the foregoing, the Administrative Agent shall at any time have the right to request any Unquoted Investment be independently valued by an Approved Third-Party Appraiser selected by the Administrative Agent. There shall be no limit on the number of such appraisals requested by the Administrative Agent and the costs of any such valuation shall be at the expense of the Borrower. If the difference between the Borrower’s valuation pursuant to Section 5.12(b)(ii)(B) and the valuation of any Approved Third-Party Appraiser selected by the Administrative Agent pursuant to Section 5.12(b)(ii)(E) or (F) is (1) less than 5% of the value thereof, then the Borrower’s valuation shall be used, (2) between 5% and 20% of the value thereof, then the valuation of such Portfolio Investment shall be the average of the value determined by the Borrower and the value determined by the Approved Third-Party Appraiser retained by the Administrative Agent and (3) greater than 20% of the value thereof, then the Borrower and the Administrative Agent shall select an additional Approved Third-Party Appraiser and the valuation of such Portfolio Investment shall be the average of the three valuations (with the Administrative Agent’s Approved Third-Party Appraiser’s valuation to be used until the third valuation is obtained).
(c)
RIC Diversification Requirements. The Borrower will, and will cause its Subsidiaries (other than Financing Subsidiaries that are exempt from the Investment Company Act) at all times to, subject to applicable grace periods set forth in the Code, comply with the portfolio diversification requirements set forth in the Code applicable to RICs, to the extent applicable.
(d)
Participation Interests. The Value attributable to any Participation Interest shall be the Value determined with respect to the underlying portfolio investment related to such Participation Interest in accordance with this Section 5.12, provided any participation interest that does not satisfy the definition of Participation Interest shall have a Value of zero (0) for purposes of this Agreement.
SECTION 5.13.
Calculation of Borrowing Base. For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the Advance Rates of the Value of each Portfolio Investment (excluding any Cash Collateral held by the Administrative Agent pursuant to Section 2.05(k) or the last paragraph of Section 2.09(a)); provided that:
(a)
the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities (collectively, a “Consolidated Group”), in accordance with GAAP, that exceeds 6% of the aggregate Value of all Portfolio Investments in the Collateral Pool as of the end of the most recent quarter shall be 50% of the Advance Rate otherwise applicable;
(b)
the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a Consolidated Group exceeding 12% of the aggregate Value of all Portfolio Investments in the Collateral Pool as of the end of the most recent quarter shall be 0%;
(c)
the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments in any single Industry Classification Group that exceeds 25% of the aggregate Value of all Portfolio Investments in the Collateral Pool as of the end of the most recent quarter shall be 0%; provided that, with respect to the Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent such 25% figure shall be increased to 30% and, accordingly, only to the extent that the Value for such single Industry Classification Group exceeds 30% of the aggregate Value of all Portfolio Investments in the Collateral Pool as of the end of the most recent quarter shall the Advance Rate applicable to such excess Value be 0%;
(d)
no Portfolio Investment may be included in the Borrowing Base unless the Collateral Agent maintains a first priority, perfected Lien (subject to Permitted Liens) on such Portfolio Investment and such Portfolio Investment has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein;
(e)
the portion of the Borrowing Base attributable to Performing Non-Cash Pay High Yield Securities, Performing Non-Cash Pay Mezzanine Investments, Equity Interests and Non-Performing Portfolio Investments shall not exceed 20%;
(f)
the portion of the Borrowing Base attributable to Equity Interests shall not exceed 10% (it being understood that in no event shall Equity Interests of Financing Subsidiaries be included in the Borrowing Base);
(g)
the portion of the Borrowing Base attributable to Non-Performing Portfolio Investments shall not exceed 15% and the portion of the Borrowing Base attributable to Portfolio Investments that were Non-Performing Portfolio Investments at the time such Portfolio Investments were acquired shall not exceed 5%;

(h)
the portion of the Borrowing Base attributable to Portfolio Investments invested outside the United States, Canada, the United Kingdom, Australia, Germany, France, Belgium, the Netherlands, Luxembourg, Switzerland, Denmark, Finland, Norway and Sweden shall not exceed 5% without the consent of the Administrative Agent and JPMorgan Chase Bank, N.A.;
(i)
at any time the Borrower Asset Coverage Ratio as of the end of the most recent fiscal quarter is greater than or equal to 2.00 to 1.00, but less than 2.25 to 1.00, the portion of the Borrowing Base attributable to Portfolio Investments other than Performing First Lien Bank Loans shall not exceed 62.5%;
(j)
at any time the Borrower Asset Coverage Ratio as of the end of the most recent fiscal quarter is greater than or equal to 2.25 to 1.00, the portion of the Borrowing Base attributable to Portfolio Investments other than Performing First Lien Bank Loans shall not exceed 67.5%;
(k)
no Participation Interest may be included in the Borrowing Base for more than ninety (90) days (or such longer period as the Administrative Agent may agree); and
(l)
no Portfolio Investment may be included in the Borrowing Base if, to the Borrower’s “knowledge”, the foreclosure by the Collateral Agent in respect of the Collateral Agent’s Lien on such Portfolio Investment would constitute a “covered transaction” (as such terms are defined in the Outbound Investment Rules).

As used herein, the following terms have the following meanings:

“Advance Rate” means, as to any Portfolio Investment and subject to adjustment as provided in Section 5.13(a), (b) and (c), the following percentages with respect to such Portfolio Investment:

Portfolio Investment	Quoted	Unquoted
Cash, Cash Equivalents and Short-Term U.S. Government Securities	100%	0%
Long-Term U.S. Government Securities	95%	0%
Performing First Lien Bank Loans	85%	75%
Performing Unitranche Loans	80%	70%
Performing Second Lien Bank Loans	75%	65%
Performing Cash Pay High Yield Securities	70%	60%
Performing Cash Pay Mezzanine Investments	65%	55%
Performing Non-Cash Pay High Yield Securities	60%	50%
Performing Non-Cash Pay Mezzanine Investments	55%	45%

Non-Performing First Lien Bank Loans	45%	45%
Non-Performing Unitranche Loans	40%	40%
Non-Performing Second Lien Bank Loans	40%	30%
Non-Performing High Yield Securities	30%	30%
Non-Performing Cash Pay Mezzanine Investments	30%	25%
Performing Common Equity (and zero cost or penny warrants with performing debt)	30%	20%
Non-Performing Common Equity	0%	0%
Structured Finance Obligations and Finance Leases	0%	0%

“Bank Loans” means debt obligations (including term loans, notes, revolving loans, debtor-in-possession financings, the funded and unfunded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans and senior subordinated loans) which are generally under a loan or credit facility (whether or not syndicated) or note purchase agreement.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of and any and all other Equity Interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Finance Lease” means any transaction representing the obligation of a lessee to pay rent or other amounts under a lease which is required to be classified and accounted for as a capital lease on the balance sheet of such lessee under GAAP.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest (subject to Liens for “ABL” revolvers and customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“High Yield Securities” means debt Securities and Preferred Stock, in each case (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) or other exemption to the Securities Act and (c) that are not Cash Equivalents, Mezzanine Investments or Bank Loans.

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than one year from the applicable date of determination.

“Mezzanine Investments” means debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) and Preferred Stock, in each case (a) issued by public or private issuers, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same issuer.

“Non-Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer having any debt outstanding that is non-Performing.

“Non-Performing First Lien Bank Loans” means First Lien Bank Loans other than Performing First Lien Bank Loans.

“Non-Performing High Yield Securities” means High Yield Securities other than Performing High Yield Securities.

“Non-Performing Mezzanine Investments” means Mezzanine Investments other than Performing Mezzanine Investments.

“Non-Performing Portfolio Investment” means Portfolio Investments for which the issuer is in default of any payment obligations of principal or interest in respect thereof after the expiration of any applicable grace period.

“Non-Performing Second Lien Bank Loans” means Second Lien Bank Loans other than Performing Second Lien Bank Loans.

“Non-Performing Unitranche Loans” means Unitranche Loans other than Performing Unitranche Loans.

“Participation Interest” means a participation interest (excluding any sub-participation interests) in an investment that at the time of acquisition by an Obligor satisfies each of the following criteria: (a) the underlying investment would constitute a Portfolio Investment were it acquired directly by such Obligor, (b) the seller of the participation is a Financing Subsidiary, (c) the entire purchase price for such participation is paid in full at the time of its acquisition and (d) the participation provides the participant all of the economic benefit and risk of the whole or part of such portfolio investment that is the subject of such participation.

“Performing” means (a) with respect to any Portfolio Investment that is debt, the issuer of such Portfolio Investment is not in default of any payment obligations in respect thereof after the expiration of any applicable grace period and (b) with respect to any Portfolio Investment that is Preferred Stock, the issuer of such Portfolio Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace period.

“Performing Cash Pay High Yield Securities” means High Yield Securities (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semiannual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Cash Pay Mezzanine Investments” means Mezzanine Investments (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer all of whose outstanding debt is Performing.

“Performing First Lien Bank Loans” means First Lien Bank Loans which are Performing.

“Performing Non-Cash Pay High Yield Securities” means Performing High Yield Securities other than Performing Cash Pay High Yield Securities.

“Performing Non-Cash Pay Mezzanine Investments” means Performing Mezzanine Investments other than Performing Cash Pay Mezzanine Investments.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans which are Performing.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Capital Stock of such Person, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Capital Stock.

“Second Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a second lien and second priority perfected security interest (subject to customary encumbrances) on specified assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within one year of the applicable date of determination.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgaged-backed securities. For the avoidance of doubt, if an obligation satisfies the definition of “Structured Finance Obligation”, such obligation shall not (a) qualify as any other category of Portfolio Investment and (b) be included in the Borrowing Base.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01.

“Unitranche Loan” means a Bank Loan that is a First Lien Bank Loan, a portion of which is, in effect, subject to superpriority rights of other lenders following an event of default (such portion, a “second out” portion). The Borrower’s investment in the second out portion shall be treated as a Unitranche Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement.

“Value” means, with respect to any Portfolio Investment, the lower of:

(i) the most recent internal market value as determined pursuant to Section 5.12(b)(ii)(C) and

(ii) the most recent external market value as determined pursuant to Section 5.12(b)(ii)(A) and (B).

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and accrued interest on each Loan and all fees payable hereunder (other than Unasserted Contingent Obligations) have been paid in full and all Letters of Credit have expired, been terminated, Cash Collateralized or backstopped and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.
Indebtedness. Subject to the last sentence of this Section 6.01, the Borrower will not, nor will it permit any of the Subsidiary Guarantors to, create, incur, assume or permit to exist any Indebtedness, except:
(a)
Indebtedness created hereunder or under any other Loan Document;
(b)
Secured Longer-Term Indebtedness and Unsecured Longer-Term Indebtedness so long as (i) no Default exists at the time of the incurrence thereof, (ii) the aggregate amount of such Secured Longer-Term Indebtedness and Unsecured Longer-Term Indebtedness, taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Sections 6.07(c) and (d), and (iii) prior to and immediately after giving effect to the incurrence of any Secured Longer-Term Indebtedness, the Covered Debt Amount does not or would not exceed the Borrowing Base then in effect;

(c)
Other Permitted Indebtedness;
(d)
Guarantees of Indebtedness of any Obligor otherwise permitted ~~hereunder~~under this Section 6.01;
(e)
Indebtedness of any Obligor owing to any other Obligor or, if such Indebtedness is subject to subordination terms and conditions that are satisfactory to the Administrative Agent, any other Subsidiary of the Borrower;
(f)
Indebtedness of Financing Subsidiaries;
(g)
repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;
(h)
obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;
(i)
Secured Shorter-Term Indebtedness so long as (i) no Default exists at the time of the incurrence thereof, (ii) the aggregate amount (determined at the time of the incurrence of such Indebtedness) of such Indebtedness does not exceed the greater of (A) $20,000,000 and (B) 5% of Shareholders’ Equity, (iii) the aggregate amount of such Indebtedness, taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Sections 6.07(c) and (d), and (iv) prior to and immediately after giving effect to the incurrence of any such Indebtedness, the Covered Debt Amount does not or would not exceed the Borrowing Base then in effect;
(j)
obligations (including Guarantees) in respect of Standard Securitization Undertakings;
(k)
Permitted SBIC Guarantees;
(l)
Indebtedness incurred pursuant to the ~~2024 Notes, the~~ 2026 Notes, the 2028 Notes or the 2029 Notes, so long as such Indebtedness is not secured by any assets of any Obligor;
(m)
Unsecured Shorter-Term Indebtedness (other than Special Unsecured Indebtedness that would otherwise constitute Unsecured Shorter-Term Indebtedness) so long as (i) no Default exists at the time of the incurrence thereof, (ii) the aggregate amount (determined at the time of the incurrence of such Indebtedness) of such Indebtedness does not exceed $500,000,000, (iii) the aggregate amount (determined at the time of the incurrence of such Indebtedness) of such Indebtedness, taken together with then-outstanding Special Unsecured Indebtedness incurred pursuant to Section 6.01(n), does not exceed $1,000,000,000, (iv) the aggregate amount of such Indebtedness, taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Sections 6.07(c) and (d), and (v) prior to and immediately after giving effect to the incurrence of any such Indebtedness, the Covered Debt Amount does not or would not exceed the Borrowing Base then in effect;
(n)
Special Unsecured Indebtedness so long as (i) no Default exists at the time of the incurrence thereof, (ii) the aggregate amount (determined at the time of the incurrence of such

Indebtedness) of such Indebtedness does not exceed $1,000,000,000, (iii) the aggregate amount (determined at the time of the incurrence of such Indebtedness) of such Indebtedness, taken together with then-outstanding Unsecured Shorter-Term Indebtedness incurred pursuant to Section 6.01(m), does not exceed $1,000,000,000, (iv) the aggregate amount of such Indebtedness, taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Sections 6.07(c) and (d), and (v) prior to and immediately after giving effect to the incurrence of any such Indebtedness, the Covered Debt Amount does not or would not exceed the Borrowing Base then in effect; and
(o)
other Indebtedness not to exceed the greater of (i) $25,000,000 and (ii) 5% of Shareholders’ Equity at any time outstanding.
SECTION 6.02.
Liens. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except:
(a)
any Lien on any property or asset of the Borrower existing on the ~~Original~~Seventeenth Amendment Effective Date and set forth in Part B of Schedule 3.11; provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of the Subsidiary Guarantors (other than proceeds thereof of accessions thereto), and (ii) any such Lien shall secure only those obligations which it secures on the ~~Original~~Seventeenth Amendment Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except to the extent not prohibited hereunder;
(b)
Liens created pursuant to this Agreement (including Section 2.19) or any of the Security Documents (including Liens in favor of the Designated Indebtedness Holders (as defined in the Guarantee and Security Agreement));
(c)
Liens on the assets of a Financing Subsidiary securing obligations of such Financing Subsidiary;
(d)
Liens on Special Equity Interests included in the Portfolio Investments of the Borrower but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01;
(e)
Liens securing Indebtedness or other obligations in an aggregate principal amount not exceeding the greater of (i) $25,000,000 and (ii) 5% of Shareholders’ Equity at any one time outstanding (which may cover Portfolio Investments, but only to the extent released from, or otherwise not covered by, the Lien in favor of the Collateral Agent pursuant to Section 10.03 of the Guarantee and Security Agreement), so long as at the time of incurrence of such Indebtedness or other obligations, the aggregate outstanding principal amount of Indebtedness permitted under clauses (a), (b), (i), (m) and (n) of Section 6.01, does not exceed the lesser of (i) the Borrowing Base and (ii) the amount required to comply with the provisions of Sections 6.07(c) and (d);
(f)
Permitted Liens;
(g)
Liens on Equity Interests in any SBIC Subsidiary created in favor of the SBA;

(h)
[Reserved];
(i)
(x) Liens securing Hedging Agreements permitted under Section 6.04(c) and not otherwise permitted under clause (b) above in an aggregate amount not to exceed $15,000,000 at any time and (y) Liens incurred in connection with any Hedging Agreement either entered into with a Lender (or an Affiliate of a Lender) on an uncleared basis or cleared through a Lender (or Affiliate of a Lender) as futures commission merchant in the ordinary course of business and not for speculative purposes (it being understood that such Lien shall continue to be permitted pursuant to this sub-clause (y) even if such Lender has assigned all of its Loans and other interests in this Agreement and thus has ceased to be a Lender hereunder); provided that in no event shall any Obligor be permitted to create, incur or assume any Lien pursuant to this clause (i) or increase the aggregate amount of collateral securing any Liens previously permitted under this clause (i) unless both before and after giving effect to the creation, incurrence or assumption of such Lien or such increase in the aggregate amount of collateral securing such Lien the Covered Debt Amount does not exceed the Borrowing Base (after giving effect to the exclusion of all such collateral from the Borrowing Base); and
(j)
Liens securing repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities.
SECTION 6.03.
Fundamental Changes. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets, whether now owned or hereafter acquired, but excluding (x) assets (other than Portfolio Investments) sold or disposed of in the ordinary course of business (including to make expenditures of cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries) and (y) subject to the provisions of clauses (d) and (e) below, Portfolio Investments.

Notwithstanding the foregoing provisions of this Section:

(a)
any Subsidiary Guarantor of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving entity;
(b)
any Subsidiary Guarantor of the Borrower may sell, lease, transfer (including a deemed transfer resulting from a division or plan of division) or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c)
the capital stock of any Subsidiary of the Borrower may be sold, transferred (including a deemed transfer resulting from a division or plan of division) or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;
(d)
the Obligors may sell, transfer (including a deemed transfer resulting from a division or plan of division) or otherwise dispose of Portfolio Investments (other than to a Subsidiary that is not a Subsidiary Guarantor) so long as after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness or any other Indebtedness that is included in the Covered Debt Amount at such time) the Covered Debt Amount does not exceed the Borrowing Base;
(e)
the Obligors may sell, transfer (including a deemed transfer resulting from a division or plan of division) or otherwise dispose of Portfolio Investments to a Subsidiary that is not a Subsidiary Guarantor so long as (i) after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness or any other Indebtedness that is included in the Covered Debt Amount at such time) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect and (ii) either (x) the amount by which the Borrowing Base exceeds the Covered Debt Amount immediately prior to such release is not diminished as a result of such release or (y) the Borrowing Base immediately after giving effect to such release is at least 110% of the Covered Debt Amount;
(f)
the Borrower may merge or consolidate with, or acquire all or substantially all of the assets of, any other Person so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii) at the time thereof and after giving effect thereto, no Default shall have occurred or be continuing;
(g)
the Borrower and each of the Subsidiary Guarantors may sell, lease, transfer (including a deemed transfer resulting from a division or plan of division) or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $5,000,000 in any fiscal year; and
(h)
the Borrower and each of the Subsidiary Guarantors may dissolve or liquidate (i) any Immaterial Subsidiary or (ii) any other Subsidiary so long as, with respect to this clause (ii), (A) in connection with such dissolution or liquidation, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to an Obligor and (B) such dissolution or liquidation is not materially adverse to the Lenders and the Borrower determines in good faith that such dissolution or liquidation is in its best interests.
SECTION 6.04.
Investments. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, acquire, make or enter into, or hold, any Investments except:
(a)
operating deposit accounts with banks;
(b)
Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c)
Hedging Agreements entered into in the ordinary course of the Borrower’s financial planning and not for speculative purposes;
(d)
Portfolio Investments by the Borrower and its Subsidiaries to the extent such Portfolio Investments are permitted under the Investment Company Act and the Borrower’s Investment Policies as in effect as of the date such Portfolio Investments are acquired;
(e)
Investments in ~~Financing~~ Subsidiaries that are not Subsidiary Guarantors so long as, (i) after giving effect to such Investment, the Covered Debt Amount does not exceed the Borrowing Base and (ii) the sum of (x) all Investments in Subsidiaries that are not Subsidiary Guarantors under this clause (e) that occur after the Extended Commitment Termination Date and (y) all Investments under clause (f) below that occur after the Extended Commitment Termination Date, shall not exceed $10,000,000 in the aggregate;
(f)
additional Investments up to but not exceeding $15,000,000 in the aggregate; provided that the sum of (x) all Investments under this clause (f) that occur after the Extended Commitment Termination Date and (y) all Investments under clause (e) above that occur after the Extended Commitment Termination Date, shall not exceed $10,000,000 in the aggregate;
(g)
Investments in Cash and Cash Equivalents;
(h)
Investments described on Schedule 3.12(b);
(i)
Investments by a Financing Subsidiary; and
(j)
Investments in the form of Guarantees permitted pursuant to Section 6.01.

For purposes of clause (f) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; provided that in no event shall the aggregate amount of such Investment be deemed to be less than zero; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

SECTION 6.05.
Restricted Payments. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and pay:
(a)
dividends with respect to the capital stock of the Borrower payable solely in additional shares of the Borrower’s common stock;
(b)
dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in any taxable year of the Borrower in amounts not to exceed the amount that is determined in good faith by the Borrower to be required to (i) maintain the status of the Borrower as a RIC, and (ii) avoid federal excise taxes for such taxable year imposed by Section 4982 of the Code;
(c)
dividends and distributions in each case in cash or other property (excluding for this purpose the Borrower’s common stock) in addition to the dividends and distributions permitted under the foregoing clauses (a) and (b), so long as on the date of such Restricted Payment and after giving effect thereto:
(i)
no Default shall have occurred and be continuing or would result therefrom; and
(ii)
the aggregate amount of Restricted Payments made during any taxable year of the Borrower after the date hereof under this clause (c) shall not exceed the difference of (x) an amount equal to 10% of the taxable income of the Borrower for such taxable year determined under section 852(b)(2) of the Code, but without regard to subparagraphs (A), (B) or (D) thereof, minus (y) the amount, if any, by which dividends and distributions made during such taxable year pursuant to the foregoing clause (b) (whether in respect of such taxable year or the previous taxable year) based upon the Borrower’s estimate of taxable income exceeded the actual amounts specified in subclauses (i) and (ii) of such foregoing clause (b) for such taxable year.
(d)
other Restricted Payments so long as on the date of such other Restricted Payment and after giving effect thereto (x) the Covered Debt Amount does not exceed 90% of the Borrowing Base and (y) no Default shall have occurred and be continuing or would result therefrom.

Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary Guarantor.

SECTION 6.06.
Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries (other than Financing Subsidiaries) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property to the Borrower by any Subsidiary; provided that the foregoing shall not apply to (i) indentures, agreements, instruments or other arrangements pertaining to other Indebtedness permitted hereby (provided that such restrictions would not adversely affect the exercise of rights or remedies of the Administrative Agent or the Lenders hereunder or under the Security Documents or restrict any Subsidiary in any manner from performing its obligations under the Loan Documents) and (ii) indentures, agreements, instruments or other arrangements pertaining to any lease, sale or other disposition of any asset permitted by this Agreement or any Lien permitted by this Agreement on such asset so long as the applicable restrictions only apply to the assets subject to such lease, sale, other disposition or Lien.
SECTION 6.07.
Certain Financial Covenants.
(a)
Minimum Shareholders’ Equity. The Borrower will not permit Shareholders’ Equity at the last day of any fiscal quarter of the Borrower to be less than $650,000,000 plus 25%

of the net proceeds of the sale of Equity Interests by the Borrower and its Subsidiaries after the Fifteenth Amendment Effective Date (other than proceeds of sales of Equity Interests by and among the Borrower and its Subsidiaries).
(b)
[Reserved].
(c)
Borrower Asset Coverage Ratio. The Borrower will not permit the Borrower Asset Coverage Ratio at the last day of any fiscal quarter of the Borrower to be less than 2.00 to 1 at any time.
(d)
Consolidated Asset Coverage Ratio. The Borrower will not permit the Consolidated Asset Coverage Ratio at the last day of any fiscal quarter of the Borrower to be less than 1.50 to 1 at any time.
SECTION 6.08.
Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (a) transactions at prices and on terms and conditions not materially less favorable to the Borrower or such Subsidiary (other than a SBIC Subsidiary) than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (c) Restricted Payments permitted by Section 6.05, (d) the Affiliate Agreements and the transactions provided in the Affiliate Agreements, (e) transactions described on Schedule 6.08, (f) any Investment that results in the creation of an Affiliate or (g) transactions between or among the Obligors and any SBIC Subsidiary or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of an Obligor at prices and on terms and conditions, taken as a whole, not materially less favorable to the Obligors than could be obtained at the time on an arm’s-length basis from unrelated third parties.
SECTION 6.09.
Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries (other than Immaterial Subsidiaries) to, engage to any material extent in any business other than in accordance with its Investment Policies. The Borrower will not, nor will it permit any of its Subsidiaries to amend or modify the Investment Policies (other than a Permitted Policy Amendment).
SECTION 6.10.
No Further Negative Pledge. The Borrower will not, and will not permit any of the Subsidiary Guarantors to, enter into any agreement, instrument, deed or lease which prohibits or limits in any material respect the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement, the other Loan Documents and documents with respect to Indebtedness permitted under Section 6.01(b), (i), (m) or (n); (b) covenants in documents creating Liens permitted by Section 6.02 (including covenants with respect to the Designated Indebtedness Obligations or Designated Indebtedness Holders under (and, in each case, as defined in) the Security Documents) prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; (d) any such agreement that imposes restrictions on investments or other interests in Financing Subsidiaries (but no other assets of any Obligor); and (e) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement.
SECTION 6.11.
Modifications of Longer-Term Indebtedness Documents. The Borrower will not consent to any modification, supplement or waiver of:
(a)
any of the provisions of any agreement, instrument or other document evidencing or relating to any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Secured Longer-Term Indebtedness” and “Unsecured Longer-Term Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, unless (i) in the case of Secured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Secured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Secured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Secured Shorter-Term Indebtedness” for all purposes of this Agreement) and (ii) in the case of Unsecured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Unsecured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Unsecured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Unsecured Shorter-Term Indebtedness” for all purposes of this Agreement); or
(b)
any of the Affiliate Agreements, unless such modification, supplement or waiver is not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties, in each case, without the prior consent of the Administrative Agent (with the approval of the Required Lenders).
SECTION 6.12.
Payments of Longer-Term Indebtedness, the ~~2024 Notes, the~~ 2026 Notes, the 2028 Notes and the 2029 Notes. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Secured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness, Special Unsecured Indebtedness, the ~~2024 Notes, the~~ 2026 Notes, the 2028 Notes or the 2029 Notes (other than the refinancing of Secured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness, Special Unsecured Indebtedness, the ~~2024 Notes, the~~ 2026 Notes, the 2028 Notes or the 2029 Notes with Indebtedness permitted under Section 6.01), except for
(a)
regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness (it being understood that: (w) the conversion features into Permitted Equity Interests under convertible notes; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; and (y) any cash payment on account of interest or expenses on such convertible notes made by the Borrower in respect of such triggering and/or settlement thereof shall be permitted under this clause (a));
(b)
so long as no Default shall exist or be continuing, any payment that, if treated as a Restricted Payment for purposes of Section 6.05(d), would be permitted to be made pursuant to the provisions set forth in Section 6.05(d);
(c)
voluntary payments or prepayments of Secured Longer-Term Indebtedness, so long as both before and after giving effect to such voluntary payment or prepayment (i) the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.07 and (ii) no Default shall exist or be continuing;
(d)
mandatory payments, required prepayments or mandatory redemptions of any other convertible notes constituting Unsecured Longer-Term Indebtedness or Special Unsecured Indebtedness in Cash (including any cash payment elected to be paid in connection with the settlement by the Borrower of any conversion at the option of any holder of convertible notes pursuant to the conversion features thereunder), the ~~2023 Notes, the 2024 Notes, the~~ 2026 Notes, the 2028 Notes and the 2029 Notes so long as both before and after giving effect to such payment (i) no Event of Default shall exist or be continuing and (ii) the Covered Debt Amount does not exceed the Borrowing Base; and
(e)
payments or prepayments of Secured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness or Special Unsecured Indebtedness solely from the proceeds of any issuance of Equity Interests, so long as both before and after giving effect to such payment (i) no Default shall exist or be continuing and (ii) the Covered Debt Amount does not exceed the Borrowing Base.

Notwithstanding anything herein to the contrary, in no event shall any Obligor be permitted to prepay or settle (whether as a result of a mandatory redemption, conversion or otherwise) any such Indebtedness if, immediately after giving effect thereto, the Covered Debt Amount would exceed the Borrowing Base.

SECTION 6.13.
Accounting Changes. The Borrower will not, nor will it permit any of its Subsidiaries to, make any change in (a) accounting policies or reporting practices, except as permitted under GAAP or required by law or rule or regulation of any Governmental Authority, or (b) its fiscal year.
SECTION 6.14.
SBIC Guarantee. The Borrower will not, nor will it permit any of its Subsidiaries to, cause or permit the occurrence of any event or condition that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a)
the Borrower shall (i) fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as required by Section 2.09(a) on the Extended Commitment Termination Date or as required by Section 2.20(b) on the date so required;
(b)
the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more Business Days;
(c)
any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect and such failure shall continue unremedied for a period of ten (10) or more Business Days after the earlier of the Borrower obtaining actual knowledge thereof or receiving notice thereof from the Administrative Agent (given at the request of any Lender);
(d)
the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.03 (with respect to the Borrower’s existence) or Sections 5.08(a) and (b) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Sections 3 and 7 of the Guarantee and Security Agreement or (ii) Sections 5.01 (d) and (e) or Section 5.02 and such failure shall continue unremedied for a period of five (5) or more days after notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower;
(e)
a Borrowing Base Deficiency shall occur and continue unremedied for a period of five or more Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency pursuant to Section 5.01(e); provided that it shall not be an Event of Default hereunder if the Borrower shall present the Administrative Agent with a reasonably feasible plan acceptable to the Administrative Agent in its sole discretion to enable such Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall include the five (5) Business Days permitted for delivery of such plan), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period;
(f)
the Borrower or any Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d), (e) or (s) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;
(g)
the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account any applicable grace period;
(h)
any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or shall continue unremedied for any applicable period of time sufficient to enable or permit the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (for the avoidance of doubt, other than as permitted under Section 6.12 and that is not a result of a breach, default or other violation or failure in respect of such Material Indebtedness by the Borrower or any of its Subsidiaries after giving effect to any applicable grace period); provided that this clause (h) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (2) convertible debt that becomes due as a result of a conversion or redemption event, other than as a result of an “event of default” (as defined in the documents governing such convertible Material Indebtedness);
(i)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;
(j)
the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(k)
the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(l)
one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) to enforce any such judgment;
(m)
an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(n)
a Change in Control shall occur;
(o)
the Borrower shall cease to be managed by the External Manager or an Affiliate thereof;
(p)
if, prior to the Extended Final Maturity Date, both of the principals of the External Manager (who initially will be Alan Waxman and ~~Joshua Easterly~~Bo Stanley) fail to remain actively involved in the investment activities of the Borrower and the other investment vehicles managed by TSSP Management Holdings, L.P. and its Affiliates; provided that the External Manager is permitted at any time to replace any person designated as a “principal” with a senior professional selected by the External Manager so long as such replacement has either been approved by a majority of the Borrower’s independent directors or by a majority of the Borrower’s shareholders;
(q)
the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments, not be valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents) except to the extent that any such loss of perfection results from the failure of the Collateral Agent to maintain possession of the certificates representing the securities pledged under the Loan Documents; provided that, with respect to any Liens created by the Security Documents that are perfected by the filing of a UCC financing statement, if such default is as a result of any action of the Administrative Agent or the Collateral Agent or a failure of the Administrative Agent or the Collateral Agent to take any action that it has agreed to take pursuant to this Agreement or the Guarantee and Security Agreement, then there shall be no Default or Event of Default hereunder unless such default shall continue unremedied for a period of ten (10) consecutive Business Days after such Borrower receives written notice of such default thereof from the Administrative Agent unless the continuance thereof is a result of a failure of the Administrative Agent or the Collateral Agent to take an action that it has agreed to take pursuant to this Agreement or the Guarantee and Security Agreement;
(r)
except for expiration in accordance with its terms, any of the Loan Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by the Borrower or any other Obligor;
(s)
the Obligors shall at any time, without the consent of the Required Lenders fail to comply with the covenant contained in Section 5.11, and such failure shall continue unremedied for a period of 30 or more days after the earlier of notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower or knowledge thereof by a Financial Officer; or
(t)
the Borrower or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent or Lenders with LC Exposure representing more than 50% of the total LC Exposure demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Letter of Credit Collateral Account cash in an amount equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of this Article.

ARTICLE VIII

THE ADMINISTRATIVE AGENT
SECTION 8.01.
Appointment of the Administrative Agent. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Collateral Agent as its agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Collateral Agent shall be a third-party beneficiary of this Section 8.01 and shall have all of the rights, benefits and privileges of a third-party beneficiary, including an independent right of action to enforce such rights, benefits and privileges directly, without the consent or joinder of any other Person.
SECTION 8.02.
Capacity as Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
SECTION 8.03.
Limitation of Duties; Exculpation. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own fraud, gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 8.04.
Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05.
Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with fraud, gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 8.06.
Resignation; Successor Administrative Agent. The Administrative Agent may resign by providing not less than thirty (30) days advance written notice to the Lenders, the Issuing Banks and the Borrower. Upon any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (or, if an Event of Default has occurred and is continuing in consultation with the Borrower), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective at the end of such thirty (30) day period (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Any resignation by Truist as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and a Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

SECTION 8.07.
Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Administrative Agent shall have no responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

Each Lender, by delivering its signature page to this Agreement or any Assignment and Assumption and funding any Loan shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent, Required Lenders or Lenders.

SECTION 8.08.
Modifications to Loan Documents. Except as otherwise provided in Section 2.22 or Section 9.02(b) or (c) of this Agreement or the Security Documents with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower), to direct the Collateral Agent under the Guarantee and Security Agreement, subject to any applicable requirements under Section 10.03 of the Guarantee and Security Agreement, (v) to release any Subsidiary Guarantor (and any property of such Subsidiary Guarantor) from its guarantee obligations to the extent it may be released in accordance with Section 10.03(f) of the Guarantee and Security Agreement, (w) to release any Lien covering property that is the subject of either a Disposition of property (including, without limitation, any property subject to a participation or repurchase transaction) permitted hereunder or a Disposition to which the Required Lenders have consented, (x) for the avoidance of doubt, execute and deliver agreements, instruments and other documents reasonably requested by the Borrower to implement collateral sharing with respect to Secured Longer-Term Indebtedness and Secured Shorter-Term Indebtedness, (y) following the (i) cancellation, expiration or termination of any commitment to extend credit or issue Letters of Credit under this Agreement or any other Loan Document, (ii) final payment in full of all principal of and interest on each Loan, any LC Disbursements, any fees and any other amounts then due and owing under this Agreement or any other Loan Document and (iii) termination of this Agreement, to release all Liens and guarantees by Obligors, and (z) to allocate the Liens created under the Security Documents to any Designated Indebtedness Obligations or Hedging Agreement Obligations (as such terms are defined in the Guarantee and Security agreement) in accordance with the Guarantee and Security Agreement; provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security (~~except~~excluding (x) any such increase pursuant to a Commitment Increase under Section 2.08(e) or (y) in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder in accordance with the Guarantee and Security Agreement), or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral.
SECTION 8.09.
Erroneous Payments.
(a)
If the Administrative Agent notifies a Lender, an Issuing Bank or any Person who has received funds on behalf of a Lender or an Issuing Bank (any such Lender, Issuing Bank or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated (or earmarked) by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)
Without limiting immediately preceding clause (a), each Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)
(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.09(b).
(c)
Each Lender or Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. So long as any sale of Loans complies with the terms of Section 9.04(b), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Bank under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Revolving Credit Exposure or other obligations owed by the Borrower or any other Obligor; provided that this Section 8.09(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Borrower or any other Obligor relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clause shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Obligor for the purpose of making payment in respect of the Credit Exposure.
(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation ~~waiver of~~ any defense based on “discharge for value” or any similar doctrine.
(g)
Each party’s obligations, agreements and waivers under this Section 8.09 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.

ARTICLE IX

MISCELLANEOUS
SECTION 9.01.
Notices; Electronic Communications.
(a)
Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or electronic communication, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)
if to the Borrower, to it at:

Sixth Street Specialty Lending, Inc.
888 Seventh Avenue, 41st Floor
New York, New York 10019
Attention: Ian Simmonds
Telecopy Number:
Telephone:

(ii)
if to the Administrative Agent or Truist, in its capacity as a Swingline Lender, to it at:

Truist Bank
3333 Peachtree Road, 8th Floor
Atlanta, Georgia 30326
Attention: Hays Wood
Telecopy Number:

with a copy to:

Truist Bank
303 Peachtree Street, NE, 25th Floor
Atlanta, GA 30308
Attention: Karen Weich
Email:
Telecopy Number:

(iii)
if to Truist, in its capacity as Issuing Bank, to it at:

Truist Bank
303 Peachtree Street, NE, 25th Floor
Atlanta, GA 30308
Attention: Karen Weich
Email: Telecopy Number:

(iv)
if to JPMorgan Chase Bank, N.A., in its capacity as a Swingline Lender and an Issuing Bank:

JPMorgan Chase Bank, N.A.

Ground floor, 1st to 6th floors, Platina 3, Kodbis, Floor 03

Bengaluru, 560 103, India

Attention: Sneha Machani

Telecopy Number:

(v)
if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)
Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Section 2.06 if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(i)
Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Each party hereto understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the fraud, willful misconduct or gross negligence of Administrative Agent, any Lender or their respective Related Parties, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Platform and any electronic communications media approved by the Administrative Agent as provided herein are provided “as is” and “as available”. None of the Administrative Agent or its Related Parties warrant the accuracy, adequacy, or completeness of such media or the Platform and each expressly disclaims liability for errors or omissions in the Platform and such media. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Administrative Agent and any of its Related Parties in connection with the Platform or the electronic communications media approved by the Administrative Agent as provided for herein.

(c)
Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to the Borrower, its Subsidiaries or their Securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.
(d)
Documents to be Delivered under Sections 5.01 and 5.12(a). For so long as an Intralinks™ or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Sections 5.01 and 5.12(a) by delivering one hard copy thereof to the Administrative Agent and either an electronic copy or a notice identifying the website where such information is located for posting by the Administrative Agent on Intralinks™ or such equivalent website; provided that the Administrative Agent shall have no responsibility to maintain access to Intralinks™ or an equivalent website.
SECTION 9.02.
Waivers; Amendments.
(a)
No Deemed Waivers Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, Swingline Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Swingline Lender, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)
Amendments to this Agreement. Except as provided in Section 2.22, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:
(i)
increase the Commitment of any Lender without the written consent of such Lender,
(ii)
reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii)
postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv)
change Section 2.10(e) or Section 2.17(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender affected thereby, ~~or~~
(v)
contractually subordinate the payment priority of the Credit Agreement Obligations (as defined in the Guarantee and Security Agreement) or contractually subordinate the Liens granted to the Collateral Agent (for the benefit of the Secured Parties (as defined in the Guarantee and Security Agreement)) in the Collateral, without the written consent of each affected Lender, in each case, except in connection with a transaction permitted by Section 6.01 and Section 6.02 as in effect on the Seventeenth Amendment Effective Date; provided that any “debtor-in-possession” facility (or similar facility under applicable law) shall not be restricted by this clause (v), or
(vi)
~~(v)~~ change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender affected thereby;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lenders hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lenders, as the case may be and (y) the consent of Lenders holding not less than two-thirds of the Revolving Credit Exposure and unused Commitments will be required (A) for any adverse change affecting the provisions of this Agreement relating to the determination of the Borrowing Base (excluding changes to the provisions of Section 5.12(b)(ii)(E) and (F), but including changes to the provisions of Section 5.12(c)(ii) and the definitions set forth in Section 5.13), and (B) for any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents.

Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification. Anything in this Agreement to the contrary notwithstanding, this Agreement may be amended by the Borrower with the consent of the Administrative Agent and any Non-Extending Lender (but without the consent of the Required Lenders) for the sole purpose of extending the Commitments of such Non-Extending Lender so that such Non-Extending Lender becomes an Extending Lender hereunder.

(c)
Amendments to Security Documents. No Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens thereof be spread to secure any additional obligations (including any increase in Loans hereunder, but excluding any such increase pursuant to a Commitment Increase under Section 2.08(e) to an amount not greater than permitted by Section 2.08(e)(i)(B)) except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders, except that no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, (x) to release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented, (y) to release any Lien and/or guarantee obligation in accordance with the Guarantee and Security Agreement and (z) to release (and to acknowledge the release of) all Liens and guarantees of Obligors upon the termination of this Agreement (including in connection with a complete refinancing); provided that, (i) without the written consent of each Lender, no such agreement shall release all or substantially all of the Obligors from their respective obligations under the Security Documents and (ii) without the written consent of each Lender, no such agreement shall release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby, or release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder.
(d)
Replacement of Non-Consenting Lender. If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by this Section 9.02, the consent of the Required Lenders shall have been obtained but the consent of one or more Lenders (each a “Non-Consenting Lender”) whose consent is required for such proposed change, waiver, discharge or termination is not obtained, then (so long as no Event of Default has occurred and is continuing) the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 2.18(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.
(e)
If the Administrative Agent and the Borrower, acting together, identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to this Agreement.
SECTION 9.03.
Expenses; Indemnity; Damage Waiver.
(a)
Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit by such Issuing Bank or any demand for payment thereunder, (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender, including the reasonable and documented fees, charges and disbursements of one outside counsel for the Administrative Agent, each Issuing Bank and each Swingline Lender as well as one outside counsel for the Lenders and additional counsel should any conflict of interest arise, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iv) and all documented costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.
(b)
Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Joint Lead Arranger, each Issuing Bank, each Swingline Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of one outside counsel for all Indemnitees (and, if reasonably necessary, of one local counsel in any relevant jurisdiction for all Indemnitees) unless, in the reasonable opinion of an Indemnitee, representation of all Indemnitees by such counsel would be inappropriate due to the existence of an actual or potential conflict of interest) in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity, whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and laws, statutes, rules or regulations relating to environmental, occupational safety and health or land use matters), on common law or equitable cause or on contract or otherwise and related expenses or disbursements of any kind (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.16), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of; in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, Swingline Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether brought by the Borrower or a third party and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, willful misconduct or gross negligence of such Indemnitee or its Related Parties, (B) result from the settlement of any such claim, investigation, litigation or other proceedings described in clause (iii) above unless the Borrower has consented to such settlement (which consent shall not be unreasonably withheld, delayed or conditioned (provided that nothing in this clause (B) shall restrict the right of any person to settle any claim for which it has waived its right of indemnity by the Borrower)) or (C) result from disputes solely among Indemnitees and not involving any act or omission of an Obligor or any of its Affiliates (other than any dispute against the Administrative Agent in its capacity as such). Notwithstanding the foregoing, it is understood and agreed that indemnification for Taxes is subject to the provisions of Section 2.16.

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the obligations of the Borrower under the preceding provisions of this subsection.

(c)
Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the applicable Issuing Bank or the applicable Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or the applicable Swingline Lender in its capacity as such.
(d)
Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of; this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this

Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent caused by the fraud, willful misconduct or gross negligence of such Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(e)
Payments. All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04.
Successors and Assigns.
(a)
Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Assignments by Lenders.
(i)
Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees (other than natural persons (or a holding company, investments vehicle, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person) or any Defaulting Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and LC Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)
the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if any Event of Default has occurred and is continuing, any other assignee; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
(B)
the Administrative Agent, each Swingline Lender and each Issuing Bank: provided that no consent of the Administrative Agent, the Swingline Lenders or the Issuing Banks shall be required for an assignment by a Lender to an Affiliate of such Lender.
(ii)
Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A)
except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure of a Class, the amount of the Commitment or Loans and LC Exposure of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)
each partial assignment of any Class of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments, Loans and LC Exposure;
(C)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of U.S. $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender), for which the Borrower and the Subsidiary Guarantors shall not be obligated;
(D)
the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(E)
the assignee shall deliver to the Borrower and the Administrative Agent those documents specified in Section 2.16(f).
(iii)
Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. Notwithstanding anything to the contrary herein, in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions set forth in Section 9.04(b)(ii) or otherwise, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the Applicable Percentage of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, each Issuing Bank, each Swingline Lender and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Applicable Percentage of all Loans and participations in Letters of Credit and Swingline Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)
Maintenance of Registers by Administrative Agent. The Administrative Agent, acting for this purpose as ~~an~~a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)
Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e)
Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.14 (or any other increased costs protection provision), 2.15 or 2.16. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (f) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f)
Participations. Any Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), sell participations to one or more banks or other entities (other than natural persons (or a holding company, investments vehicle, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person)) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it); provided that (i) the consent of the Borrower shall not be required (x) if such Participant does not have the right to receive any non-public information that may be provided pursuant to this Agreement (and the Lender selling such participation agrees with the Borrower at the time of the sale of such participation that it will not deliver such non-public information to the Participant) or (y) for a participation to a Lender or an Affiliate of a Lender or so long as an Event of Default has occurred and is continuing, (ii) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, and (v) the Borrower shall be deemed to have consented to any such participation unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Sections 2.14, 2.15 or 2.16, with respect to any participation, than its participating Lenders would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation; provided, further, that no Participant shall be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation granted to such Participant and such Participant shall have complied with the requirements of Section 2.16 as if such Participant is a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each Participant’s interest in the loans or other obligations under the Loan Documents~~)~~  (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any other information relating to a Participant’s interest in any commitments, loans, letters of credit or is other obligations under any Loan Document) to any person except to the extent that such disclosures are necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)
Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with paragraphs (e) and (f) of Section 2.16 as though it were a Lender and in the case of a Participant claiming exemption for portfolio interest under Section 871(h) or 881(c) of the Code, the applicable Lender shall provide the Borrower with satisfactory evidence that the participation is in registered form and shall permit the Borrower to review such register as reasonably needed for the Borrower to comply with its obligations under applicable laws and regulations.
(h)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(i)
No Assignments to the Borrower or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.
SECTION 9.05.
Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination, Cash Collateralization or backstop of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.
Counterparts; Integration; Effectiveness; Electronic Execution.
(a)
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)
Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.07.
Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.
Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time (with the prior consent of the Administrative Agent or the Required Lenders), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Sections 2.17(d) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the amounts owing to such Defaulting Lender hereunder as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.09.
Governing Law; Jurisdiction; Etc.
(a)
Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)
Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
(c)
Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Service of Process. Each party to this Agreement (i) irrevocably consents to service of process in the manner provided for notices in Section 9.01 and (ii) agrees that service as provided in the manner provided for notices in Section 9.01 is sufficient to confer personal jurisdiction over such party in any proceeding in any court and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS. THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.
Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency. the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.
SECTION 9.12.
Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.13.
Treatment of Certain Information; No Fiduciary Duty; Confidentiality.
(a)
Treatment of Certain Information; No Fiduciary Duty; No Conflicts. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Each Lender shall use all information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, in connection with providing services to the Borrower. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower or any of its Subsidiaries, their stockholders and/or their affiliates. The Borrower, on behalf of itself and each of its Subsidiaries, agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower or any of its Subsidiaries, its stockholders or its affiliates, on the other. The Borrower and each of its Subsidiaries each acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and its Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any of its Subsidiaries, any of their stockholders or affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any of its Subsidiaries, their stockholders or their affiliates on other matters) or any other obligation to the Borrower or any of its Subsidiaries except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or any of its Subsidiaries, their management, stockholders, creditors or any other Person. The Borrower and each of its Subsidiaries each acknowledge and agree that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower and each of its Subsidiaries each agree that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or any of its Subsidiaries, in connection with such transaction or the process leading thereto.
(b)
Confidentiality. Each of the Administrative Agent, the Lenders, the Swingline Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower, (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (ix) on a confidential basis to (x) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided hereunder. In addition, subject to an agreement containing provisions substantially the same as those of this Section 9.13(b), the Administrative Agent and each Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration or servicing of this Agreement, the other Loan Documents and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the

Administrative Agent any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of Information received from the Borrower or any of its Subsidiaries after the date hereof; such Information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14.
USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, each other Obligor and each designee of a Letter of Credit, which information includes the name and address of the Borrower, each other Obligor and each designee of a Letter of Credit and other information that will allow such Lender to identify Borrower, each other Obligor and each designee of a Letter of Credit in accordance with said Act.
SECTION 9.15.
~~Effect of Amendment and Restatement of the Existing Credit Agreement~~[Reserved]~~. On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the obligations for principal, interest or fees of the Borrower under the Existing Credit Agreement as in effect immediately prior to the Effective Date and which remain outstanding; and (b) except for any of the Borrower’s obligations under the Existing Credit Agreement which are expressly contemplated to be repaid on the Effective Date and to the extent are in fact so repaid, the obligations of the Borrower under the Existing Credit Agreement (as amended and restated hereby and which are on and after the date hereof subject to the terms herein) are in all respects continuing, and shall continue to be secured as provided in the Security Documents.~~

.

SECTION 9.16.
[Reserved]
SECTION 9.17.
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.18.
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Joint Lead Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) or otherwise of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) clause (i) in the immediately preceding paragraph (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding paragraph (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Joint Lead Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that none of the Administrative Agent, the Joint Lead Arrangers, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
SECTION 9.19.
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 9.19, the following terms have the following meanings:
(i)
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)
(ii) “Covered Entity” means any of the following:
(A)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(B)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(C)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
SECTION 9.20.
Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.